                                  EXHIBIT 2.01

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                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF SHARE EXCHANGE
                 AND AGREEMENTS TO ASSIGN PARTNERSHIP INTERESTS
                                  BY AND AMONG

                           THE HILLHAVEN CORPORATION

                             NATIONWIDE CARE, INC.
                          PHILLIPPE ENTERPRISES, INC.
                      MEADOWVALE SKILLED CARE CENTER, INC.
                                      AND

                             SPECIFIED PARTNERS OF
                              CAMELOT CARE CENTERS
                             EVERGREEN WOODS, LTD.
                                      AND

                             SHANGRI-LA PARTNERSHIP

                                  DATED AS OF

                               FEBRUARY 27, 1995

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                               TABLE OF CONTENTS

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Preliminary Statement...................................................................    1
Terms and Conditions....................................................................    2

ARTICLE I         The Share Exchanges...................................................    2

SECTION 1.1.      Share Exchanges.......................................................    2
SECTION 1.2.      Effective Time of Share Exchanges.....................................    2
SECTION 1.3.      Other Actions.........................................................    2

ARTICLE II        Corporate Governance..................................................    3

SECTION 2.1.      [Intentionally Omitted]...............................................    3
SECTION 2.2.      Directors and Officers................................................    3

ARTICLE III       Exchange of Shares; Assignment of Partnership

                  Interests; Prepayment of Subordinated Notes and
                  Redemption of Preferred Stock.........................................    3
SECTION 3.1.      Effect of Share Exchanges.............................................    3
SECTION 3.2.      Consideration for Share Exchanges.....................................    3
SECTION 3.3.      Escrow................................................................    3
SECTION 3.4.      Surrender and Payment for the Target Common Shares....................    4
SECTION 3.5.      Redemption of Nationwide Subordinated Notes and Nationwide Preferred
                  Stock.................................................................    5

ARTICLE IV        Representations and Warranties of Corporate Targets and Partners......    5

SECTION 4.1.      Organization; Power...................................................    5
SECTION 4.2.      Capital Stock.........................................................    5
SECTION 4.3.      Authority; No Violation...............................................    6
SECTION 4.4.      Consents and Approvals................................................    6
SECTION 4.5.      Transactions with Certain Persons.....................................    6
SECTION 4.6.      Books and Records.....................................................    7
SECTION 4.7.      Financial Statements..................................................    7
SECTION 4.8.      Absence of Undisclosed Liabilities....................................    7
SECTION 4.9.      Actions Pending.......................................................    7
SECTION 4.10.     Outstanding Debt and Related Matters..................................    7
SECTION 4.11.     Tax Matters...........................................................    7
SECTION 4.12.     Absence of Changes or Events..........................................    8
SECTION 4.13.     Compliance with Laws; No Default......................................    9


SECTION 4.14.     Property..............................................................    9
SECTION 4.15.     Contracts.............................................................   10
SECTION 4.16.     Licenses and Permits..................................................   11
SECTION 4.17.     Proprietary Information...............................................   11
SECTION 4.18.     Title to Assets and Related Matters...................................   11
SECTION 4.19.     Environmental Matters.................................................   11
SECTION 4.20.     Labor Relations; Employees............................................   12
SECTION 4.21.     Employee Benefit Plans................................................   12
SECTION 4.22.     Insurance.............................................................   13
SECTION 4.23.     Life Care Contracts...................................................   13
SECTION 4.24.     Survey Reports........................................................   13

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SECTION 4.25.     Payment Programs......................................................   13
SECTION 4.26.     Gratuitous Payments...................................................   14
SECTION 4.27.     Brokers' or Finders' Fees.............................................   14
SECTION 4.28.     Disclosure............................................................   14
SECTION 4.29.     Tax Representations...................................................   15
SECTION 4.30.     Representations and Warranties as of Date Hereof;
                  No Other Representations and Warranties...............................   15

ARTICLE V         Representations and Warranties of Acquiror............................   15

SECTION 5.1.      Organization; Power...................................................   15
SECTION 5.2.      Capital Stock.........................................................   15
SECTION 5.3.      Authority; No Violation; Etc..........................................   15
SECTION 5.4.      Consents and Approvals................................................   16
SECTION 5.5.      Reports...............................................................   16
SECTION 5.6.      Due Authorization of Shares...........................................   16
SECTION 5.7.      Compliance with Laws; No Default or Litigation........................   16
SECTION 5.8.      Tax Representations...................................................   17
SECTION 5.9.      Brokers' or Finders' Fees.............................................   17
SECTION 5.10.     Representations and Warranties as of Date Hereof......................   17

ARTICLE VI        Certain Pre-Closing Covenants of the Targets..........................   17

SECTION 6.1.      Maintenance of Corporate Status.......................................   17
SECTION 6.2.      No Change in Capitalization...........................................   17
SECTION 6.3.      Shareholders Meetings.................................................   17
SECTION 6.4.      Operation of the Business.............................................   17
SECTION 6.5.      Other Offers..........................................................   18
SECTION 6.6.      Compliance with the Securities Act; Affiliates........................   18
SECTION 6.7.      Taxes.................................................................   18
SECTION 6.8.      Access; Review........................................................   19
SECTION 6.9.      Insurance.............................................................   19
SECTION 6.10.     Monthly Financial Statements..........................................   19
SECTION 6.11.     Approvals, Notices and Consents.......................................   19
SECTION 6.12.     The Targets' Actions; Supplements to Representations and Warranties...   19
SECTION 6.13.     Notice of Material Adverse Change.....................................   20
SECTION 6.14.     Pooling...............................................................   20
SECTION 6.15.     Tax Statements........................................................   20
SECTION 6.16.     Cooperation...........................................................   20
SECTION 6.17.     Nationwide to Use Its Best Efforts to Terminate Option................   20

ARTICLE VII       Certain Pre-Closing Covenants of Acquiror.............................   20

SECTION 7.1.      Required Consents and Approvals.......................................   20
SECTION 7.2.      Pre-transaction Notification..........................................   20
SECTION 7.3.      Registration Statement; NYSE Listing..................................   20
SECTION 7.4.      Notice of Material Adverse Change.....................................   20
SECTION 7.5.      Pooling Actions.......................................................   21
SECTION 7.6.      Pooling Letter........................................................   21

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SECTION 7.7.      Tax Statements........................................................   21
SECTION 7.8.      Environmental Surveys.................................................   21
SECTION 7.9.      Cooperation...........................................................   21

ARTICLE VIII      Conditions Precedent to the Performance of Acquiror...................   21

SECTION 8.1.      Accuracy of Representations and Warranties of the Targets.............   21
SECTION 8.2.      Compliance............................................................   21
SECTION 8.3.      Approval..............................................................   21
SECTION 8.4.      HSR Act Approval......................................................   21
SECTION 8.5.      Authorizations........................................................   21
SECTION 8.6.      Litigation............................................................   22
SECTION 8.7.      No Material Adverse Change............................................   22
SECTION 8.8.      Closing Deliveries....................................................   22
SECTION 8.9.      Dissenters' Rights....................................................   22
SECTION 8.10.     Pooling Letter........................................................   22
SECTION 8.11.     Exercise of Warrants..................................................   22
SECTION 8.12.     Tax Opinions..........................................................   22
SECTION 8.13.     Lease Extensions......................................................   22
SECTION 8.14.     Option Termination....................................................   22

ARTICLE IX        Conditions Precedent to Performance of the Corporate Targets and
                  Partners..............................................................   22

SECTION 9.1.      Accuracy of Representations and Warranties of Acquiror................   22
SECTION 9.2.      Compliance............................................................   22
SECTION 9.3.      Corporate Approval....................................................   23
SECTION 9.4.      Authorizations........................................................   23
SECTION 9.5.      Registration Statement................................................   23
SECTION 9.6.      Litigation............................................................   23
SECTION 9.7.      No Material Adverse Change............................................   23
SECTION 9.8.      HSR Act Waiting Periods...............................................   23
SECTION 9.9.      Closing Deliveries....................................................   23
SECTION 9.10.     Tax Opinions..........................................................   23
SECTION 9.11.     Release of Guarantees.................................................   23

ARTICLE X         Termination...........................................................   24

SECTION 10.1.     Termination by Mutual Agreement.......................................   24
SECTION 10.2.     Termination by Acquiror...............................................   24
SECTION 10.3.     Termination by the Corporate Targets and Partners.....................   24

ARTICLE XI        Additional Agreements.................................................   24

SECTION 11.1.     Confidentiality.......................................................   24
SECTION 11.2.     Employee Benefit Matters..............................................   24
SECTION 11.3.     Agreements Respecting Meadowvale......................................   24
SECTION 11.4.     Preservation of Tax-Free Reorganization Treatment.....................   25
SECTION 11.5.     Publication of Financial Results......................................   25
SECTION 11.6.     The Shangri-La Partners...............................................   25

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ARTICLE XII       The Closing...........................................................   25

SECTION 12.1.     Time and Place........................................................   25
SECTION 12.2.     Deliveries to Acquiror at the Closing.................................   25
SECTION 12.3.     Deliveries to the Targets at the Closing..............................   26

ARTICLE XIII      Indemnification.......................................................   26

SECTION 13.1.     Indemnification of Acquiror...........................................   26
SECTION 13.2.     Threshold and Maximum Amounts.........................................   27
SECTION 13.3.     Survival of Indemnification Obligations...............................   27

ARTICLE XIV       Supplemental Indemnification..........................................   28

SECTION 14.1.     Supplemental Indemnification of Acquiror..............................   28
SECTION 14.2.     Maximum Amounts.......................................................   28
SECTION 14.3.     Survival of Indemnification Obligations...............................   28

ARTICLE XV        Miscellaneous Provisions..............................................   28

SECTION 15.1.     Survival of Representations and Warranties............................   28
SECTION 15.2.     Definition of Knowledge...............................................   28
SECTION 15.3.     Counterparts..........................................................   29
SECTION 15.4.     Entire Agreement......................................................   29
SECTION 15.5.     Exhibits and Schedules................................................   29
SECTION 15.6.     Parties in Interest...................................................   29
SECTION 15.7.     Expenses..............................................................   29
SECTION 15.8.     Gender................................................................   29
SECTION 15.9.     Governing Law.........................................................   29
SECTION 15.10.    Headings..............................................................   29
SECTION 15.11.    Modification and Waiver...............................................   29
SECTION 15.12.    Notices...............................................................   29
SECTION 15.13.    Press Releases........................................................   30
SECTION 15.14.    Rights of Parties.....................................................   30
SECTION 15.15.    Successors............................................................   30
SECTION 15.16.    Intent; Construction..................................................   30
SECTION 15.17.    Release...............................................................   31

                              AMENDED AND RESTATED
                    AGREEMENT AND PLAN OF SHARE EXCHANGE AND
                   AGREEMENTS TO ASSIGN PARTNERSHIP INTERESTS

     This Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests (the "Agreement") dated as of the 27th day of February, 1995, is by and among The Hillhaven Corporation, a Nevada Corporation ("Acquiror"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to herein as the "Corporate Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), (subject to Section 11.6 hereof) the partners of Shangri-La Partnership, an Indiana general partnership ("Shangri-La") and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot, Shangri-La and Evergreen are collectively referred to herein as the "Partnership Targets"; the partners of Camelot and Shangri-La and the limited partners of Evergreen are collectively referred to herein as the "Partners"; the interests in the Partnerships held by the Partners are collectively referred to herein as the "Partnership Interests"). The Corporate Targets and the Partnership Targets are collectively referred to herein as the "Targets."

                             PRELIMINARY STATEMENT

     Acquiror and its subsidiaries operate nursing centers, pharmacies and retirement housing communities. Nationwide and its subsidiaries operate long-term health care centers located in Indiana, Ohio and Florida. Dr. Thomas
E. Phillippe, Sr. and Thomas E. Phillippe, Jr. (the "Phillippes") are the majority owners of Nationwide. Shangri-La, which is owned by the Phillippes and two other parties, owns an 81-bed long term care health care facility. PEI is wholly-owned by the Phillippes and owns a 90 bed assisted living center in Florida managed by Nationwide. Meadowvale is owned by certain relatives of the Phillippes. Meadowvale owns a 120 bed long-term care center in Indiana leased by Nationwide. Each of Camelot and Evergreen operates long term care facilities. Nationwide owns in excess of 95% of the Partnership Interests of Camelot and Evergreen.

     The capital structure of Acquiror consists of 60 million authorized shares of Common Stock, par value $0.75 per share, of which approximately 32,824,863 are outstanding (the "Acquiror Common Shares"); 25 million authorized shares of preferred stock, par value $0.15 per share, of which the following series have been designated: 3 million authorized shares of Series A Preferred Stock, of which no shares are outstanding; 950 authorized shares of Series B Convertible Preferred Stock, of which 618 shares have been designated as Subseries 1, of which no shares are outstanding; 35,000 authorized shares of Series C Preferred Stock, all of which are outstanding; and 300,000 authorized shares of Series D Preferred Stock, of which approximately 63,403 shares are outstanding. The capital structure of Nationwide consists of 48,000,000 authorized shares of Common Stock, without par value, of which 7,431,458 shares are issued and outstanding (the "Nationwide Voting Common"); 2,000,000 authorized shares of Nonvoting Common Stock, without par value, of which 76,592 shares are issued and outstanding (the "Nationwide Nonvoting Common")(the Nationwide Voting Common and the Nationwide Nonvoting Common are collectively referred to herein as the "Nationwide Common Shares"); and 2,000,000 authorized shares of Preferred Stock, without par value, of which 300,000 shares of Redeemable Preferred Stock are issued and outstanding (the "Nationwide Preferred Stock"). Nationwide also has outstanding warrants to purchase 987,188 shares of Nationwide Nonvoting Common (the "Nationwide Warrants"), which will be exercised prior to the Closing (as defined in Section 12.1). The capital structure of PEI consists of 10,000 authorized shares of Common Stock, without par value, of which 2,000 are issued and outstanding (the "PEI Common Shares"). The capital structure of Meadowvale consists of 3,000 authorized shares of Common Stock, without par value, of which 3,000 are issued and outstanding (the "Meadowvale Common Shares"). The Nationwide Common Shares, PEI Common Shares and Meadowvale Common Shares are collectively referred to herein as the "Target Common Shares." Nationwide owns substantially all of each of the Partnerships, except that Shangri-La is controlled by the Phillippes. The ownership of the Partnerships is as set forth in Section 1 of the statement of disclosure delivered by the

Corporate Targets and the Partners to Acquiror in connection with the execution of this Agreement (the "Disclosure Statement").

     The parties to this Agreement previously had executed an Agreement and Plan of Merger and Agreements to Assign Partnership Interests, dated as of February 27, 1995 (the "Original Agreement"). Subsequent to execution of the Original Agreement, the parties determined to restructure the acquisitions of the Corporate Targets in the form of statutory share exchanges, whereby all of the outstanding common stock of each of the Corporate Targets would be exchanged for Acquiror Common Shares (the "Share Exchanges"), so that the transactions contemplated thereby would be treated as a "reorganization" within the meaning of Sections 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties to the Original Agreement have therefore executed this Agreement to amend and restate the Original Agreement. The Board of Directors of Acquiror deems the Share Exchanges pursuant to the terms of this Agreement desirable and in the best interests of Acquiror. The Board of Directors of each of the Corporate Targets deems each respective Share Exchange desirable and in the best interests of the respective Corporate Target. The Board of Directors of Acquiror has, by resolutions duly adopted, approved this Agreement. The Board of Directors of each of the Corporate Targets has, by resolutions duly adopted, approved this Agreement. The question of approval of each of the Share Exchanges will be submitted to the shareholders of each of the respective Corporate Targets. In connection with this Agreement, the Phillippes have agreed to approve the Share Exchanges. Each of the Partners deems the assignment of his, her or its Partnership Interests to be desirable and in his, her or its best interest and, where appropriate, has approved such assignment.

     It is intended that the Share Exchanges shall qualify for treatment as "poolings of interests" transactions.

                              TERMS AND CONDITIONS

     In consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and intending to be legally bound thereby, the parties agree to amend and restate the Original Agreement in its entirety as follows.

                                   ARTICLE I

                              THE SHARE EXCHANGES

     SECTION 1.1. Share Exchanges. Upon the terms and subject to the satisfaction of the conditions precedent contained in this Agreement, each of the shareholders of the Corporate Targets shall exchange their respective Target Common Shares for Acquiror Common Shares. The Share Exchanges shall be effected pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law (the "BCL") and the Nevada General Corporation Law (the "NCL").

     SECTION 1.2. Effective Time of Share Exchanges. If (a) all of the conditions precedent to the Share Exchanges as set forth in Article VIII and
Article IX of this Agreement are satisfied or waived, and (b) this Agreement is not terminated prior to the Closing (as permitted by the provisions of this Agreement, then as soon as reasonably practicable following the Closing, Acquiror and the Corporate Targets shall cause Articles of Share Exchange conforming to the requirements of the BCL and the NCL (the "Articles of Share Exchange") to be filed with the Secretary of State of the State of Indiana (the "Indiana Secretary of State") and the Secretary of State of the State of Nevada (the "Nevada Secretary of State") with respect to each of the Share Exchanges, in the manner provided under the BCL and the NCL. The Share Exchanges shall become effective as of 12:01 a.m., Eastern Standard Time, on the date following the date of such filing of the Articles of Share Exchange (the "Effective Time").

     SECTION 1.3. Other Actions. If after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Acquiror shall have the authority to take that action.

                                   ARTICLE II

                              CORPORATE GOVERNANCE

     SECTION 2.1. [Intentionally Omitted].

     SECTION 2.2. Directors and Officers. The persons set forth in Schedule 2.2 shall become the directors and officers, respectively, of each of the Corporate Targets at the Effective Time, to serve until their successors shall have been elected or appointed and qualified in the manner provided in their respective Articles of Incorporation and Bylaws, or as otherwise provided by law.

                                  ARTICLE III

            EXCHANGE OF SHARES; ASSIGNMENT OF PARTNERSHIP INTERESTS; PREPAYMENT OF SUBORDINATED NOTES AND REDEMPTION OF PREFERRED STOCK

     SECTION 3.1. Effect of Share Exchanges. At the Effective Time, each of the Target Common Shares will be exchanged for Acquiror Common Shares as provided in this Agreement, and the former holders of Target Common Shares will be entitled only to the exchange rights provided in this Agreement.

     SECTION 3.2. Consideration for Share Exchanges.

     (a) As of the Effective Time, the Target Common Shares issued and outstanding immediately prior to the Effective Time shall be exchanged for the number of Acquiror Common Shares as set forth in Schedule 3.2 (subject to adjustment as described in Section 3.2(c), below) to this Agreement. At the Closing, the Partners of the Partnerships (except Nationwide) shall assign to Nationwide, free and clear of all liens, security interests and encumbrances, their Partnership Interests and shall receive in exchange the number of Acquiror Common Shares as is set forth in Schedule 3.2 (subject to adjustment as described in Section 3.2(c), below). The total consideration to be received by holders of the Target Common Shares and by the Partners of the Partnerships in connection with the transactions contemplated herein is referred to herein as the "Exchange Consideration."

     (b) The Exchange Consideration shall consist of five million (5,000,000) Acquiror Common Shares, provided that the average closing price of one Acquiror Common Share as reported on the New York Stock Exchange ("NYSE") for the ten
(10) trading days immediately preceding the Closing Date (the "Trading Price") is greater than or equal to Twenty-Four Dollars ($24.00). If the Trading Price is less than Twenty-Four Dollars ($24.00), the Exchange Consideration shall consist of the number (the "Consideration Number") of Acquiror Common Shares equal to the quotient of (i) One Hundred Twenty Million Dollars ($120,000,000), divided by the Trading Price; provided, however, that the Consideration Number shall not be greater than five and one-half million (5,500,000) Acquiror Common Shares.

     (c) The allocation of Acquiror Common Shares among the Corporate Targets and the Partners set forth in Schedule 3.2 shall be determined assuming that the Exchange Consideration consists of five million (5,000,000) Acquiror Common Shares. In the event of an adjustment in the Exchange Consideration as provided in Section 3.2(b), above, the number of Acquiror Common Shares to be received in exchange for each Target Common Share and each Partnership Interest, respectively, shall be multiplied by a fraction, the numerator of which is the number of Acquiror Common Shares which comprise the Exchange Consideration as adjusted pursuant to Section 3.2(b), above, and the denominator of which is five million (5,000,000).

     SECTION 3.3. Escrow. As security for, and as the sole source for satisfaction of, the indemnification obligations provided for in Article XIII (except as provided in the proviso to Section 13.2(b) hereof), ten percent (10%) of the number of Acquiror Common Shares received by the shareholders of the Corporate Targets and the Partners that comprise the Exchange Consideration shall be transferred by the shareholders of the Corporate Targets and the Partners to and held by Bank One, Indianapolis, N.A., as escrow agent, in escrow for the period and in accordance with the other terms, conditions and procedures set forth in the Escrow Agreement attached hereto as Exhibit 3.3(a) (the "Escrow"). In addition, as security for the indemnification obligations provided for in Article XIV, five percent (5%) of the number of Acquiror Common

Shares received by the shareholders of the Corporate Targets and the Partners that comprise the Exchange Consideration shall be transferred by the shareholders of Nationwide to and held by Bank One, Indianapolis, N.A., as escrow agent, in escrow for the period and in accordance with the other terms, conditions and procedures set forth in the Supplemental Escrow Agreement attached hereto as Exhibit 3.3(b) (the "Supplemental Escrow"); provided that the Acquiror Common Shares to be delivered to the Supplemental Escrow shall be deducted pro rata solely from the Acquiror Common Shares to be delivered to the shareholders of Nationwide.

     SECTION 3.4. Surrender and Payment for the Target Common Shares.

     (a) At the Closing, each holder of Target Common Shares shall deliver to Acquiror each certificate (a "Certificate") for such shares held of record by such holder. Risk of loss and title to the Certificates shall pass upon delivery of the certificates to Acquiror. At the Closing, each Partner shall deliver to Acquiror such documents and instruments agreed to by Acquiror and the Partners. Promptly following the Effective Time, Acquiror shall deliver to (i) each holder so delivering his, her or its Certificate(s) or assigning his, her or its Partnership Interest in exchange therefor the Acquiror Common Shares such holder would be entitled to receive under Section 3.2, less such Acquiror Common Shares to be escrowed pursuant to Section 3.3 and (ii) the Escrow and the Supplemental Escrow, the balance of the Acquiror Common Shares otherwise deliverable pursuant to Sections 3.2 and 3.3.

     (b) No certificates or scrip representing fractional Acquiror Common Shares shall be issued in the Share Exchanges or in connection with the assignment of the Partnership Interests and no holder of any such fractional share interest shall be entitled to vote, to receive any dividends or other distributions paid or declared on Acquiror Common Shares, or to exercise any other rights as a shareholder of Acquiror with respect to such fractional share interest.

     (c) Each holder of Target Common Shares as of the Effective Time shall be entitled to receive the applicable Exchange Consideration upon surrender to the Acquiror of the Certificates representing the Target Common Shares owned by the shareholder. Each Partner shall be entitled to receive the consideration specified in Section 3.2 upon execution and delivery of such documents and instruments to be agreed to by Acquiror and the Partners.

     (d) In the event that any Certificate representing Target Common Shares is lost, stolen or destroyed, Acquiror may require as a condition to the payment of the Exchange Consideration with respect to such Target Common Shares pursuant to this Agreement that the holder of such Target Common Shares execute such affidavits and indemnities as Acquiror shall reasonably require.

     (e) In the event a dividend or other distribution is declared by Acquiror on the Acquiror Common Shares the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all Acquiror Common Shares issuable pursuant to this Agreement; provided that no dividend or other distribution declared or made on the Acquiror Common Shares shall be paid to the holder of any unsurrendered Certificate with respect to the Acquiror Common Shares (including those Acquiror Common Shares deliverable into the Escrow or the Supplemental Escrow) represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this
Section 3.4; and provided further that no holder of any unsurrendered Certificate shall have any rights (including voting rights, if applicable) with respect to Acquiror Common Shares (including those Acquiror Common Shares deliverable into the Escrow or the Supplemental Escrow) represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 3.4.

     (f) If, after the Effective Time, Certificates are presented to Acquiror, they shall be exchanged for the Exchange Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 3.4.

     (g) Following the Effective Time, if Certificates previously representing Target Common Shares are not delivered to Acquiror or the payment of Exchange Consideration therefor is not claimed prior to the date on which such payments would otherwise escheat or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Acquiror (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither Acquiror nor any other person shall be liable to any former holder of Target Common Shares for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     SECTION 3.5. Redemption of Nationwide Subordinated Notes and Nationwide Preferred Stock. At the Closing, the Subordinated Notes of Nationwide, as set forth on Schedule 3.5 (the "Nationwide Subordinated Notes") shall be prepaid by Acquiror, in accordance with the terms thereof; provided, however, that no "Additional Premium" (as that term is defined in that certain Subordinated Note Purchase Agreement dated as of July 27, 1993 between Nationwide and Continental Bank, N.A.) shall be incurred in connection with the prepayment of the Nationwide Subordinated Notes. At the Closing, the Nationwide Preferred Stock shall be redeemed by Nationwide, in accordance with the terms thereof.

                                   ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF CORPORATE TARGETS AND PARTNERS

     For purposes of this Article IV, each of the representations and warranties of the Corporate Targets shall be deemed to have been made with respect to the Corporate Targets and their respective subsidiaries. As a material inducement to Acquiror to enter into this Agreement and to consummate the transactions contemplated hereby, the Corporate Targets and the Partners jointly and severally represent and warrant to Acquiror that:

     SECTION 4.1. Organization; Power. Each of the Corporate Targets is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Corporate Targets is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction, if any, in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified. Each business entity in which any of the Targets owns an equity interest, together with such entity's jurisdiction of organization and such Target's percentage ownership interest therein and the states in which the Targets and each such entity are qualified as a foreign corporation or otherwise are listed in Section 4.1 of the Disclosure Statement. Each of the Corporate Targets has all requisite corporate power and authority to own, lease and operate its business as it is now being conducted, and to enter into, execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to comply with and fulfill the terms and conditions hereof. Each of the Corporate Targets has delivered to Acquiror
(a) true and complete copies of its Articles of Incorporation, as may be amended or restated, certified by the Indiana Secretary of State, (b) Certificates of Existence issued by the Indiana Secretary of State and by any other state in which it is qualified to do business and (c) a copy of its Bylaws, as currently in effect, certified as true and complete by the respective Corporate Target's Secretary. Each of the Partnerships has been duly formed under the laws of its jurisdiction of formation. Each of the Partnerships is duly qualified to do business in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified. Each of the Partners has all requisite power and authority to enter into, execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to comply with and fulfill the terms and conditions hereof. The Partners have delivered to Acquiror true and complete copies of the partnership agreements of each of the Partnerships.

     SECTION 4.2. Capital Stock. The authorized capital stock of each of the Corporate Targets is as set forth in the Preliminary Statement of this Agreement. All issued and outstanding Common Shares of each Corporate Target are validly issued and outstanding, fully paid and nonassessable. Except as set forth in Section 4.2 of the Disclosure Statement, there are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which any of the Corporate Targets are or may become obligated to issue any Target Common Shares or other securities of any of the Corporate Targets. Except as set forth in Section 4.2 of the Disclosure Statement, there are not outstanding any agreements or commitments pursuant to which any of the Corporate Targets are or may become obligated to purchase or redeem any of the Target Common Shares or other securities. The ownership of the Partnerships is as set forth in Section 1 of the Disclosure Statement.

     SECTION 4.3. Authority; No Violation.

     (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of the Corporate Targets and the Partners. This Agreement is a valid and binding obligation of each of the Corporate Targets and the Partners, enforceable against each of them in accordance with its terms and conditions, except as the enforcement hereof may be limited by bankruptcy, insolvency, moratorium or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (b) Except as set forth in Section 4.3 of the Disclosure Statement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by each of the Corporate Targets and the Partners with any of the provisions hereof, will:

          (i) conflict with, violate, result in a breach of, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any provision of the Articles of Incorporation, Bylaws or partnership agreements of any of the Targets, or any of the terms, conditions or provisions of any note, lien, bond, mortgage, indenture, license, lease, contract, commitment, agreement, understanding, arrangement, restriction or other instrument or obligation to which any of the Corporate Targets or Partners is a party or by which any of the Corporate Targets or Partners may be bound;

          (ii) violate any law, rule or regulation of any government or governmental agency or body, or any judgment, order, writ, injunction or decree of any court, administrative agency or governmental agency or body applicable to any of the Targets; or

          (iii) constitute an event that, with or without notice, lapse of time or action by a third party, could result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Targets or cause the maturity of any liability, obligation or debt of any of the Targets to be accelerated or increased.

     SECTION 4.4. Consents and Approvals. Except in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), the Securities Act of 1933, as amended ("Securities Act"), the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the shareholders of each of the Corporate Targets under the BCL and as set forth in
Section 4.4 of the Disclosure Statement, the execution, delivery and performance of this Agreement by each of the Corporate Targets and the Partners, and the consummation of the transactions contemplated hereby, will not require any notice to, action of, filing with, or consent, authorization, order or approval from any court, administrative agency or other governmental authority or agency, or any individual, corporation, partnership, joint venture, association, firm, organization, group or any other entity or enterprise. Any and all notices, actions, filings, consents, authorizations, orders and approvals necessary to consummate the transactions contemplated by this Agreement shall have been made and obtained on or prior to and shall be in effect as of the Effective Time.

     SECTION 4.5. Transactions with Certain Persons. Except as set forth in
Section 4.5 of the Disclosure Statement, during the past two years no Target has, directly or indirectly, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services (except with respect to remuneration for services rendered as a director, officer or employee of any of the Targets in the ordinary course of business) to, any current or former director, officer, employee or consultant of any of the Targets, any person who is the beneficial owner (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 5% or more of the outstanding Target Common Shares or any "affiliate" of any of the Targets as defined in Rule 12b-2 under the Exchange Act (individually an "Affiliate"). None of the Targets owes any amount to, or has any contract with or commitment to, any Affiliate (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and no such Affiliate owes any amount to any of the Targets. No properties or assets owned by any Affiliate or by any subsidiary or affiliate of any Affiliate is used by any of the Targets in connection with their respective businesses. No Affiliate is or during the past three years has been the direct or indirect owner of any interest in any entity that is a competitor or supplier or a potential competitor or supplier of any of the Targets, nor does any Affiliate receive or has any Affiliate received income from any source other than the Targets that relates to the business of the Targets or should properly accrue to the Targets.

     SECTION 4.6. Books and Records. The minute books of each of the Corporate Targets as previously made available to Acquiror contain accurate records of all meetings of and corporate actions or written consents by the respective Board of Directors, any committee thereof, and the shareholders of each of the Corporate Targets. There have been no material transactions involving the business of any of the Corporate Targets that should have been set forth in the respective books of account, minute book, stock record book or stock transfer ledger, but which have not been accurately set forth therein.

     SECTION 4.7. Financial Statements. True and complete copies of the consolidated balance sheets of Nationwide as of September 30, 1994 and 1993, and the related statements of income, other shareholders' equity and cash flows for the years then ended, as audited by Ernst & Young LLP, Certified Public Accountants, (collectively, the "Audited Financial Statements") and the unaudited consolidated balance sheets of the Targets as of December 31, 1994 and 1993, and the related statements of income for the year and, in the case of Nationwide, the three months then ended (the "Unaudited Financial Statements"), are set forth in Section 4.7 of the Disclosure Statement. The Audited Financial Statements and the Unaudited Financial Statements (collectively the "Financial Statements") (including any related schedules and/or notes) present fairly in all material respects, the financial position of the Targets at the dates thereof and the results of their operations and their cash flows for the periods then ended, in conformity with generally accepted accounting principles.

     SECTION 4.8. Absence of Undisclosed Liabilities. Except as set forth or reserved against on the face of the balance sheets of any of the Targets included in the Financial Statements ("Target Balance Sheets") or in Section 4.8 of the Disclosure Statement, as of the date of the respective Target Balance Sheets, none of the Targets had any debts, liabilities or obligations of any nature whatsoever (known or unknown, matured or unmatured, absolute, accrued, fixed, contingent or otherwise, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by any Target's income, and products liability or any other liability attributable to defects in products, materials or workmanship not covered by insurance) that are required by generally accepted accounting principles to be so set forth or reserved against that are not set forth or reserved against on the Target Balance Sheets.

     SECTION 4.9. Actions Pending. Section 4.9 of the Disclosure Statement lists all actions, suits and proceedings pending, or to the knowledge of each of the Targets, threatened (whether or not purportedly brought on behalf of any of the Targets), and all investigations, to the knowledge of each of the Targets, pending or threatened, against each of the Targets, or any properties or rights of the Targets, by or before any court, arbitrator or administrative or governmental body. None of such actions, suits or proceedings, would reasonably be expected to have a material adverse effect on such Target's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

     SECTION 4.10. Outstanding Debt and Related Matters. None of the Targets has outstanding any debt except as set forth in Section 4.10 of the Disclosure Statement ("Existing Debt"). Except as set forth in Section 4.10 of the Disclosure Statement, there exists no default under the provisions of any instrument evidencing such Existing Debt or of any agreement relating thereto.
Section 4.10 of the Disclosure Statement lists all contracts or commitments of any of the Targets for the guaranty of any obligation of a third party (i.e., a party not a Target) in excess of $10,000.

     SECTION 4.11. Tax Matters.

     (a) Each of the Targets has timely filed with the Internal Revenue Service and other appropriate governmental authorities, or provided to its employees, shareholders, consultants and other persons, as the case may be, all tax returns, statements, forms or reports ("Returns") required to be filed or provided by it on or before the Closing Date. All federal, state, county, local, foreign and other taxes, including without limitation income (including gross, adjusted gross and supplemental net income taxes), receipts, sales, use, franchise, value added, excise, recording, filing, real and personal property, employees' income, unemployment, social security taxes (including withholding obligations for trust fund taxes), and all other taxes (together with all interest and penalties imposed thereon) ("Taxes"), due and payable by or on behalf of each of the Targets have been timely paid in full or timely and fully withheld and paid, as the case may be, except for Taxes being contested in good faith by appropriate proceedings as described in Section 4.11 of the Disclosure Statement. None of the Targets has been delinquent in the payment of any Tax assessment (whether proposed or final) or governmental charge or deposit of any kind or character.

     (b) All accrued but unpaid Taxes accrued for tax periods or portions thereof ending on or prior to December 31, 1994 are duly reflected as a liability or reserved against on the respective Target's Balance Sheet and each Target has established and maintained adequate reserves for Taxes for all prior tax periods.

     (c) None of the Targets (i) has any Tax deficiency or claim outstanding, proposed or assessed against it and there is no basis for any such deficiency or claim; (ii) has any audit, action, suit, proceeding or investigation for Taxes pending or threatened against it; and (iii) has received any notice that any deficiency, claim, audit, action, suit, proceeding or investigation may be made against or with respect to it. Except as described in Section 4.11 of the Disclosure Statement, during their existence none of the Targets has received any notice of any material deficiency which has not been satisfactorily resolved or other adjustment from the Internal Revenue Service or any other Taxing Authority, and, except as set forth in Section 4.11 of the Disclosure Statement, none of the Returns has been audited by the Internal Revenue Service.

     (d) Except as described in Section 4.11 of the Disclosure Statement, there is not now in force any extension of time with respect to the date on which any Return was or is due to be filed or provided by or on behalf of or with respect to any of the Targets or any waiver or agreement by any of the Targets for an extension of time for the assessment of any Tax. No election has been made to treat any of the Targets as a "collapsible corporation" under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). None of the Targets is subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any Return required to be filed with any governmental authority. Except as described in Section 4.11 of the Disclosure Statement, none of the Targets has any pending requests with any governmental authority for rulings as to payment of any Tax.

     (e) All leases have been properly reported as either "capital" leases or "true" leases, as those terms are commonly used for federal income tax purposes. None of the property owned or used by any of the Targets is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981.

     (f) There are no liens for Taxes upon any of the Targets' assets, except liens for current Taxes not yet due. Except as described in Section 4.11 of the Disclosure Statement, none of the Targets is currently under any contractual obligation to indemnify any other person with respect to Taxes and none of the Targets is a party to any agreement providing for payments with respect to Taxes. None of the Targets will be required, as a result of a change in method of accounting, to include any adjustment under Section 481(c) of the Code in any period ending after the Closing Date. Except as set forth in Section 4.11 of the Disclosure Statement, no agreement exists that may cause any payment by any of the Targets to be nondeductible in full or in part under Section 280G of the Code. Since January 1, 1990, none of the Targets has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code but Nationwide is a common parent of such an affiliated group.

     SECTION 4.12. Absence of Changes or Events. Except as set forth in Section
4.12 of the Disclosure Statement, since the most recent date of each Target Balance Sheet delivered to Acquiror (the "Bring-down Date") the business of each of the Targets has been conducted only in the ordinary course and consistent with historical practices and, since the Bring-down Date, none of the Targets has:

          (a) Declared, set aside or made any payment of dividends or other distributions to its shareholders upon or in respect of any the Target Common Shares or purchased, retired or redeemed any Target Common Shares or other securities issued by it;

          (b) Mortgaged, pledged or subjected to lien, mortgage, pledge, claim, security interest, charge, encumbrance or restriction any material portion of its tangible or intangible property, business or assets;

          (c) Sold, transferred, leased to others or otherwise disposed of any material portion of its tangible or intangible assets or properties, except for inventory sold in the ordinary course of business;

          (d) Encountered any actual or threatened labor union organizing activity or collective bargaining agreement negotiation, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or had any material change in its relationship with its employees, agents, consultants, salespersons, distributors or independent contractors;

          (e) Transferred or granted any concessions, leases, licenses, agreements or other rights with respect to or under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, service mark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

          (f) Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay, to any director, officer, employee, consultant, sales representative, distributor or independent contractor of such Targets other than normal annual increases consistent with past practice, entered into any employment contract with any officer or salaried employee, instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement, or made any loan or advance to any third party except those made pursuant to normal trade terms extended to customers;

          (g) Issued or sold any shares of its capital stock, partnership interests, bonds, notes or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any third party;

          (h) Changed its accounting methods or practices, including without limitation changes in depreciation or amortization policies or rates and in the method of accounting for inventory;

          (i) Suffered any change, event or condition that, in any case or in the aggregate, has had or may have a material adverse effect on the Target's condition (financial or otherwise), properties, assets, liabilities, operations or prospects;

          (j) Entered into any transaction, contract or commitment, other than in the ordinary course of business; or

          (k) Entered into any agreement or contract, made any commitment or otherwise obligated itself to take any of the types of action described in Subsections (a) through (j) of this Section 4.12.

     SECTION 4.13. Compliance with Laws; No Default. Except as set forth in
Section 4.13 of the Disclosure Statement, none of the Targets is in default of or has violated (nor is there any event or condition which, with notice or lapse of time or both, would constitute a default or violation of) in any respect (i) any contract, agreement, lease, consent order or other written commitment or instrument to which it is a party or by which the assets or business of any of the Targets are bound, or (ii) any law, rule, regulation, ordinance, writ, injunction, development order, permit, resolution, approval, order, decree, policy or guideline of any court or any foreign, federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation applicable laws, rules and regulations relating to environmental protection, antitrust, civil rights, health and occupational health and safety).

     SECTION 4.14. Property.

     (a) Section 4.14 of the Disclosure Statement contains (i) the street address and legal description of each parcel of all real property owned or leased from third parties by any of the Targets, including all buildings, structures and improvements located thereon ("Real Property") and (ii) a brief description of the use to which each parcel of the Real Property is being employed and/or the use for which it is currently intended.

     (b) Each of the Targets owns or leases from third parties all tools, furniture, machinery, computer hardware and software, supplies, vehicles, equipment and other items of tangible personal property that are required to conduct its business ("Personal Property").

     (c) Except as set forth in Section 4.14 of the Disclosure Certificate, the Real Property and each item of the Personal Property conforms in all material respects to applicable federal, state, local and foreign laws, regulations and ordinances, including without limitation, in the case of the Real Property, those related to zoning, use or construction, and the Real Property is zoned for the purposes for which it presently is used. The Real Property and each item of the Personal Property is in good operating condition and repair, subject to normal wear and tear, and is suitable for its intended use by the Target owning or leasing such Real Property and Personal Property.

     (d) With respect to each parcel of Real Property and each item of Personal Property that is leased from third parties ("Leased Property"), the respective Target is the owner and holder of the entire interest in the leasehold estates purported to be granted by the leases or agreements, each of which is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, enforceable in accordance with its terms. No consent of any lessor of the Leased Property is required in connection with the transactions contemplated by this Agreement, except as set forth in Schedule
4.14 of the Disclosure Certificate.

     SECTION 4.15. Contracts.

     (a) Section 4.15(a) of the Disclosure Statement lists all contracts, leases, commitments, purchase orders, work orders, agreements, consent orders and other arrangements, including all amendments thereto, to which each of the Targets is a party or is subject or by which each of the Targets, its assets, or its business is bound, that fall into one or more of the following categories ("Contracts"):

          (i) All loans, lines of credit, security agreements, guaranties or other payment obligations;

          (ii) All employment agreements, contracts, policies and commitments with or between any Target and any of its employees, directors or officers, individually or as one or more groups, including without limitation those relating to severance;

          (iii) All agreements of guaranty or indemnification;

          (iv) All agreements, contracts and commitments containing any covenant limiting the right of any Target to engage in any line of business or compete with any person;

          (v) Each agreement, contract and commitment relating to capital expenditures in excess of One Hundred Thousand Dollars ($100,000.00), or Two Hundred and Fifty Thousand Dollars ($250,000.00) in the aggregate;

          (vi) All agreements, contracts and commitments entered into that individually involve the payment of One Hundred Thousand Dollars ($100,000) or more over their remaining terms (including any period of extension or renewal) and are not cancelable within sixty (60) days or less notice;

          (vii) All agreements, contracts and commitments relating to the grant or receipt of any license or royalty;

          (viii) All agreements, contracts and commitments that require consent by any other person in connection with the consummation of the transactions contemplated by this Agreement and the Mergers either to prevent a breach or to continue the effectiveness thereof; and

          (ix) All agreements with any Affiliate of any Target.

     (b) All of the Contracts are valid and binding obligations of the respective parties thereto, enforceable in accordance with their respective terms, are in full force and effect, and Acquiror will be entitled to the full benefits thereof. Within 30 days of the date of this Agreement, the Targets will deliver to Acquiror true and complete copies of all of the Contracts. With respect to those Contracts which are substantially the same from facility to facility of the Targets, the Targets have provided to Acquiror or its counsel an example of a form of such Contracts, and such forms are substantially the same from facility to facility.

     SECTION 4.16. Licenses and Permits.

     (a) Section 4.16 of the Disclosure Statement contains a true and complete list of certificates of need, franchises, licenses, permits, certificates, approvals, resolutions, development orders, consents and other authorizations necessary to own, lease or operate each of the Target's assets or to conduct its business in compliance with applicable law ("Permits") and, with respect to each Permit, the name of the licensor or grantor, a description of the subject matter, the termination date, and the terms of any renewal options. Each of the Targets has delivered to Acquiror true and complete copies of all of its Permits.

     (b) Each of the Targets lawfully obtained and currently possesses the respective Permits and has fulfilled and performed its obligations under each of the Permits. No event has occurred and no condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any of the Permits or would allow revocation or termination of any of the Permits, or which might adversely affect the rights of any Target under any of the Permits. No notice of cancellation, of default, or of any dispute concerning any of the Permits, or of any event, condition or state of facts described in the preceding sentence, has been received by, or is known to, any Target or their respective officers, directors or employees. Except as set forth in Section 4.16 of the Disclosure Statement, each of the Permits is valid, subsisting and in full force and effect, and will continue in full force and effect after the Merger, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval or act of, or the making of any filing with, any governmental body, regulatory commission or other person.

     (c) The Permits include all applicable environmental, land use and growth management obligations required by any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality.

     SECTION 4.17. Proprietary Information. Section 4.17 of the Disclosure Statement contains a true and complete list and brief description of all Intellectual Property, directly or indirectly related to the products, services or operations of each of the Targets or necessary to use the assets or conduct the business of the Targets as presently used or conducted. Each of the Targets owns or possesses the licenses or other rights to use their respective names and all the Intellectual Property identified in Section 4.17 of the Disclosure Statement. Except as set forth in Section 4.17 of the Disclosure Statement, to its knowledge, no Target is infringing upon or otherwise acting adversely to any Intellectual Property, the rights to which are owned by any other person. There is no claim or action by any person pending or threatened, with respect thereto. For the purposes of this Agreement, "Intellectual Property" means the names "Nationwide Care" (and any and all variations thereof) and all the corporate names, trade names, trademarks, trademark applications, service marks, service mark applications, theme concepts, copyrights, copyright applications, patents, patent applications, inventions, trade secrets, shop rights, know-how, business plans and strategies, proprietary processes and formulae, data bases, telephone numbers and all other proprietary technical information, whether patentable or unpatentable, directly or indirectly related to the products, services or operations of the business or necessary to conduct the business as it is now being conducted.

     SECTION 4.18. Title to Assets and Related Matters. Each of the Targets has good, valid, marketable and insurable title to all of the assets owned by it free and clear of all mortgages, liens, pledges, charges, claims, security interests, encumbrances, easements, encroachments, limitations, restrictions, rights of third parties or other interests of any kind or character, except as set forth in Section 4.18 of the Disclosure Statement and except for liens for Taxes not yet due and payable.

     SECTION 4.19. Environmental Matters.

     (a) Except as set forth in Section 4.19 of the Disclosure Statement, all of the Real Property and all operations conducted thereon, including without limitation the respective Target's use of its assets and the Real Property, are currently in compliance with all applicable federal, state, local and foreign environmental, land use and growth management laws, regulations, rules, ordinances, permits, development orders, approvals, resolutions and orders, including all consent orders.

     (b) Except as set forth in Section 4.19 of the Disclosure Statement, with respect to the Real Property, there exists no state of affairs and to each Target's knowledge there has occurred no event that currently requires, or is currently expected to require in the future, reporting or disclosure by the Corporate Targets to any federal, state, local or foreign agency concerned with environmental protection and management or land use control or growth management.

     (c) There are no pending or threatened claims by any private parties or governmental agencies, and there are no pending or threatened judicial or administrative actions, alleging violations of any federal, state, local or foreign environmental, land use or growth management laws, regulations, rules, ordinances, permits, development orders, approvals, resolutions or orders on or connected with the Real Property, the assets or the operations conducted thereon or at any time prior to the Closing Date.

     (d) Section 4.19 of the Disclosure Statement contains a list and brief description of all written and oral communications between each of the Targets and any federal, state or local governmental authority with respect to any removal, remediation or clean-up required to be undertaken, the results of any inspection or compliance review, potential liability arising under or potential violations of the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response, Compensation and Liability Act and equivalent state and local laws, regulations, rules, ordinances and all court and administrative orders issued pursuant thereto, since January 1, 1991.

     SECTION 4.20. Labor Relations; Employees.

     (a) The Targets collectively employ approximately 4,500 employees. No Target is a party to any collective bargaining agreement with respect to its work force or any portion thereof. Except as set forth in Section 4.20 of the Disclosure Statement:

          (i) each Target has paid in full to all its employees all due and owing wages, salaries, commissions, bonuses, fringe benefit payments and all other direct and indirect compensation of any kind for all services performed by them and each of them to the date hereof;

          (ii) each Target is in compliance with (1) all federal, state, local and foreign laws, regulations, rules, ordinances and court and administrative orders dealing with employment and employment practices of any kind, (2) all of the terms and conditions of employment of any kind with respect to its business, and (3) all wages and hours requirements and regulations;

          (iii) there is no unfair labor practice, safety, health, discrimination or wage claim, charge, complaint suit, arbitration or proceeding pending or to each Target's knowledge threatened against or involving such Target before the National Labor Relations Board, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, Department of Labor or any other federal, state, local or foreign agency;

          (iv) there is no labor dispute, strike, work stoppage, interference with production or slowdown in progress or threatened against or involving such Target;

          (v) there is no question of representation under the National Labor Relations Act, as amended, or any similar state statute, pending with respect to the employees of any Target;

          (vi) there is no grievance pending or threatened which might have an adverse effect on any Target or on the conduct of its business; and

          (vii) there is no collective bargaining agreement currently being negotiated or subject to negotiation or renegotiation by any Target.

     SECTION 4.21. Employee Benefit Plans.

     (a) Except as set forth in Section 4.21 of the Disclosure Statement, no Target maintains any (i) employee welfare benefit plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or (ii) employee pension benefit plan (as defined in Section 3.(2) of

ERISA), (a) which was maintained or administered by the Target immediately prior to Closing; (b) to which the Target contributed to, or was legally obligated to contribute to immediately prior to Closing, or (c) under which the Target had any liability immediately prior to Closing, with respect to its current or former employees or independent contractors. Except as set forth in Section 4.21 of the Disclosure Statement, none of the Targets or any ERISA Affiliate is now or has been in the past obligated to contribute to any multiemployer plan (as defined in ERISA Section 3(37) or to any plan subject to Title IV of ERISA. For purposes of this Agreement, "ERISA Affiliate" means any member (other than a Target) of a group of business entities including a Target, which are treated as a single employer under Section 414 of the Code.

     (b) The only plans or arrangements maintained by any of the Targets for the benefit of current or former employees (including, without limitation, the plans referred to in paragraph (a)), are set forth in Section 4.21 of the Disclosure Statement (collectively, the "Benefit Plans"). The Targets have delivered or prior to the Closing shall deliver to Acquiror true and correct copies of each of the Benefit Plans. Each of the Benefit Plans has been established and maintained in all material respects in accordance with its terms and compliance with all applicable laws, including, but not limited to, ERISA and the Code. As of the Closing, all contributions required under applicable law or the terms of any Benefit Plan or other agreement relating to a Benefit Plan to be paid by any Target have been completely and timely made to such Benefit Plan when due, and each Target has established adequate reserves on its books to meet liabilities for contributions accrued but that have not been made because they are not yet due and payable.

     SECTION 4.22. Insurance.

     (a) Each of the Targets is insured by financially sound and reputable insurers with respect to its properties and the conduct of its businesses.

     (b) Section 4.22 of the Disclosure Statement contains (i) a true and complete list of all policies of liability, theft, fidelity, life, fire, product liability, workers' compensation, health and other forms of insurance held by the Targets and specifies the insurer, amount of coverage, type of insurance and policy number; and (ii) for the past three (3) fiscal years, an accurate description of any prior claims, any cancellation or significant increase in premiums and any pending claims under those or predecessor policies.

     (c) The policies listed in Section 4.22 of the Disclosure Statement are outstanding, in full force and effect and all premiums billed with respect to those policies have been paid. The insurance coverage provided by the policies listed in Section 4.22 of the Disclosure Statement satisfies all contractual and statutory requirements applicable to each Target, its assets or its business and is in such amounts and insures against such liabilities and hazards as is consistent with past practice and as is customarily maintained by other companies operating in similar businesses. No Target has, during the past five fiscal years, been denied or had revoked or rescinded by a carrier any policy of insurance.

     SECTION 4.23. Life Care Contracts. No Target is a party to any contract pursuant to which such Target has agreed to care for any individual for such individual's life.

     SECTION 4.24. Survey Reports. A true and complete copy of the most recent survey reports and any waivers of deficiencies, plans of correction and other investigation reports issued with respect to any facility of any Target has been delivered to Acquiror. Each facility is in compliance with all conditions and standards of licensing and participation in the Medicare and Medicaid programs.

     SECTION 4.25. Payment Programs. Each Target is now, and on the Closing Date will be, certified for participation in, and party to valid provider agreements for payment by, the federal Medicare and Medicaid programs (the "Programs"); provided, however, that Nationwide's Markle Health Care facility is not certified for participation in the Medicare program. The Targets have filed all cost reports in connection with their businesses and operations that are required to be filed with any federal or state governmental or regulatory authority (including pursuant to Titles XVIII and XIX of the Social Security
Act). A true and complete copy of all such cost reports has been provided to Acquiror. Except as set forth in Section 4.25 of the Disclosure Statement, the Targets have not received any notice of pending or threatened investigations by any Program which poses a risk to the Targets' participation in the Program or may result in any adjustments to reimbursements that have been paid, excluding survey report deficiencies that have been corrected. All billing practices by the Target to all third payors, including the federal Medicare program, state Medicaid programs and private insurance companies, have been true, fair and correct and in compliance with all applicable laws, regulations and policies of all such third payors, and the Targets have not billed for or received any payment or reimbursement in excess of amounts allowed by law, other than insignificant amounts subject to adjustment pursuant to periodic audits of cost reports submitted by the Target. Neither any Target, nor any Affiliate thereof, nor any director, officer or employee thereof, is a party to any contract, lease, agreement or arrangement, including any joint venture or consulting agreement with any physician, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business for any Target to provide services, lease space, lease equipment or engage in any other venture or activity, to the extent prohibited by law or regulations.

     SECTION 4.26. Gratuitous Payments. Neither any Target, nor any director, officer or employee, nor any agent acting on behalf of or for the benefit of any thereof, has directly or indirectly (i) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, past or present suppliers, contractors or third party payors of any Target in order to obtain business or payments from such persons, other than entertainment activities in the ordinary and lawful course of business;
(ii) given or agreed to give, or has knowledge that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractors, third party payor or any other person other than in connection with promotional or entertainment activities in the ordinary and lawful course of business; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent if either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of the United States or under the laws of any state thereof or any other jurisdiction (foreign or domestic) under which such payment, contribution or gift was made; (iv) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of its books or records for any reason; or (v) made, or agreed to make, or has knowledge that there has been made or that the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment.

     SECTION 4.27. Brokers' or Finders' Fees. No agent, broker, investment banker or other person or firm acting on behalf of the Targets or Partners or any of their directors, executive officers, or partners or under the authority of any of them, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated hereby, except for those fees or commissions set forth and described in Section 4.27 of the Disclosure Statement which the Targets shall have paid in full prior to or at the Closing, and evidence of payment for which shall have been delivered to Acquiror at the Closing.

     SECTION 4.28. Disclosure.

     (a) No representation or warranty by any Corporate Target or Partner contained in this Agreement and no statement made by any Corporate Target or Partner contained in the Disclosure Statement or any certificate or other instrument delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. All information in the Disclosure Statement or any Schedule, Exhibit or any contract delivered on behalf of the Corporate Targets and the Partners pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to have been relied upon by Acquiror and constitute representations and warranties by the Corporate Targets and the Partners herein.

     (b) None of the information supplied or to be supplied by the Targets for inclusion in the registration statement on Form S-4 or other appropriate registration form to be filed with the SEC by Acquiror in connection with the offer and issuance of the Acquiror Common Shares in or as a result of the Share Exchanges (the "Registration Statement"), will at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.29. Tax Representations. The representations and warranties by the shareholders of the Corporate Targets required under Section 6.15 shall be true, correct and complete in all respects as of the Effective Time.

     SECTION 4.30. Representations and Warranties as of Date Hereof; No Other Representations and Warranties. The representations and warranties contained in the foregoing Sections 4.1 through 4.29 inclusive are made as of the date hereof, except as otherwise expressly indicated therein. None of the Corporate Targets or Partners makes, and no party shall be entitled to rely upon, any representation or warranty as to any fact or matter other than as expressly set forth herein.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     As a material inducement to the Corporate Targets and the Partners to enter into this Agreement and to consummate the transactions contemplated hereby, Acquiror represents and warrants to the Corporate Targets and the Partners that:

     SECTION 5.1. Organization; Power. Acquiror is a corporation duly organized and validly existing under the laws of the State of Nevada, for which all required annual reports have been filed with the Nevada Secretary of State and for which no Articles of Dissolution appear as having been filed with the Nevada Secretary of State. Acquiror has all the requisite corporate power and authority to own, lease and operate its business as it is now being conducted and to enter into this Agreement, to consummate the transactions contemplated hereby, and to comply with and fulfill the terms and conditions of this Agreement.

     SECTION 5.2. Capital Stock. The authorized shares of Acquiror are as set forth in the Preliminary Statement to this Agreement. All issued and outstanding Acquiror Common Shares are validly issued and outstanding, fully paid and nonassessable.

     SECTION 5.3. Authority; No Violation; Etc.

     (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Acquiror. This Agreement is a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms and conditions, except as the enforcement hereof and thereof may be affected by bankruptcy, insolvency, moratorium or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (b) Except as set forth in Section 5.3 of the statement of disclosure delivered by the Acquiror to the Corporate Targets and the Partners in connection with the execution of this Agreement (the "Acquiror's Disclosure Statement"), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Acquiror with any of the provisions hereof, will:

          (i) conflict with, violate, result in a breach of, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any provision of the Articles of Incorporation or Bylaws of Acquiror, or any of the terms, conditions or provisions of any note, lien, bond, mortgage, indenture, license, lease, contract, commitment, agreement, understanding, arrangement, restriction or other instrument or obligation to which Acquiror is a party or by which Acquiror may be bound;

          (ii) violate any law, rule or regulation of any government or governmental agency or body, or any judgment, order, writ, injunction or decree of any court, administrative agency or governmental agency or body applicable to Acquiror; or

          (iii) constitute an event that, with or without notice, lapse of time or action by a third party, could result in the creation of any lien, charge or encumbrance upon any of the assets of Acquiror or cause the maturity of any liability, obligation or debt of Acquiror to be accelerated or increased.

     SECTION 5.4. Consents and Approvals. Except in connection with the HSR Act, the Securities Act and the Exchange Act, and as set forth in Section 5.4 of the Acquiror's Disclosure Statement, the execution, delivery and performance of this Agreement by Acquiror and the consummation of the transactions contemplated hereby will not require any notice to, action of, filing with or consent, authorization, order or approval from any court, administrative agency or other governmental authority or agency, or any individual, corporation, partnership, joint venture, association, firm, organization, group or any other entity or enterprise.

     SECTION 5.5. Reports. Acquiror has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the rules and regulations of the SEC thereunder (the "Acquiror SEC Reports"), each of which complied, at the time such form, report or document was filed, in all material respects with the then applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations thereunder. None of the Acquiror SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Acquiror included in the Acquiror SEC Reports (the "Acquiror Financial Statements") were prepared from Acquiror's books and records in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Acquiror and its consolidated subsidiaries as at the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments and any other adjustments described therein. Since the date of the last audited balance sheet in the Acquiror Financial Statements (the "Acquiror Bring Down Date"), neither Acquiror nor any of its subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except
(i) as and to the extent set forth on the audited balance sheet of the Acquiror and its subsidiaries as at the Acquiror Bring Down Date (including the notes thereto), (ii) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, (iii) as incurred after the Acquiror Bring Down Date in the ordinary course of business and consistent with past practices, (iv) as described in the Acquiror SEC Reports or (v) as would not, individually or in the aggregate, have a material adverse effect upon the business, assets or condition, financial or otherwise, of Acquiror and its subsidiaries considered as a whole. Acquiror has delivered to Nationwide all Acquiror SEC Reports filed with the SEC since January 1, 1993.

     SECTION 5.6. Due Authorization of Shares. The Acquiror Common Shares to be issued at the Closing will, when issued, be duly authorized Common Shares of Acquiror and, when delivered, will be duly and validly issued, fully paid and nonassessable and qualified for trading on the NYSE subject to notice of issuance.

     SECTION 5.7. Compliance with Laws; No Default or Litigation. Except as set forth in Section 5.7 of the Acquiror's Disclosure Statement, neither Acquiror nor any of its subsidiaries is in default of or has violated (nor is there any event or condition which, with notice or lapse of time or both, would constitute a default or violation of) in any respect, (i) any contract, agreement, lease, consent, order or other written commitment or instrument to which it is a party or by which the assets or business of any of the Acquiror or its subsidiaries are bound, or (ii) any law, rule, regulation, ordinance, writ, injunction, development order, permit, resolution, approval, order, decree, policy or guideline of any court or any foreign, federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation applicable laws, rules and regulations relating to environmental protection, antitrust, civil rights, health and occupational health and safety) except where such default or violation would not, individually or in the aggregate with all other defaults and/or violations, have a material adverse effect on the business, assets or condition, financial or otherwise, of Acquiror and its subsidiaries considered as a whole. Except as disclosed in the Acquiror Financial Statements or as set forth in Section 5.7 of the Acquiror's Disclosure Statement: neither Acquiror nor any of its subsidiaries is presently engaged in or threatened with or aware of any situation that could subject Acquiror or any of its subsidiaries (together, the "Acquiring Companies") to any litigation (including appeals of lower court decisions), arbitration, claim or other legal proceedings or governmental or any other investigation relating to the affairs of any of the Acquiring Companies or any of their properties or assets that (a) questions the validity or enforceability of this Agreement or that could prevent, hinder or delay consummation of the transactions contemplated by this Agreement or (b) would reasonably be expected to have a material adverse effect on the business, assets or condition, financial or otherwise, of Acquiror and its subsidiaries considered as a whole.

     SECTION 5.8. Tax Representations. The representations and warranties by Acquiror required under Section 7.7 shall be true, correct and complete in all respects as of the Effective Time.

     SECTION 5.9. Brokers' or Finders' Fees. Except for certain fees and expense reimbursements to be paid by Acquiror to Merrill Lynch, Pierce, Fenner & Smith, Incorporated, no agent, broker, investment banker or other person or firm acting on behalf of Acquiror or any of its directors or executive officers, or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Acquiror in connection with any of the transactions contemplated hereby.

     SECTION 5.10. Representations and Warranties as of Date Hereof. The representations and warranties contained in the foregoing Sections 5.1 through
5.9 inclusive are made as of the date hereof, except as otherwise expressly indicated therein. The Acquiror does not make, and no party shall be entitled to rely upon, any representation or warranty as to any fact or matter other than as expressly set forth herein.

                                   ARTICLE VI

                  CERTAIN PRE-CLOSING COVENANTS OF THE TARGETS

     Each of the Corporate Targets and the Partners covenants and agrees that between the date hereof and the Closing:

     SECTION 6.1. Maintenance of Corporate Status. Each of the Corporate Targets shall be maintained at all times as a corporation validly existing and in good standing under the laws of the state of its incorporation and in good standing as a foreign corporation in all states in which it is currently qualified to do business. No amendment shall be made to the Articles of Incorporation or Bylaws of any of the Corporate Targets without the prior written consent of Acquiror.

     SECTION 6.2. No Change in Capitalization. No change will be made in the number of issued and outstanding Target Common Shares, other than as a result of the exercise of outstanding warrants or options to purchase Target Common Shares in accordance with the terms of such warrants or options. No option, warrant or any other right to purchase or to convert any obligation or security into Target Common Shares will be sold, issued or granted by the Targets.

     SECTION 6.3. Shareholders Meetings. Each of the Corporate Targets shall cause a meeting of its shareholders to be duly called and held as soon as practicable following the effectiveness of the Registration Statement (but not earlier than 20 business days after the date of such effectiveness) for the purpose of voting on the approval and adoption of this Agreement and the Share Exchanges. The Board of Directors of each of the Corporate Targets shall recommend approval and adoption of this Agreement and the Share Exchanges by the respective Corporate Target's shareholders. In connection with such meeting, each of the Targets:

          (a) will cooperate with Acquiror in the prompt preparation of the Registration Statement and use its best efforts to have the Registration Statement declared effective by the SEC, and will thereafter mail to its shareholders as promptly as practicable the Prospectus/Information Statement and all other solicitation materials for use in connection with the meeting of shareholders;

          (b) will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the Share Exchanges; and

          (c) will otherwise comply with all legal requirements applicable to such meeting.

     SECTION 6.4. Operation of the Business. Each of the Targets shall operate its business diligently and only in the regular and ordinary course and manner as it has previously been operated. Without limiting the generality of the foregoing, each of the Targets shall use all reasonable efforts to (i) preserve its present business organization intact and conserve its goodwill; (ii) keep available and maintain the services of all officers, employees, agents and representatives on the same or substantially the same terms; (iii) continue and preserve good relationships with suppliers, customers, lenders and others having business dealings or relationships with the Targets;
(iv) maintain in full force and effect all Permits required for the operation of the business as presently conducted; and (v) maintain and keep in good order, consistent with past practice, all of the Targets's tangible assets, ordinary wear and tear excepted. None of the Targets shall, without the prior written consent of Acquiror: (i) incur any indebtedness to any third party, except trade payables incurred in the ordinary course of business consistent with past practices; (ii) declare, set aside or pay any dividends or other distributions or payments on or in respect of its outstanding shares, or purchase, redeem or otherwise acquire, or agree to purchase, redeem or otherwise acquire any Target Common Shares; (iii) knowingly do any act or omit any act or permit any omission to act within its control, which will cause a breach or default in any of the Targets' contracts, commitments or obligations; (iv) except in the ordinary course of business consistent with past practices, change or increase the rate of compensation paid by any of the Targets to any of their directors, officers, employees or agents, including without limitation the payment of bonuses and arrangements for severance pay, or (v) enter into any agreement to do any of the foregoing.

     SECTION 6.5. Other Offers. From the date of this Agreement until it is terminated in accordance with Article X, the Targets shall not and shall cause its officers, directors, partners, employees and other agents not to, directly or indirectly, take any action to solicit, initiate or encourage the making of any Acquisition Proposal (as hereinafter defined). Until this Agreement shall be terminated in accordance with Article X, the Targets will not enter into any agreement to merge or consolidate with, issue Target Common Shares to, exchange the Target Common Shares with, or sell a substantial portion of the Targets' assets to, any person or entity. The Targets will promptly notify Acquiror after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Targets in connection with an Acquisition Proposal or for access to the personnel, properties, books or records of any of the Targets by any person or entity that informs the Board of Directors or Partners of any of the Targets that it is considering making, or has made, an Acquisition Proposal. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving any of the Targets or the acquisition of a majority of the equity interest in, or a majority of the assets of, any of the Targets, other than the transactions contemplated by this Agreement.

     SECTION 6.6. Compliance with the Securities Act; Affiliates. Each of the Targets shall use its best efforts to cause each person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of such Target to deliver to the Target at or prior to the Effective Time a written agreement to the effect that such person will not offer to sell, sell or otherwise dispose of any Acquiror Common Shares issued in the Share Exchanges, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction that, in the opinion of legal counsel satisfactory to Acquiror, is exempt from the registration requirements of the Securities Act, such agreement to be in substantially the form attached hereto as Exhibit 6.6(a). Each of the Targets shall use its best efforts to cause each such person not to take any action that would impair Acquiror's ability to account for the Share Exchanges as poolings of interests. Accordingly, each of the Targets shall use its best efforts to cause each such person to deliver prior to the Effective Time a written agreement in the form attached as Exhibit 6.6(b) to this Agreement, to the effect that such person shall not sell or otherwise reduce his or her risk relative to any Acquiror Common Shares received in connection with the Share Exchanges (within the meaning of the SEC's Codification of Financial Reporting Policies sec. 201.01) until Acquiror has published financial results (including combined sales and net income) covering at least thirty days of post-Share Exchange operations, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

     SECTION 6.7. Taxes. Each of the Targets shall timely file all Tax reports and Returns required to be filed with any governmental authority wherein the nature of its activities is such as to require the filing thereof, and shall promptly pay, when due, all federal, state, local and foreign taxes, assessments, governmental charges, fees, interest and penalties lawfully levied or assessed upon it or its properties.

     SECTION 6.8. Access; Review. Each of the Targets shall provide to Acquiror, its attorneys, accountants, appraisers and other authorized representatives or retained experts access upon reasonable notice to all the premises, books, records, personnel and income tax returns of or relating to such Target during normal business hours and shall furnish to such persons such financial and operating data and other information as Acquiror or such persons may from time to time reasonably request. In addition, each of the Targets shall authorize its independent certified public accountants to give Acquiror's independent certified public accountants access to books and records and work papers regarding the Target's financial statements. No investigation, test, examination or inquiry by Acquiror shall affect the representations and warranties contained in this Agreement.

     SECTION 6.9. Insurance. Each of the Targets shall maintain the types and levels of insurance currently in effect to insure its assets and its business against the risk of loss or damage attributable to casualty, storm, fire, theft, burglary or riot.

     SECTION 6.10. Monthly Financial Statements. On or prior to the thirtieth day of each calendar month, each of the Targets shall deliver to Acquiror copies (identified with a reference to this Section 6.10) of the unaudited monthly balance sheet and statement of income of such Target for the immediately preceding month (the "monthly statements"), prepared in a manner consistent with past practices used in preparation of such statements, all of which when delivered, shall be materially complete and correct, prepared from the books and records of such Target in accordance with generally accepted accounting principles (except for the omission of notes thereto) consistently applied and maintained throughout such months, and shall in all material respects fairly present the financial condition of such Target as at their respective dates and the results of the operations of its business for the months covered thereby.

     SECTION 6.11. Approvals, Notices and Consents. Promptly after the execution of this Agreement, each of the Targets shall file all forms, applications and reports, including without limitation all filings under the HSR Act, and take such other action which is required to be taken or filed with any governmental agency or authority in connection with the transactions contemplated by this Agreement. Each of the Targets shall cooperate with Acquiror in promptly producing such additional information as those authorities may require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements and requests of the Federal Trade Commission or the Department of Justice. Each of the Targets shall give all additional notices to third parties and take such other action required to be given or taken by it under any authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement, and shall use its best efforts to obtain all consents and approvals necessary to enable it to consummate the transactions contemplated by this Agreement. Each of the Targets shall use its reasonable efforts to obtain estoppel certificates from the lessors under the leases of Real Property.

     SECTION 6.12. The Targets' Actions; Supplements to Representations and Warranties. From the date of this Agreement through the Closing, (a) each of the Targets shall use its best efforts to cause the conditions to the obligations of the Corporate Targets and the Partners set forth in Article IX to be satisfied to the extent that the satisfaction of such conditions is within the control of such Target; provided, however, that the foregoing shall not constitute a limitation upon the covenants and obligations of the Corporate Targets and the Partners otherwise set forth in this Agreement; (b) none of the Targets shall take any action or omit to take any action within its control to the extent such action or omission might result in a breach of any term or condition of this Agreement or in any representation or warranty contained in this Agreement being inaccurate or incorrect on and as of the Closing Date; and (c) each of the Targets shall deliver to Acquiror, as soon as possible after discovery thereof, but not later than at the Closing, supplemental information updating the information set forth in the representations and warranties of the Targets set forth in this Agreement to reflect subsequent occurrences, if any, (along with a notice stating the representations and warranties, including the schedules referred to therein, to which such supplemental information relates) so that such representations and warranties as supplemented by such information will be true and correct as of the Closing as if then made. The foregoing provisions shall not be deemed to permit any transaction between the date hereof and the Closing not otherwise contemplated or permitted by this Agreement nor shall any action taken by any of the

Targets pursuant to the foregoing provisions impair the exercise by Acquiror of its rights as set forth in Section 10.2.

     SECTION 6.13. Notice of Material Adverse Change. The Targets shall promptly advise Acquiror in writing of any material adverse change in the assets or financial condition, results of operations, businesses or properties of the Targets considered as a whole.

     SECTION 6.14. Pooling. None of the Targets shall take any action that would prevent the Share Exchanges from qualifying for pooling of interests accounting treatment.

     SECTION 6.15. Tax Statements. The Targets will make and will use their reasonable efforts to cause their respective shareholders to make the representations and warranties contained in Exhibit 6.15, and such other representations and warranties as considered reasonably necessary by the accountants or counsel for purposes of rendering the opinions referred to in Sections 8.12 and 9.10.

     SECTION 6.16. Cooperation. Each of the Targets shall generally cooperate with Acquiror and its officers, employees, attorneys, accountants and other agents and, generally, do such other acts and things in good faith as may be reasonable, necessary, or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 6.17 Nationwide to Use Its Reasonable Best Efforts to Terminate Option. Nationwide shall use its reasonable best efforts to terminate that certain option to purchase the Marietta, Ohio facility pursuant to that certain Lease Agreement by and between Marietta Convalescent Center, Inc. (previously merged into Nationwide) and Jackson-Browne Enterprises, Inc., dated July 12, 1983. The terms of such termination shall be reasonably acceptable to Acquiror and Acquiror shall assist Nationwide with the negotiations to terminate such option to the extent Nationwide shall reasonably deem appropriate.

                                  ARTICLE VII

                   CERTAIN PRE-CLOSING COVENANTS OF ACQUIROR

     Acquiror covenants and agrees that between the date hereof and the Closing:

     SECTION 7.1. Required Consents and Approvals. It shall use all reasonable efforts to obtain all consents and approvals necessary to enable it to consummate the transactions contemplated by this Agreement. Acquiror shall also use its best efforts to obtain by April 28, 1995 all necessary consents from its principal lenders, as set forth in Section 5.4 of Acquiror's Disclosure Statement.

     SECTION 7.2. Pre-transaction Notification. It shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act and regulations issued thereunder as promptly as possible and shall cooperate with the Targets in promptly producing such additional information as such authorities may require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements and requests of the Federal Trade Commission or the Department of Justice.

     SECTION 7.3. Registration Statement; NYSE Listing.

     (a) Acquiror shall promptly prepare and file with the SEC under the Securities Act the Registration Statement and shall use all reasonable efforts to cause the Registration Statement to be declared effective as promptly as practicable. Acquiror shall take all reasonable action required to be taken under applicable state securities or Blue Sky laws in connection with the issuance of Acquiror Common Shares in the Share Exchanges.

     (b) Acquiror shall take all such action as is reasonably necessary to qualify the Acquiror Common Shares to be issued in the Share Exchanges for trading on the NYSE effective upon notice of issuance.

     SECTION 7.4. Notice of Material Adverse Change. Acquiror shall promptly advise the Targets in writing of any material adverse change in Acquiror, its assets or the financial condition, results of operations, businesses or properties of Acquiror and its subsidiaries considered as a whole.

     SECTION 7.5. Pooling Actions. Neither Acquiror nor any of its subsidiaries shall take any action that would prevent the Share Exchanges from qualifying for pooling of interests accounting treatment.

     SECTION 7.6. Pooling Letter. Prior to the date of Closing, Acquiror shall have caused KPMG Peat Marwick LLP to deliver to Acquiror a letter with respect to whether the Share Exchanges will qualify for pooling of interests accounting treatment.

     SECTION 7.7. Tax Statements. Acquiror will make the representations, warranties and covenants contained in Exhibit 7.7, and such other representations, warranties and covenants as considered reasonably necessary by the accountants or counsel for purposes of rendering the opinions referred to in Sections 8.12 and 9.10.

     SECTION 7.8. Environmental Surveys. Acquiror shall use its reasonable efforts to cause to have performed by April 28, 1995, at Acquiror's expense, Phase I environmental surveys of all long-term health care facilities currently operated but not owned by the Targets and to be operated by the Corporate Targets following the Closing.

     SECTION 7.9. Cooperation. Acquiror shall generally cooperate with each of the Targets and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including assisting the Targets in obtaining agreements to release at the Closing the personal guarantees as described in Section 9.11. Prior to the Closing Date, Acquiror agrees to disclose to the Targets any fact or matter that comes to the attention of Acquiror that might indicate that any of the representations or warranties of any of the Targets may be untrue, incorrect, or misleading in any material respect.

                                  ARTICLE VIII

              CONDITIONS PRECEDENT TO THE PERFORMANCE OF ACQUIROR

     The obligations of Acquiror pursuant to the terms of this Agreement are subject to the satisfaction, at the Closing, of each of the following conditions:

     SECTION 8.1. Accuracy of Representations and Warranties of the
Targets. Each of the representations and warranties of each of the Corporate Targets and the Partners contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date. For purposes of this Section 8.1, all references in such representations and warranties to "the date hereof," "the date of this Agreement" and like language shall mean the Closing Date.

     SECTION 8.2. Compliance. Each of the Targets and the Partners shall have performed, complied with and fulfilled in all material respects all the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by it at or prior to the Closing.

     SECTION 8.3. Approval. The execution and delivery of this Agreement by each of the Corporate Targets and the Partners, and the performance of the Targets' and Partners' covenants and obligations hereunder, shall have been duly authorized by all necessary action on the part of such Target or Partner.

     SECTION 8.4. HSR Act Approval. Any applicable waiting period under the HSR Act relating to the Share Exchanges shall have expired or been terminated.

     SECTION 8.5. Authorizations. All material permits, authorizations, approvals and consents of and notices to any federal, state or local governmental body, agency or authority or any other third party, which may be required by law, regulation, rule, ordinance, order, decree, agreement, indenture, lease or other instrument or document to which any of the Targets or Acquiror is a party or by which such Target or Acquiror or its assets are bound or which Acquiror may otherwise reasonably require in connection with the execution of this Agreement or effectuation of the transactions contemplated by this Agreement shall have been obtained or made by the respective Target or Acquiror on terms and conditions reasonably satisfactory to

Acquiror, other than licenses set forth in Section 4.16 of the Disclosure Statement which cannot be transferred, but which must be issued to Acquiror after the Closing.

     SECTION 8.6. Litigation. No order, decree, writ or ruling of any governmental authority or court shall have been entered that restrains, enjoins, or otherwise prohibits the consummation of the transactions contemplated hereby.

     SECTION 8.7. No Material Adverse Change. In the reasonable judgment of Acquiror, between the date hereof, and the Closing, there shall not have been any material adverse change or any event which is likely to result in any material adverse change in the assets, business, financial condition or results of operations of the Targets and their subsidiaries taken as a whole.

     SECTION 8.8. Closing Deliveries. Acquiror shall have received from the respective Target all of the instruments, documents and considerations described in Section 12.2, and the form and substance of all such deliveries shall be reasonably satisfactory in all material respects to Acquiror.

     SECTION 8.9. Dissenters' Rights. Holders in excess of 5% of the Target Common Shares shall not have exercised dissenters' rights under applicable law.

     SECTION 8.10. Pooling Letter. Acquiror shall have received a letter from KPMG Peat Marwick LLP, in form and substance reasonably satisfactory to Acquiror, stating that the Share Exchanges will qualify for poolings of interests accounting treatment.

     SECTION 8.11. Exercise of Warrants. All warrants issued by Nationwide shall have been exercised prior to the Closing.

     SECTION 8.12. Tax Opinions. Acquiror shall have received opinions of KPMG Peat Marwick LLP acceptable in form and content to Acquiror substantially to the effect that the exchange of Target Common Shares for Acquiror Common Shares as provided in this Agreement will, in each instance, constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and each Corporate Target and Acquiror will be a "party to reorganization" within the meaning of
Section 368(b) of the Code.

     SECTION 8.13. Lease Extensions. The lease of Colonial Oaks Health Care Center shall have been renewed in accordance with such lease for an additional five year term, and the Targets shall have used their reasonable efforts to obtain modifications to the lease of Ossian Health Care to provide for a five year extension.

     SECTION 8.14. Option Termination. That certain Option to Purchase dated January 25, 1993 by and among Craig Moore, John Maxwell, the Anita Maxwell Trust (collectively, the "Optionees") and Nationwide, relating to the Cambridge and Parkwood facilities, shall have been terminated in exchange for the payment of not more than $300,000 to the Optionees, and Acquiror agrees that such termination and payment shall not constitute a breach of any representation, warranty or other provision of this Agreement.

                                   ARTICLE IX

   CONDITIONS PRECEDENT TO PERFORMANCE OF THE CORPORATE TARGETS AND PARTNERS

     The obligations of each of the Corporate Targets and Partners pursuant to the terms of this Agreement are subject to the satisfaction, at the Closing, of each of the following conditions:

     SECTION 9.1. Accuracy of Representations and Warranties of Acquiror. Each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing. For purposes of this Section 9.1, all references in such representations and warranties to "the date hereof," "the date of this Agreement" and like language shall mean the Closing Date.

     SECTION 9.2. Compliance. Acquiror shall have performed, complied with and fulfilled in all material respects all the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by it at or prior to the Closing.

     SECTION 9.3. Corporate Approval. The execution and delivery of this Agreement by Acquiror and the performance by Acquiror of all of its covenants and obligations hereunder shall have been duly authorized by all necessary corporate action on the part of Acquiror.

     SECTION 9.4. Authorizations. All material permits, authorizations, approvals and consents of and notices to any federal, state or local governmental body, agency or authority or any other third party, which may be required by law, regulation, rule, ordinance, order, decree, agreement, indenture, lease or other instrument or document to which any of the Targets or Acquiror is a party or by which such Target or Acquiror or its assets are bound or which the Targets may otherwise reasonably require in connection with the execution of this Agreement or effectuation of the transactions contemplated by this Agreement shall have been obtained or made by the respective Target or Acquiror on terms and conditions reasonably satisfactory to the Targets.

     SECTION 9.5. Registration Statement. The Registration Statement shall have become effective under the Securities Act and the Acquiror Common Shares to be issued in the Share Exchanges shall have become qualified or registered (or shall be exempt from qualification or registration) under comparable state securities laws, and at or prior to the Effective Time no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Acquiror Common Shares to be issued in the Share Exchanges under the Blue Sky laws of any jurisdiction shall have been issued and no proceeding for that purpose shall have been initiated or shall be threatened or contemplated by the SEC or the authorities of any such jurisdictions, and the Acquiror Common Shares shall be eligible for trading on the NYSE upon notice of issuance.

     SECTION 9.6. Litigation. No order, decree, writ or ruling of any governmental authority or court shall have been entered that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

     SECTION 9.7. No Material Adverse Change. In the reasonable judgment of the Targets, between the date of execution and the Closing, there shall not have been any material adverse change or any event which is likely to result in any material adverse change in the assets, business, financial condition or results of operations of Acquiror and its subsidiaries, taken as a whole.

     SECTION 9.8. HSR Act Waiting Periods. Acquiror and the Targets shall have filed all notifications required by the HSR Act with the Department of Justice and the Federal Trade Commission and the applicable waiting periods with respect thereto (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

     SECTION 9.9. Closing Deliveries. Each of the Targets shall have received from Acquiror all of the instruments, documents and considerations described in
Section 12.3, and the form and substance of all such deliveries shall be reasonably satisfactory in all material respects to the Targets.

     SECTION 9.10. Tax Opinions. Nationwide shall have received opinions of Ice Miller Donadio & Ryan acceptable in form and content to Nationwide, substantially to the effect that the exchange of Target Common Shares for Acquiror Common Shares as provided in this Agreement will, in each instance, constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and each Corporate Target and Acquiror will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

     SECTION 9.11. Release of Guarantees. The beneficiaries with respect to the personal guarantees by the shareholders of the Corporate Targets and/or Partners in the Partnership Targets that are set forth in Section 9.11 of the Disclosure Statement shall have agreed to release such guarantees at the time of the Closing or Nationwide shall have agreed to indemnify such shareholders and/or Partners for any losses resulting from such guarantees.

                                   ARTICLE X

                                  TERMINATION

     SECTION 10.1. Termination by Mutual Agreement. This Agreement may be terminated by the mutual agreement in writing of the parties hereto at any time prior to the Closing.

     SECTION 10.2. Termination by Acquiror. This Agreement and any obligations of Acquiror hereunder (other than its obligations under the Confidentiality Agreement referred to in Section 11.1) may be terminated upon written notice to that effect by Acquiror at any time prior to or at the Closing, if in the judgment of Acquiror (a) any of the Targets or the Partners shall have breached or failed to perform in any material respect any of its covenants or obligations under this Agreement; (b) any representation or warranty of any of the Targets or the Partners contained in this Agreement is false or misleading in any material respect and cannot be cured prior to July 31, 1995; or (c) any other material condition precedent to Acquiror's performance of its obligations under this Agreement is not capable of being met.

     SECTION 10.3. Termination by the Corporate Targets and Partners. This Agreement and any obligations of any of the Corporate Targets and Partners hereunder (other than their obligations under the Confidentiality Agreement referred to in Section 11.1) may be terminated upon written notice to that effect by any of the Corporate Targets and the Partners at any time prior to or at the Closing if in the judgment of such Target or Partner (a) Acquiror shall have breached or failed to perform in any material respect any of its covenants or obligations under this Agreement; (b) any representation or warranty of Acquiror contained in this Agreement is false or misleading in any material respect and cannot be cured prior to July 31, 1995; (c) any other material condition precedent to such Target's or Partner's performance of its obligations under this Agreement is not capable of being met; (d) the average closing price of one Acquiror Common Share as reported by the NYSE for the ten (10) trading days immediately preceding the Closing Date is less than $21.82; or (e) the Share Exchanges have not been consummated by July 31, 1995.

                                   ARTICLE XI

                             ADDITIONAL AGREEMENTS

     SECTION 11.1. Confidentiality. Acquiror and each of the Targets agree that the Confidentiality Agreement dated November 7, 1994 between Acquiror and Nationwide shall remain in full force and effect at all times prior to the Effective Time and after any termination of this Agreement, and each agrees to comply with the terms of that agreement.

     SECTION 11.2. Employee Benefit Matters. Acquiror agrees to continue in full force and effect the Benefit Plans of the Targets referred to in Section 4.21 of the Disclosure Statement and existing at the Effective Time until those employees of the Targets who continue as employees of the Targets or Acquiror after the Effective Time become eligible to participate in the employee benefit plans of Acquiror. Acquiror will recognize such transferred employees' service with any of the Targets for purposes of eligibility and vesting under such Acquiror plans. Nothing set forth in this Agreement shall be construed to impose any obligation on Acquiror to continue the employment of any person after the Effective Time or give any person any rights to such employment; provided, however, that Acquiror acknowledges that it will cause Nationwide to honor and perform after the Effective Time the obligations of Nationwide pursuant to those Employment Agreements set forth on Schedule 11.2(a). Acquiror also agrees that prior to the termination of any employee whose name is set forth on Schedule 11.2(b), Acquiror will cause the Corporate Targets to give such employee thirty days notice and will pay to such terminated employee as severance one week's salary for each year such employee has been employed by Nationwide or its affiliates, as set forth on Schedule 11.2(b), less applicable withholdings.

     SECTION 11.3. Agreements Respecting Meadowvale. Prior to the Effective Time, Meadowvale will transfer to Donald Cheesman ("Cheesman") real property including land and a home built thereon located at 1529 West Lancaster Street, Bluffton, Indiana and owned by Meadowvale (the "Residence"). In addition, Meadowvale will repay to Cheesman all amounts owing by Meadowvale to Cheesman pursuant to that certain

Promissory Note dated February 1, 1986 executed by Meadowvale in favor of Cheesman. After the Effective Time, Acquiror shall, subject to Section 11.6 below, cause Nationwide to honor and pay out of its own funds the debt in the amount of $313,408 owed to Thomas E. Phillippe, Sr. by Shangri-La. The parties to this Agreement agree that the transactions contemplated by this Section 11.3 shall not affect the amount of Exchange Consideration due pursuant to this Agreement.

     SECTION 11.4. Preservation of Tax-Free Reorganization Treatment. Acquiror shall not take or cause to be taken any action, and shall not permit its affiliates to take or cause to be taken any action within Acquiror's control, whether before or after the Effective Time, which would disqualify any of the Share Exchanges as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code. Without limiting the foregoing, Acquiror may not participate in any tax-free reorganization or share exchange without first (i) obtaining an unqualified opinion, acceptable in form to the Representative (as defined in the Agreement among Shareholders attached hereto as Exhibit 12.2(i)), of KPMG Peat Marwick LLP that such reorganization or share exchange does not disqualify any of the Share Exchanges as a tax-free reorganization within the meaning of
Section 368(a)(1)(B) of the Code; and (ii) providing such opinion to the Representative.

     SECTION 11.5. Publication of Financial Results. In accordance with the Codification of Financial Reporting Policies of the Securities and Exchange Commission, in order to permit the sale of Acquiror Common Shares following the Closing and also to preserve the treatment of the transactions described herein as a pooling of interests for accounting purposes, Acquiror agrees to publish the financial results of the combined operations of Acquiror and the Targets, covering at least 30 days of such combined operations, no later than the last to occur of (a) 60 days following the end of the month in which the Closing occurs and (b) 10 days following delivery of such financial information with respect to the operations previously owned by the Targets as Acquiror considers reasonably necessary to prepare the combined financial results described in this Section 11.5.

     SECTION 11.6. The Shangri-La Partners. Shangri-La owns an 81-bed long-term care center, known as Rolling Meadows Health Care Center (the "Rolling Meadows Facility"). Pursuant to a certain Lease Agreement (the "Shangri-La Lease") dated September 23, 1991 between Shangri-La and Rolling Meadows Health Care Center, Inc. (the "Lessee"), Shangri-La has leased the Rolling Meadows Facility to the Lessee. The Shangri-La Lease grants the Lessee the option to purchase the Rolling Meadows Facility from Shangri-La. On March 1, 1995, the Lessee notified Shangri-La of its intention to exercise this option. Notwithstanding any other provision of this Agreement, if the Lessee purchases the Rolling Meadows Facility prior to the Effective Time, (a) the partners of Shangri-La shall not be considered parties to the Original Agreement or this Agreement, and such partners shall be released and forever discharged from all obligations thereunder or hereunder, including without limitation, any obligation to assign their partnership interest to Nationwide and any representation or warranty pursuant to Article IV hereof; and (b) Acquiror and Nationwide shall be released and forever discharged from all obligations to the partners of Shangri-La pursuant to the Original Agreement and this Agreement, and the obligation to pay $313,408 to Thomas E. Phillippe, Sr. pursuant to
Section 11.3 above.

                                  ARTICLE XII

                                  THE CLOSING

     SECTION 12.1. Time and Place. The closing of the transactions contemplated by this Agreement shall take place at the offices of Ice Miller Donadio & Ryan, One American Square, 34th Floor, Indianapolis, Indiana, at 10:00 a.m. Indianapolis time on June 30, 1995, or on such other date as the parties hereafter agree (the "Closing").

     SECTION 12.2. Deliveries to Acquiror at the Closing. At the Closing, and simultaneously with the deliveries to the Targets specified in Section 12.3, the Corporate Targets and the Partners shall deliver or cause to be delivered to Acquiror the following:

          (a) Certificates of the President and Chief Financial Officer of each of the Corporate Targets and of each of the Partners as to the accuracy of its representations and warranties contained in this Agreement and as to its compliance with and fulfillment of all covenants, agreements, obligations and conditions required by this Agreement.

          (b) Copies of all resolutions adopted by the Board of Directors and the shareholders of each of the Corporate Targets authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with a certificate, duly executed by the Secretary of such Target, stating that such copies are true, complete and correct, and that the resolutions have been duly adopted by the Board of Directors and the shareholders, as the case may be, have not been amended since adoption, and remain in full force and effect.

          (c) Copies of all permits, authorizations, approvals and consents required to be obtained pursuant to Section 8.5.

          (d) An opinion of Ice Miller Donadio & Ryan, counsel to the Targets, dated the Closing Date, in such form as shall be agreed to by the parties hereto prior to the Closing, in their reasonable discretion.

          (e) If required by Section 6.6, the written agreements and letters described in Section 6.6.

          (f) The Certificates and such documents and instruments as agreed to by Acquiror and the Partners.

          (g) The lease amendment referred to in Section 8.13.

          (h) Noncompetition Agreements between Acquiror and each of the Phillippes, in the form of Exhibit 12.2(h).

          (i) Agreements among the shareholders of each of the Corporate Targets in substantially the form of Exhibit 12.2(i).

          (j) Resignations of each of the officers and directors of each of the Corporate Targets.

          (k) Evidence of redemption of the Nationwide Preferred Stock.

     SECTION 12.3. Deliveries to the Targets at the Closing. At the Closing, and simultaneously with the deliveries to Acquiror specified in Section 12.2, Acquiror shall deliver or cause to be delivered to the Targets and the Partners the following:

          (a) Certificates of the President and Chief Financial Officer of Acquiror as to the accuracy of its representations and warranties contained in this Agreement and as to its compliance with and fulfillment of all covenants, agreements, obligations and conditions required by this Agreement.

          (b) Copies of all permits, authorizations, approvals and consents required to be obtained pursuant to Section 9.4.

          (c) An opinion of Richard P. Adcock, General Counsel to Acquiror, dated the Closing Date, in such form as shall be agreed to by the parties hereto prior to the Closing, in their reasonable discretion.

          (d) The Exchange Consideration (less any amounts to be delivered to the Escrow and the Supplemental Escrow).

          (e) Evidence of prepayment of the Nationwide Subordinated Notes.

                                  ARTICLE XIII

                                INDEMNIFICATION

     SECTION 13.1. Indemnification of Acquiror. Subject to Section 13.2, and except with respect to Supplemental Losses (as that term is defined in Section
14.1 hereof), Acquiror shall be indemnified and held harmless from and against any damages, loss, cost, liability, or expense (including, without limitation, costs and expenses of litigation, settlement and reasonable attorney's fees, but net of amounts received under applicable insurance carried by the Targets) ("Losses") that may be incurred by or suffered by or asserted against Acquiror or any of its subsidiaries (hereinafter, collectively, the "Indemnified Party"), but without duplication, arising out of or related to, directly or indirectly, the incorrectness of any of the representations or warranties contained in Article IV of this Agreement (or any section of the Disclosure Statement referred to in Article IV), or the breach prior to the Effective Time of any of the covenants or agreements of any Target or Partner contained in this Agreement or in any other instrument executed or delivered by the Targets or the Partners.

     SECTION 13.2. Threshold and Maximum Amounts.

     (a) The Indemnified Party shall be entitled to indemnification under this
Article XIII only when the aggregate of all Losses suffered by the Indemnified Party, with respect to which the Indemnified Party would otherwise be entitled to indemnification hereunder exceeds Two Hundred and Fifty Thousand Dollars ($250,000.00) (the "Threshold Amount"), whereupon the Indemnified Party shall be entitled to indemnification for any and all such Losses in excess of the Threshold Amount; provided, however, that in the case of the incorrectness of any representation contained in Section 4.2 or fraud, the Threshold Amount shall not apply.

     (b) Subject to Section 13.2(c) below, the aggregate dollar amount of all Losses the Indemnified Party may be indemnified for under this Article XIII shall not exceed the fair market value, as of the Closing Date, of the Acquiror Common Shares delivered to the Escrow Agent for the Escrow pursuant to Section
3.3 (the "Escrow Value"); provided, however, that, in the case of the incorrectness of any representation contained in Section 4.2 or fraud, the Indemnified Party may be indemnified for an amount in excess of the Escrow Value.

     (c) Any and all Losses for which the Indemnified Party may be indemnified under this Article XIII shall be paid or satisfied only by distribution to Acquiror of the Acquiror Common Shares and cash, if any, held in the Escrow in accordance with Section 3.3 and the Escrow Agreement attached hereto as Exhibit 3.3(a). The Indemnified Party shall have no recourse against any of the former holders of the Target Common Shares, and such former holders shall have no personal liability to the Indemnified Party with respect to the indemnification provided for in Section 13.1, except to the extent such holders hold Acquiror Common Shares and cash, if any, in the Escrow or, with respect to the Targets and their respective officers, directors and employees only, as otherwise provided in Section 13.2(b). Except with respect to Supplemental Losses, indemnification pursuant to this Article XIII shall be the exclusive remedy of Acquiror for a breach of a representation or warranty made by any Target or Partner or a covenant of any Target or Partner set forth in this Agreement.

     SECTION 13.3. Survival of Indemnification Obligations.

     (a) The foregoing indemnification obligations shall survive, in the case of the incorrectness of any representation contained in Section 4.2 or fraud, indefinitely.

     (b) Except as provided in Section 13.3(a) and subject to Section 13.3(c), the foregoing indemnification obligations shall survive, in the case of the representations and warranties of the Targets and Partners contained in Article IV, until the date that Acquiror's independent accountants have completed the first audit following the Effective Time of Acquiror's and the Targets' combined operations, but not later than one year after the Closing Date. Acquiror Common Shares and cash, if any, held in the Escrow shall be distributed, if available, to the former holders of the Target Common Shares promptly following completion of such audit, but not later than one year after the Closing Date.

     (c) Notwithstanding the foregoing survival periods, if written notice of a claim or written notice describing with particularity facts and circumstances that exist and will be substantially likely, in the good faith judgment of Acquiror, to give rise to a claim of indemnification hereunder has been given by Acquiror to the Targets prior to the termination of any applicable representation and warranty of the Targets or the termination of the Escrow as specified in the Escrow Procedures, then the relevant representation and warranty, and the term of the Escrow shall survive, solely as to such claim as provided in the notice, until the claim has been finally resolved.

                                  ARTICLE XIV

                          SUPPLEMENTAL INDEMNIFICATION

     SECTION 14.1. Supplemental Indemnification of Acquiror. Subject to Section 14.2, and in addition to the indemnification provided for in Article XIII hereof, an Indemnified Party shall be indemnified and held harmless from and against any Loss that may be incurred by or suffered by or asserted against such Indemnified Party, but without duplication, arising out of or related to, directly or indirectly, the litigation entitled Jerry K. Wright, Guardian of the Estate and Person of Oleta May Skelton, an Adult Incompetent v. Nationwide Care, Inc., Vigo Superior Court, State of Indiana, Cause No. 84D01-9409-CP-1618 (the "Pending Matter")(Losses with respect to the Pending Matter are referred to herein as "Supplemental Losses").

     SECTION 14.2. Maximum Amounts.

     (a) Subject to Section 14.2(b) below, the aggregate dollar amount of all Supplemental Losses the Indemnified Party may be indemnified for under this
Article XIV shall not exceed the fair market value, as of the Closing Date, of the Acquiror Common Shares delivered to the Escrow Agent for deposit in the Supplemental Escrow pursuant to Section 3.3 (the "Supplemental Escrow Value").

     (b) Any and all Supplemental Losses for which the Indemnified Party may be indemnified under this Article XIV shall be paid or satisfied only by distribution to Acquiror of the Acquiror Common Shares and cash, if any, held in the Supplemental Escrow in accordance with Section 3.3 and the Supplemental Escrow Agreement attached hereto as Exhibit 3.3(b). The Indemnified Party shall have no recourse against any of the former holders of Nationwide, and such former holders shall have no personal liability to the Indemnified Party with respect to the indemnification provided for in Section 14.1, except to the extent such holders hold Acquiror Common Shares and cash, if any, in the Supplemental Escrow. Indemnification pursuant to this Article XIV shall be the exclusive remedy of the Indemnified Party for the incurrence of a Supplemental Loss.

     SECTION 14.3. Survival of Indemnification Obligations. Notwithstanding the provisions of Section 15.1, the indemnification obligations set forth in this
Article XIV with respect to Supplemental Losses shall survive until such time as
(a) the Pending Matter has been settled; (b) an order of a court of competent jurisdiction has been entered and either no appeal can be taken from such order or the time for such an appeal has run; or (c) a summary judgment or other order has been granted to the effect that punitive damages will not be awarded with respect to the Pending Matter.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

     SECTION 15.1. Survival of Representations and Warranties. Except as set forth in Sections 13.3 and 14.3, the representations and warranties contained in this Agreement shall survive until the date that Acquiror's independent accountants have completed the first audit following the Effective Time of Acquiror's and the Targets' combined operations, but not later than one year after the Closing Date.

     SECTION 15.2. Definition of Knowledge. For purposes of this Agreement, "to the knowledge of" or words of like import mean that the party to which the statement is attributed:

          (a) has made such investigations, and has made such inquiries of directors, officers, partners and responsible employees of such party and of legal counsel, independent auditors, actuaries and other persons who have performed services for such party as shall be reasonably necessary to determine the accuracy of such representation or warranty; and

          (b) nothing has come to the person's attention in the course of such investigation and review or otherwise, which would cause the person, in the exercise of reasonable care (in accordance with the standards of what a reasonable person in similar circumstances would have done to satisfy himself as to the accuracy of the representation and warranty), to believe that such representation and warranty is not true and correct in all respects.

     SECTION 15.3. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 15.4. Entire Agreement. This Agreement and the agreements to be delivered pursuant to this Agreement and the Confidentiality Agreement between the parties dated November 7, 1994 constitute the entire agreement among the parties pertaining to the subject matter contained herein and therein and supersede all other prior and contemporaneous agreements, representations and understandings of the parties.

     SECTION 15.5. Exhibits and Schedules. All exhibits and schedules attached to this Agreement are incorporated herein and made a part hereof in the same manner as if such exhibits and schedules were set forth at length herein.

     SECTION 15.6. Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each of the parties, and nothing in this Agreement, express or implied, is intended to or will confer upon any other person any right, benefit, or remedy; provided, however, each person receiving Acquiror Common Shares in connection with the Share Exchanges or the assignments of the Partnership Interests pursuant to this Agreement shall be a third-party beneficiary of this Agreement and shall be entitled, after the Effective Time, to enforce the Agreement against Acquiror for the benefit of such shareholders with respect to the covenants of Acquiror contained herein and shall be entitled to pursue all remedies available at law or in equity for, and Acquiror shall indemnify such shareholders from, any Losses that may be incurred by or suffered by or asserted against such shareholders (or any of them) arising out of or related to, directly or indirectly, the incorrectness of any representations and warranties of Acquiror in Article V of this Agreement or for any breach of any of the covenants or agreements of Acquiror contained herein. Except in the case of fraud, such indemnification obligations shall survive until the date that Acquiror's independent accountants have completed the first audit following the Effective Time of Acquiror's and the Targets' combined operations, but not later than one year after the Closing Date.

     SECTION 15.7. Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, except as otherwise expressly provided for herein.

     SECTION 15.8. Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

     SECTION 15.9. Governing Law. This Agreement and all transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Washington, notwithstanding any state's choice of law rules to the contrary.

     SECTION 15.10. Headings. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     SECTION 15.11. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. The party for whose benefit a warranty, representation, covenant or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other party hereto, and any defaults hereunder; provided, however, that such waiver shall not affect or impair the waiving party's rights with respect to any other warranty, representation or covenant or any default hereunder, nor shall any waiver constitute a continuing waiver.

     SECTION 15.12. Notices. All notices, requests, demands, waivers and other communications required to be given under this Agreement shall be in writing and shall be deemed to have been duly given on (a) the date of service if served personally on the party to whom notice is to be given, (b) the date sent if given by telegram, confirmed facsimile transmission or telex addressed to the party to whom notice is to be given or

(c) the third day after mailing if mailed to the party to whom notice is to be given by certified mail, return receipt requested, and properly addressed as follows:

        If to Acquiror:

               The Hillhaven Corporation
               1148 Broadway Plaza
               Tacoma, Washington 98402
               Attention: General Counsel
               Fax: (206) 756-4845

           With a copy to:

               Edmund O. Belsheim, Jr.
               Bogle & Gates
               Two Union Square
               601 Union Street
               Seattle, Washington 98101-2346
               Fax: (206) 621-2660

        If to any of the Targets:

               Dr. Thomas E. Phillippe, Sr.
               9200 Keystone Crossing
               Suite 800
               Indianapolis, Indiana 46240
               Fax: (317) 848-3197

           With a copy to:

               Marcus B. Chandler
               Ice Miller Donadio & Ryan
               One American Square, Suite 3400
               Indianapolis, Indiana 20036
               Fax: (317) 236-2219

Any party may change the address to which notice is to be sent or the telephone number for facsimile transmission pursuant to this Section 15.11 by giving written notice thereof in compliance with this section.

     SECTION 15.13. Press Releases. Acquiror and the Targets shall consult with each other with respect to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     SECTION 15.14. Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

     SECTION 15.15. Successors. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns.

     SECTION 15.16. Intent; Construction. It is the intent of the parties that this Agreement and the transactions contemplated hereby will satisfy the requirements contained in Section 368(a)(1)(B) of the Code and the regulations promulgated thereunder, and that it will qualify as a corporate reorganization without recognition of gain by any of the holders of Target Common Shares other than to the extent any holder shall receive cash in lieu of fractional shares for all or part of his, hers or its Target Common Shares, and this Agreement shall be construed to effect the foregoing. Any transactions inconsistent with the foregoing shall be void and of no force or effect.

     SECTION 15.17. Release. NCI Acquisition Corp., a party to the Original Agreement, is hereby released of any obligation under the Original Agreement and shall have no obligation under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
                                          THE HILLHAVEN CORPORATION

                                          By: /s/  ROBERT F. PACQUER
                                              ------------------------------
                                              Robert F. Pacquer
                                              Senior Vice President and Chief
                                              Financial Officer

Attest: /s/  RICHARD P. ADCOCK
        ------------------------
        Richard P. Adcock
        Secretary

                                          NATIONWIDE CARE, INC.

                                          By: /s/  THOMAS E. PHILLIPPE, SR.
                                              ------------------------------
                                              Dr. Thomas E. Phillippe, Sr.
                                              Chairman of the Board

Attest: /s/  GREGORY O. MERVINE
        ------------------------
        Gregory O. Mervine
        Secretary

                                          PHILLIPPE ENTERPRISES, INC.

                                          By: /s/  THOMAS E. PHILLIPPE, SR.
                                              ------------------------------
                                              Dr. Thomas E. Phillippe, Sr.
                                              President

Attest: /s/  THOMAS E. PHILLIPPE, JR.
        -----------------------------
        Thomas E. Phillippe, Jr.
        Secretary

                                          MEADOWVALE SKILLED CARE
                                          CENTER, INC.

                                          By: /s/  DONALD CHEESMAN
                                              ------------------------------
                                              Donald Cheesman
                                              President

Attest: /s/  JOAN M. PHILLIPPE
        ------------------------
        Joan M. Phillippe
        Secretary

                                          THE PARTNERS OF
                                          CAMELOT CARE CENTERS

                                          /s/  RODNEY BENSON
                                          -------------------------------------
                                          Rodney Benson

                                          THE PARTNERS OF
                                          SHANGRI-LA PARTNERSHIP

                                          /s/  THOMAS E. PHILLIPPE, SR.
                                          -------------------------------------
                                          Dr. Thomas E. Phillippe, Sr.

                                          /s/  THOMAS E. PHILLIPPE, JR.
                                          -------------------------------------
                                          Thomas E. Phillippe, Jr.

                                          /s/  LUPE M. BROWNE
                                          -------------------------------------
                                          Lupe M. Browne, as Executor of Estate
                                          of Jim Browne

                                          /s/  GREGORY O. MERVINE
                                          -------------------------------------
                                          Gregory O. Mervine

                                          THE LIMITED PARTNERS OF
                                          EVERGREEN WOODS, LTD.

                                          /s/  THOMAS E. PHILLIPPE, SR.
                                          -------------------------------------
                                          Dr. Thomas E. Phillippe, Sr.

                                          /s/  THOMAS E. PHILLIPPE, JR.
                                          -------------------------------------
                                          Thomas E. Phillippe, Jr.

                                          /s/  LORENE BURNS
                                          -------------------------------------
                                          Lorene Burns

                                          /s/  RODNEY BURNS
                                          -------------------------------------
                                          Rodney Burns

     Each of the undersigned persons hereby agrees to vote all shares or ownership interests owned by such person in each of the Targets (as defined in this Agreement) in favor of approval of the transactions contemplated by this Agreement.

                                          /s/  THOMAS E. PHILLIPPE, SR.
                                          -------------------------------------
                                          Dr. Thomas E. Phillippe, Sr.

                                          /s/  THOMAS E. PHILLIPPE, JR.
                                          -------------------------------------
                                          Thomas E. Phillippe, Jr.

                                EXHIBIT LISTING


Exhibit 3.3(a).           Escrow Agreement
Exhibit 3.3(b).           Supplemental Escrow Agreement
Exhibit 6.6(a).           Affiliate Letter
Exhibit 6.6(b).           Pooling Letter
Exhibit 6.15(a).          Tax Certificate of Nationwide Care, Inc.
Exhibit 6.15(b).          Tax Certificate of Phillippe Enterprises,
                          Inc.
Exhibit 6.15(c).          Tax Certificate of Meadowvale Skilled Care
                          Center, Inc.
Exhibit 7.7(a).           Tax Certificate of Acquiror for Nationwide
                          Care, Inc.
Exhibit 7.7(b).           Tax Certificate of Acquiror for Phillippe
                          Enterprises, Inc.
Exhibit 7.7(c).           Tax Certificate of Acquiror for Meadowvale
                          Skilled Care Center, Inc.
Exhibit 12.2(h).          Noncompetition Agreement
Exhibit 12.2(i)(a).       Agreement among Shareholders of Nationwide
                          Care, Inc.
Exhibit 12.2(i)(b).       Agreement among Shareholders of Phillippe
                          Enterprises, Inc.
Exhibit 12.2(i)(c).       Agreement among Shareholders of Meadowvale
                          Skilled Care Center, Inc.

                                EXHIBIT 3.3 (A)

                                ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Agreement") is made this      day of
            , 1995, by and among The Hillhaven Corporation, a Nevada Corporation (such corporation and its subsidiaries being referred to herein collectively as "Acquiror"), the individuals listed on Exhibit A (collectively, the "Shareholders") and Bank One, Indianapolis, N.A. (the "Escrow Agent").

                             EXPLANATION STATEMENT


     A. Acquiror and the Targets are parties to that certain Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests dated as of February 27, 1995 (the "Share Exchange Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Share Exchange Agreement.


     B. Prior to the Effective Time, the Shareholders owned all the capital stock of the Corporate Targets and all the partnership interests in the Partnership Targets.

     C. In order to induce Acquiror to enter into the Share Exchange Agreement and to consummate the transactions contemplated thereby, the Shareholders wish to execute and deliver this Agreement and to deposit or to cause to be deposited in escrow hereunder certificates representing ten percent (10%) of the Acquiror Common Shares that comprise the Exchange Consideration (such percentage of shares being referred to herein collectively as the "Escrow Shares") to secure the indemnification obligations under Article XIII of the Share Exchange Agreement, the terms of which Article are incorporated herein by this reference.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

     1. DEPOSIT OF ESCROW SHARES; ESCROW ACCOUNT; SHAREHOLDER AGENT.

     1.1 Promptly following the Effective Time, Acquiror shall withhold from the Exchange Consideration and deposit with the Escrow Agent the Escrow Shares. The Escrow Agent shall establish an account (the "Escrow Account") for the Shareholders and place the Escrow Shares therein. The Escrow Agent agrees that the Escrow Shares shall be held in the Escrow Account and disbursed by the Escrow Agent in accordance with, and subject to the terms and conditions of, this Agreement.

     1.2 Acquiror and the Shareholders acknowledge and agree that, to the extent and for so long as Escrow Shares are held by the Escrow Agent hereunder, Acquiror shall have, as of and from the date such Escrow Shares are received by the Escrow Agent, a perfected, first priority security interest in such Escrow Shares to secure the payment of amounts, if any, payable pursuant to Article XIII of the Share Exchange Agreement. In connection therewith, the Shareholders expressly agree (i) that the Escrow Agent is acting solely as Acquiror's agent to the extent necessary to perfect Acquiror's first-priority security interest in the Escrow Shares and (ii) to execute and deliver such instruments as Acquiror may from time to time reasonably request for the purpose of evidencing and perfecting such security interest.

     1.3 All of the Shareholders hereby appoint Thomas E. Phillippe, Jr., an individual (the "Shareholder Agent"), as their attorney-in-fact to act as their agent in the performance of all of their obligations and exercise of all of their rights under this Agreement.

     2. VOTING RIGHTS; DIVIDENDS ON ESCROW SHARES; SALE OF SHARES; INVESTMENT OF CASH.


     2.1 All voting rights with respect to the Escrow Shares shall remain with the Shareholders. All cash dividends on Escrow Shares shall be distributed by Acquiror to the Escrow Agent. Promptly, and no later than the thirtieth (30th) calendar day following receipt thereof by the Escrow Agent, the Escrow Agent shall distribute such dividends in respect of the Escrow Shares to the Shareholders, respectively.

     2.2 All non-cash dividends (including, without limitation, any stock split, share dividend, rights offering or recapitalization) on any Escrow Shares shall be added to the Escrow Account as additional Escrow Shares fully subject to the terms of this Agreement.

     2.3 At any time while there are Escrow Shares in the Escrow Account, the Shareholder Agent may, by delivering written instructions to the Escrow Agent, direct the Escrow Agent to sell one or more of the Escrow Shares on the NYSE and deposit the sale proceeds into the Escrow Account, which proceeds shall be distributed, designated, withheld and otherwise subject to the terms of this Agreement in the same manner and to the same extent as the Escrow Shares, except that the Escrow Agent shall designate and withhold cash in the Escrow Account, to the extent thereof, to Pending Claim Notices and Escrow Disposition Notices (as defined in Section 4.2) prior to applying any remaining Escrow Shares to such claims.


     2.4 All cash deposited into the Escrow Account shall be invested and reinvested in the securities of any open-end or closed-end, management type investment company or investment trust registered as such under the Federal Investment Company Act of 1940 (which would be properly characterized as a "Money Market Mutual Fund") which is made available by the Escrow Agent for the liquid investment of funds for its client's accounts. The fact that the Escrow Agent or any affiliate of the Escrow Agent is providing services to and receiving remuneration from the investment company or trust as Investment Advisor, Trustee, Transfer Agent, Registrar or otherwise, shall not preclude the Escrow Agent from following this direction to invest in the securities of the investment company or investment trust. In investing and reinvesting any such monies, the Escrow Agent shall seek to obtain the best yields consistent with safety of principal and ready marketability. The Escrow Agent shall have no duty or right to invest cash on deposit in the Escrow Account other than as provided in the foregoing sentence. Earnings on cash so invested shall be paid to the Shareholders.


     3. ACCOUNTING.


     The Escrow Agent shall mail to Acquiror and the Shareholder Agent a written accounting of all transactions relating to the Escrow Account not less frequently than quarterly. The Shareholder Agent shall promptly deliver each such accounting to the Shareholders.


     4. DISPOSITION OF ESCROW SHARES.


     4.1 Prior to the Distribution Date (as defined in Section 4.3), Acquiror will issue, or cause to be issued, from time to time to the Escrow Agent and the Shareholder Agent one or more Pending Claim Notices in the form of Exhibit B (each a "Pending Claim Notice") describing with particularity existing facts and circumstances, if any, that are substantially likely, in the good faith judgment of Acquiror, to give rise to a claim of indemnification under Article XIII of the Share Exchange Agreement and designating the number of Escrow Shares necessary to satisfy in whole or, if there are not sufficient Escrow Shares in the Escrow Account, in part such claim. The Shareholder Agent shall promptly deliver each such Pending Claim Notice to the Shareholders. The Escrow Agent shall withhold and distribute such designated number of Escrow Shares as required by Sections 4.2 and 4.3. For all designations, withholdings and distributions of Escrow Shares pursuant to a Pending Claim Notice or Escrow Disposition Notice, the number of Escrow Shares to be designated, withheld and/or distributed shall be (i) determined using the average closing price of one Acquiror Common Share as reported on the NYSE for the ten (10) trading days immediately preceding the date of such notice and (ii) rounded to the nearest whole share. To the extent Acquiror and the Shareholder Agent are not in dispute as to the distribution or retention of Escrow Shares withheld pursuant to a Pending Claim Notice, Acquiror and the Shareholder Agent shall promptly prepare an Escrow Disposition Notice (as defined in Section 4.2) directing the Escrow Agent to so distribute or retain such Escrow Shares.



     4.2 The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) written instructions contained in one or more notices in the form of Exhibit C (each an "Escrow Disposition Notice") delivered to the Escrow Agent and executed by Acquiror and the Shareholder Agent, (ii) a final arbitration award secured under the provisions of Section 4.4 hereof, (iii) a certified or file-stamped copy of an order of a court of competent jurisdiction pursuant to
Section 9 hereof or (iv) the procedures set forth in Section 4.3, as applicable. The Escrow Agent shall promptly comply with such instructions, award, order or procedures, as applicable, to the extent that there are sufficient Escrow Shares in the Escrow Account to so comply.

     4.3 Promptly following the date that Acquiror's independent accountants have completed the first audit following the Effective Time of Acquiror's and the Targets' combined operations, but not later than one year after the Closing Date (such audit completion date being referred to herein as the "Distribution Date"), the Escrow Agent shall distribute to each Shareholder from the Escrow Account his or her percentage interest, as listed on Exhibit A, of the Escrow Shares remaining in the Escrow Account less the number of Escrow Shares specified in any unresolved Pending Claim Notice(s) received by the Escrow Agent prior to the Distribution Date, which specified Escrow Shares the Escrow Agent shall withhold from such distribution and not distribute except as provided in clause (i), (ii) or (iii) of Section 4.2, as applicable. If the first audit of Acquiror's and the Targets' combined operations is completed on or before the date that is one year after the Closing Date, then Acquiror shall notify the Escrow Agent and the Shareholder Agent in writing of such completion within five
(5) days following such completion.


     4.4 Acquiror and the Shareholder Agent agree to use their respective best efforts to resolve any dispute that may arise with respect to this Agreement, including without limitation any dispute regarding the validity of or the amount of Escrow Shares designated in any Pending Claim Notice, amicably and without resort to any third party dispute resolution forum. At any time Acquiror on the one hand or the Shareholder Agent on the other believes that a dispute exists among the parties with respect to this Agreement, it or he shall give prompt written notice thereof to the other party(s), including the Shareholders. Any dispute which has not been settled or resolved within thirty (30) days of receipt by Acquiror or the Shareholder Agent of the notice thereof shall be submitted for binding arbitration in Marion County, Indiana in an arbitration proceeding that, except as may otherwise be provided herein, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen in accordance with such rules. All evidentiary and discovery matters shall be conducted in accordance with and governed by the applicable Federal Rules of Civil Procedure. No later than 10 calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. All discovery shall be completed no later than the commencement of the arbitration hearing or 90 calendar days after the date that a proper demand for arbitration is served, whichever occurs first, unless, upon a showing of good cause, the arbitrator extends such period. The hearing shall commence no later than 90 calendar days after the arbitrator is appointed and shall continue until completed. The arbitrator shall issue his or her award in writing no later than 20 calendar days after the conclusion of the hearing. The parties to this Agreement agree that, in rendering an award, the arbitrator shall have no jurisdiction to consider evidence with respect to or render any award of judgment for punitive damages or any other amount awarded for purposes of imposing a penalty. The arbitrator shall not have the power to amend this Agreement in any respect. The arbitrator's decision shall be binding and conclusive upon the parties. The costs of any arbitration conducted pursuant to this Section 4.4 shall be borne by the non-prevailing party(s), as identified by the arbitrator, regardless of whether the subject dispute is arbitrated to completion; provided, that any such costs shall be paid solely out of the Escrow Account. Each party hereto agrees to provide notice of the commencement of any such arbitration proceeding to the Escrow Agent and the other parties, as the case may be.


     5. CONTROL OF LITIGATION.


     5.1 Within 20 calendar days following receipt by Acquiror of notice of any claim by a third party or of the commencement of any action or proceeding by a third party which may give rise to an indemnity claim under Article XIII of the Share Exchange Agreement, Acquiror shall notify the Shareholder Agent in writing of such claim, action or proceeding, and the Shareholder Agent shall promptly notify the shareholders of such claim, action or proceeding; provided, that failure by Acquiror to give such notification shall not affect Acquiror's rights to indemnification under Article XIII of the Share Exchange Agreement, except to the extent the Shareholder Agent shall have been prejudiced as a result of such failure. Upon receipt of such written notice, the Shareholder Agent shall be entitled to participate in and, to the extent that it may wish, unless it is reasonably foreseeable that the Losses from such claim, action or proceeding will exceed the value of the Escrow Shares remaining in the Escrow Account or such claim, action or proceeding involves a claim for injunction or other specific relief, assume the defense, conduct or settlement of such claim, action or proceeding by giving written notice thereof to Acquiror within forty-five
(45) days of his receipt of notice of such claim, action or proceeding. After delivery of such notice to Acquiror, the Shareholders shall not be liable to Acquiror for any legal expenses subsequently incurred by Acquiror in connection with the defense, conduct or settlement of such claim, action or proceeding; provided, that, if the Shareholder Agent fails to take reasonable steps necessary to diligently defend such claim, action or proceeding within 20 calendar days after receiving written notice from Acquiror that it believes the Shareholder Agent has failed to take such steps, then Acquiror may assume such defense, and the Shareholders shall be liable for any expenses therefor. Without limiting the foregoing sentence, if the Shareholder Agent assumes the defense of a third party claim, action or proceeding hereunder, then Acquiror shall have the right to participate in such defense at its own expense by giving prompt written notice thereof to the Shareholder Agent. If, after assuming the defense of a third party claim, action or proceeding hereunder, the Shareholder Agent obtains an award from the third party claimant on behalf of the Shareholders, then Acquiror shall be entitled to recover its costs, including reasonable attorney's fees of outside counsel incurred in defending such claim and obtaining such award, from the proceeds of such award; provided, that such recovery shall not be a waiver of any right, claim or amount to which Acquiror may otherwise be entitled. In the event the Shareholder Agent assumes the defense of a claim, action or proceeding hereunder, the Shareholder Agent shall be entitled to receive from the Escrow Agent distributions of cash or Escrow Shares from the Escrow Account to reimburse the Shareholder Agent (and, thereby, the Shareholders for whom he will be acting) for the reasonable costs incurred in such defense as well as the costs of any settlement or damages paid with respect to such claim, action or proceeding. The Escrow Agent shall make such a distribution to the Shareholder Agent only upon the receipt of a properly executed Escrow Disposition Notice.

     5.2 To the extent that a third party may be responsible for a Loss incurred or suffered by Acquiror, Acquiror either (a) may seek recovery of the Loss from the third party, in which case the Shareholders shall be responsible only to the extent that the Loss is not recoverable from the third party (other than claims for Losses incurred in obtaining such recovery), or (b) seek indemnification from the Shareholders for the Loss pursuant to Article XIII of the Share Exchange Agreement, in which case Acquiror shall assign to the Shareholders all rights relating to the Loss that Acquiror may have against the third party, shall not release the third party from its obligations and shall cooperate with the Shareholders and take all other action reasonably requested by the Shareholders to enable them to seek recovery of the Loss from the third party.

     5.3 Notwithstanding anything herein to the contrary, neither Acquiror on the one hand nor the Shareholder Agent on the other shall have the right to settle or compromise a third-party claim, action or proceeding without obtaining the prior written consent of the other, which consent shall not be unreasonably withheld. In addition, the Shareholder Agent shall not permit to exist any lien, encumbrance or other adverse charge upon any asset of, or consent to the imposition of any injunction against, Acquiror or any of its respective affiliates without obtaining its prior written consent, which consent shall not be unreasonably withheld.

     6. ESCROW PROVISIONS.


     6.1 This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto, and the Escrow Agent shall determine its duties solely by reference to this Agreement and not by reference to the Share Exchange Agreement or any other agreement. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto, except this Agreement. Subject to Sections 1.1 and 1.2, the Escrow Agent's duties hereunder shall be ministerial in nature.



     6.2 Upon termination of this Agreement and delivery of the balance of the Escrow Shares to the parties entitled thereto, the Escrow Agent shall be discharged from any further obligation hereunder.



     6.3 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

     6.4 The Escrow Agent shall not be liable to the other parties hereto for any error of judgment, action taken or omitted in good faith or mistake of fact or law, or anything which it may do or refrain from doing in connection therewith, except in the case of its own gross negligence, willful misconduct or bad faith.



     6.5 The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith and in accordance with the advice of such counsel.



     6.6 The Escrow Agent shall be entitled to be indemnified and held harmless by Acquiror and the Shareholders, jointly and severally, for any and all claims, liabilities, costs, payments and expenses, including reasonable fees of counsel (who may be selected by the Escrow Agent), incurred by the Escrow Agent which arise out of or in connection with any act or omission by it in the performance of its obligations under this Agreement, except in the case of the Escrow Agent's own gross negligence, willful misconduct or bad faith.


     7. TIME OF PERFORMANCE. Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day of the Escrow Agent shall be deemed to be in full compliance.

     8. DEATH, DISABILITY, ETC. The death, disability, bankruptcy or insolvency of any of the Shareholders shall not affect or prevent the performance by the Escrow Agent of its obligations and instructions received hereunder. Without limiting the foregoing sentence, the Shareholder Agent shall notify the Escrow Agent in writing of any person who or that, as a result of a Shareholder's death, disability, bankruptcy or insolvency, should receive distributions, if any, that would otherwise be made hereunder to such Shareholder.


     9. RESOLUTION OF CONTROVERSIES. In the event any dispute or controversy arises respecting the administration or disposition of the Escrow Shares, or any part thereof, and such dispute or controversy has not been submitted to arbitration as provided in Section 4.4 hereof, the Escrow Agent shall refuse to comply with the conflicting claims and demands of the parties, and the Escrow Agent shall not be or become liable in any way to any person for so refusing to comply. The Escrow Agent shall be entitled to continue; to so refrain from acting until it receives authorization in any of the forms stated in clauses
(i), (ii) and (iii) of Section 4.2. In the event of any such dispute or controversy, the Escrow Agent shall have the right but not the obligation to interplead the parties to such dispute or controversy in any court of competent jurisdiction, including but not limited to the courts of the State of Indiana and the United States District Court for the Southern District of Indiana which shall be deemed to be courts of competent jurisdiction. Acquiror and the Shareholders, jointly and severally, shall reimburse the Escrow Agent for all expenses, fees and charges (including reasonable attorneys' fees and expenses) reasonably incurred by the Escrow Agent in any such interpleader action.



     10. RESIGNATION OR REMOVAL OF ESCROW AGENT. If the Escrow Agent resigns or is removed, then Acquiror and the Shareholder Agent shall promptly, mutually agree upon and name a substitute for the Escrow Agent ("Successor Escrow Agent"), which shall be a bank or trust company and which shall perform the same duties and responsibilities, and which shall be entitled to the same protection and substantially equivalent fees, as the original Escrow Agent named herein. The Escrow Agent shall have the unequivocal right to resign as Escrow Agent upon at least thirty (30) days' prior written notice delivered to Acquiror and the Shareholder Agent (who shall promptly deliver such notice to the Shareholders); provided, that, in any event, such resignation shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Escrow Shares. Upon mutual agreement by Acquiror and the Shareholder Agent, the Escrow Agent may be removed upon at least thirty (30) days' prior written notice; provided, that, in any event, such removal shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Escrow Shares. In either of said events, if a Successor Escrow Agent is not appointed within said thirty-day period, the Escrow Agent, Acquiror or the Shareholder Agent may petition a court of competent jurisdiction to name a Successor Escrow Agent, whether by interpleader or other appropriate action, and the decision of such court shall be binding upon all parties to this Agreement. In any event, the Successor Escrow Agent shall have capital and surplus equal to or greater than the capital and surplus of the Escrow Agent.

     11. ACCEPTANCE OF ESCROW: COMPENSATION OF ESCROW AGENT. The Escrow Agent hereby agrees to serve as Escrow Agent pursuant to this Agreement and to perform the duties and responsibilities conferred upon it hereunder. Acquiror shall pay the Escrow Agent periodically, and no less often than annually, a reasonable fee for its services under this Escrow Agreement, which fee shall be determined in accordance with the fee schedule for escrow accounts then adopted by the Escrow Agent at the time Escrow Agent's services are rendered hereunder.


     12. TERMINATION. This Agreement shall terminate without further action of any party when all of the terms hereof shall have been fully performed.

     13. NOTICES. Any notice, request, instruction or other document to be given under this Agreement by any party shall be in writing and shall be delivered personally, by registered or certified mail, postage prepaid, return receipt requested, by overnight courier or by facsimile transmission, as follows:

           (a) If to Acquiror, at:

              The Hillhaven Corporation
              1148 Broadway Plaza
              Tacoma, WA 98402
              Attention: General Counsel
              Facsimile: (206) 756-4845

             With a copy to:

              Edmund O. Belsheim, Jr.
              Bogle & Gates
              Two Union Square
              601 Union Street
              Seattle, WA 98101-2346
              Facsimile: (206) 621-2660

           (b) If to the Shareholders, at:

              c/o Thomas E. Phillippe, Jr.

              Attention:
              Facsimile:

             With a copy to:

              Marcus B. Chandler, Esq.
              ICE MILLER DONADIO & RYAN
              One American Square
              Box 82001
              Indianapolis, IN 46282-0002
              Facsimile: (317) 236-2219

or to such other address or person as any party may designate by a notice to the other parties which is given in the manner required above. Any such notice, request, instruction or other document shall be deemed to have been delivered and received as of the date personally delivered, or if mailed, three days after the date so mailed, or if telecopied, the date on which such telecopy is sent (as confirmed by return facsimile transmission) or if by overnight courier the day following the day on which such notice is properly placed with the courier.


     14. COOPERATION WITH ESCROW AGENT. The parties to this Agreement shall cooperate with the Escrow Agent, as the Escrow Agent reasonably deems necessary or desirable to perform its duties and obligations under this Agreement. Without limiting the foregoing, upon reasonable request from the Escrow Agent, the parties shall provide the Escrow Agent with all information necessary to make any distribution, including names, addresses, social security numbers and tax identification numbers. The Escrow Agent shall be entitled to rely upon the most recent information received from any party without further inquiry and each party shall be responsible for notifying the Escrow Agent of any new or changed information pertaining to such party.

     15. TAXES: REPORTS TO GOVERNMENTAL AUTHORITIES. The Shareholders severally agree to assume any obligations imposed now or hereafter by any applicable tax law with respect to any payment from the Escrow Account to the Shareholders under this Agreement and undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding taxes and any other taxes, assessments or other governmental charges and any certifications and governmental reporting required in connection therewith.

     16. MISCELLANEOUS.

     16.1 This Agreement may not be amended or modified in any way except by an instrument in writing signed by all of the parties hereto.

     16.2 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana without reference to its conflicts of law provisions.

     16.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     16.4 The headings contained in this Agreement are for convenience only, shall not affect this Agreement in any way, and shall not be used to construe or interpret the scope or intent of this Agreement.

     16.5 This Agreement shall inure to the benefit of and shall bind the parties hereto and their respective heirs, devisees, personal representatives, successors, transferees and assigns; provided, that, except as otherwise expressly set forth in this Agreement, including without limitation Section 10, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties.

     IN WITNESS WHEREOF, the parties have duly executed and have caused to be duly executed this Agreement as of the date first written above.

                                                THE HILLHAVEN CORPORATION

                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          BANK ONE, INDIANAPOLIS, N.A.

                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT A

                                  SHAREHOLDERS

INDIVIDUAL                                                                        PERCENTAGE
- ----------
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------

                                   EXHIBIT B

                              PENDING CLAIM NOTICE

To:     Bank One, Indianapolis, N.A.

From:   The Hillhaven Corporation

Date:
        ------------------------------

     This Pending Claim Notice is delivered to you pursuant to Section 4.1 of
the Escrow Agreement, dated        , 1995 (the "Escrow Agreement"), by and among
The Hillhaven Corporation, a Nevada corporation, the Shareholders and Bank One, Indianapolis, N.A. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Escrow Agreement.

     Please be advised that you are hereby instructed to withhold from the distribution to the Shareholders that is due to be made on the Distribution Date
from the Escrow Account a total of                          Escrow Shares.

     The undersigned maintains in good faith that it is entitled to indemnification in the aforementioned amount of Escrow Shares pursuant to the terms of the Share Exchange Agreement based upon the following:

    [LIST INDEMNIFICATION ITEMS AND THE AMOUNT OF EACH ITEM. ATTACH ANY DOCUMENTS REASONABLY DEMONSTRATING THE INDEMNIFICATION ITEMS.]

     The Shareholder Agent has been sent a copy of this Pending Claim Notice along with any attached information relating to the claimed right to indemnification.

     Signed this           day of             , 199 .

                                          THE HILLHAVEN CORPORATION

                                          By
                                             --------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT C

                           ESCROW DISPOSITION NOTICE

To:     Bank One, Indianapolis, N.A.

From:   The Hillhaven Corporation
        Thomas E. Phillippe, Jr.

Date:
        -------------------------------

     This Escrow Disposition Notice is delivered to you pursuant to Section 4.2
of the Escrow Agreement, dated        , 1995 (the "Escrow Agreement"), by and
among The Hillhaven Corporation, a Nevada corporation, the Shareholders and Bank One, Indianapolis, N.A. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Escrow Agreement.

     Please be advised that you are hereby directed to [distribute from] [retain in] the Escrow Account the property now held in your possession and described herein in the following manner, to wit:

    [STATE THE NUMBER OF ESCROW SHARES TO BE DISTRIBUTED OR RETAINED AND, IF DISTRIBUTED, THE RECIPIENT(S) OF SUCH SHARES]

     Signed this           day of             , 199 .

                                          THE HILLHAVEN CORPORATION

                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                                          --------------------------------------
                                          Thomas E. Phillippe, Jr.

                                   EXHIBIT D

                               ESCROW AGENT FEES
                                        DOLLARS ($          ) PER YEAR

                                 EXHIBIT 3.3(B)

                                ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Agreement") is made this day of             ,
1995, by and among The Hillhaven Corporation, a Nevada Corporation (such corporation and its subsidiaries being referred to herein collectively as "Acquiror"), the individuals listed on Exhibit A (collectively, the "Shareholders") and Bank One, Indianapolis, N.A. (the "Escrow Agent").

                             EXPLANATION STATEMENT


     A. Acquiror and the Targets are parties to that certain Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests dated as of February 27, 1995 (the "Share Exchange Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Share Exchange Agreement.


     B. Prior to the Effective Time, the Shareholders owned all the capital stock of Nationwide Care, Inc., an Indiana corporation.

     C. In order to induce Acquiror to enter into the Share Exchange Agreement and to consummate the transactions contemplated thereby, the Shareholders wish to execute and deliver this Agreement and to deposit or to cause to be deposited in escrow hereunder certificates representing five percent (5%) of the Acquiror Common Shares that comprise the Exchange Consideration (such percentage of shares being referred to herein collectively as the "Escrow Shares") to secure the indemnification obligations under Article XIV of the Share Exchange Agreement, the terms of which Article are incorporated herein by this reference.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

     1. DEPOSIT OF ESCROW SHARES; ESCROW ACCOUNT; SHAREHOLDER AGENT.

     1.1 Promptly following the Effective Time, Acquiror shall withhold from the Exchange Consideration and deposit with the Escrow Agent the Escrow Shares. The Escrow Agent shall establish an account (the "Escrow Account") for the Shareholders and place the Escrow Shares therein. The Escrow Agent agrees that the Escrow Shares shall be held in the Escrow Account and disbursed by the Escrow Agent in accordance with, and subject to the terms and conditions of, this Agreement.

     1.2 Acquiror and the Shareholders acknowledge and agree that, to the extent and for so long as Escrow Shares are held by the Escrow Agent hereunder, Acquiror shall have, as of and from the date such Escrow Shares are received by the Escrow Agent, a perfected, first priority security interest in such Escrow Shares to secure the payment of amounts, if any, payable pursuant to Article XIV of the Share Exchange Agreement. In connection therewith, the Shareholders expressly agree (i) that the Escrow Agent is acting solely as Acquiror's agent to the extent necessary to perfect Acquiror's first-priority security interest in the Escrow Shares and (ii) to execute and deliver such instruments as Acquiror may from time to time reasonably request for the purpose of evidencing and perfecting such security interest.

     1.3 All of the Shareholders hereby appoint Thomas E. Phillippe, Jr., an individual (the "Shareholder Agent"), as their attorney-in-fact to act as their agent in the performance of all of their obligations and exercise of all of their rights under this Agreement.

     2. VOTING RIGHTS; DIVIDENDS ON ESCROW SHARES; SALE OF SHARES; INVESTMENT OF CASH.


     2.1 All voting rights with respect to the Escrow Shares shall remain with the Shareholders. All cash dividends on Escrow Shares shall be distributed by Acquiror to the Escrow Agent. Promptly, and no later than the thirtieth (30th) calendar day following receipt thereof by the Escrow Agent, the Escrow Agent shall distribute such dividends in respect of the Escrow Shares to the Shareholders, respectively.

     2.2 All non-cash dividends (including, without limitation, any stock split, share dividend, rights offering or recapitalization) on any Escrow Shares shall be added to the Escrow Account as additional Escrow Shares fully subject to the terms of this Agreement.

     2.3 At any time while there are Escrow Shares in the Escrow Account, the Shareholder Agent may, by delivering written instructions to the Escrow Agent, direct the Escrow Agent to sell one or more of the Escrow Shares on the NYSE and deposit the sale proceeds into the Escrow Account, which proceeds shall be distributed, designated, withheld and otherwise subject to the terms of this Agreement in the same manner and to the same extent as the Escrow Shares.


     2.4 All cash deposited into the Escrow Account shall be invested and reinvested in the securities of any open-end or closed-end, management type investment company or investment company or investment trust registered as such under the Federal Investment Company Act of 1940 (which would be properly characterized as a "Money Market Fund") which is made available by the Escrow Agent for the liquid investment of funds for its clients' accounts. The fact that the Escrow Agent or any affiliate of the Escrow Agent is providing services to and receiving remuneration from the investment company or trust as Investment Advisor, Trustee, Transfer Agent, Registrar or otherwise, shall not preclude the Escrow Agent from following this direction to invest in the securities of the investment company or investment trust. In investing and reinvesting any such monies, the Escrow Agent shall seek to obtain the best yields consistent with safety of principal and ready marketability. The Escrow Agent shall have no duty or right to invest cash on deposit in the Escrow Account other than as provided in the foregoing sentence. Earnings on cash so invested shall be paid to the Shareholders.


     3. ACCOUNTING.


     The Escrow Agent shall mail to Acquiror and the Shareholder Agent a written accounting of all transactions relating to the Escrow Account not less frequently than quarterly. The Shareholder Agent shall promptly deliver each such accounting to the Shareholders.


     4. DISPOSITION OF ESCROW SHARES.


     4.1 The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) written instructions contained in the form of Exhibit B (the "Escrow Disposition Notice") delivered to the Escrow Agent and executed by Acquiror and the Shareholder Agent, (ii) a final arbitration award secured under the provisions of Section 4.3 hereof, or (iii) a certified or file-stamped copy of an order of a court of competent jurisdiction pursuant to Section 9, as applicable. The Escrow Agent shall promptly comply with such instructions, award or order, as applicable, to the extent that there are sufficient Escrow Shares in the Escrow Account to so comply. The number of Escrow Shares to be distributed hereunder shall be (i) determined using the average closing price of one Acquiror Common Share as reported on the NYSE for the ten (10) trading days immediately preceding the date of such distribution and (ii) rounded to the nearest whole share. The Shareholder Agent shall give the Shareholders prompt written notice of any proposed disposition of Escrow Shares from the Escrow Account.


     4.2 Promptly following the earlier of the date that the [redacted] Litigation (as defined in this Section 4.2) has been settled or otherwise finally resolved or the date that a summary judgment to the effect that punitive damages will not be allowed in such litigation has been granted, either of which must be reflected in a final order of a court of competent jurisdiction from which appeal may not be taken (due to lapse of time or otherwise), Acquiror and the Shareholder Agent shall, subject to Section 4.3, prepare and deliver to the Escrow Agent the Escrow Disposition Notice, and the Escrow Agent shall distribute the Escrow Shares to the Shareholders and/or Acquiror in accordance therewith. As used herein, the "[redacted] Litigation" shall mean [redacted].


     4.3 Acquiror and the Shareholder Agent agree to use their respective best efforts to resolve any dispute that may arise with respect to this Agreement amicably and without resort to any third party dispute resolution forum. At any time Acquiror on the one hand or the Shareholder Agent on the other believes that a dispute exists among the parties with respect to this Agreement, it or he shall give prompt written notice thereof to the other party(s), including the Shareholders. Any dispute which has not been settled or resolved within thirty
(30) days of receipt by Acquiror or the Shareholder Agent of the notice thereof shall be submitted for binding arbitration in Marion County, Indiana in an arbitration proceeding that, except as may otherwise be provided herein, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen in accordance with such rules. All evidentiary and discovery matters shall be conducted in accordance with and governed by the applicable Federal Rules of Civil Procedure. No later than 10 calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. All discovery shall be completed no later than the commencement of the arbitration hearing or 90 calendar days after the date that a proper demand for arbitration is served, whichever occurs first, unless, upon a showing of good cause, the arbitrator extends such period. The hearing shall commence no later than 90 calendar days after the arbitrator is appointed and shall continue until completed. The arbitrator shall issue his or her award in writing no later than 20 calendar days after the conclusion of the hearing. The parties to this Agreement agree that, in rendering an award, the arbitrator shall have no jurisdiction to consider evidence with respect to or render any award of judgment for punitive damages or any other amount awarded for purposes of imposing a penalty. The arbitrator shall not have the power to amend this Agreement in any respect. The arbitrator's decision shall be binding and conclusive upon the parties. The costs of any arbitration conducted pursuant to this Section 4.3 shall be borne by the non-prevailing party(s), as identified by the arbitrator, regardless of whether the subject dispute is arbitrated to completion; provided, that any such costs shall be solely paid out of the Escrow Account. Each party hereto agrees to provide notice of the commencement of any such arbitration proceeding to the Escrow Agent and the other parties, as the case may be.


     5. CONTROL OF LITIGATION.

     5.1 The Shareholder Agent shall control the defense, conduct or settlement of the [redacted] Litigation, and Acquiror shall have the right, at its own expense, to participate therein by giving written notice to the Shareholder Agent. If the Shareholder Agent obtains an award from the third party claimant in the [redacted] Litigation on behalf of the Shareholders, then Acquiror shall be entitled to recover its costs, including reasonable attorney's fees of outside counsel incurred in defending such claim and obtaining such award, from the proceeds of such award; provided, that such recovery shall not be a waiver of any right, claim or amount to which Acquiror may otherwise be entitled.

     5.2 Notwithstanding anything herein to the contrary, the Shareholder Agent shall not have the right to settle or compromise the [redacted] Litigation without obtaining the prior written consent of Acquiror, which consent shall not be unreasonably withheld. In addition, the Shareholder Agent shall not permit to exist any lien, encumbrance or other adverse charge upon any asset of, or consent to the imposition of any injunction against, Acquiror or any of its affiliates without obtaining its prior written consent, which consent shall not be unreasonably withheld.

     6. ESCROW PROVISIONS.


     6.1 This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto, and the Escrow Agent shall determine its duties solely by reference to this Agreement and not by reference to the Share Exchange Agreement or any other agreement. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto, except this Agreement. Subject to Sections 1.1 and 1.2, the Escrow Agent's duties hereunder shall be ministerial in nature.



     6.2 Upon termination of this Agreement and delivery of the balance of the Escrow Shares to the parties entitled thereto, the Escrow Agent shall be discharged from any further obligation hereunder.



     6.3 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or for any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.



     6.4 The Escrow Agent shall not be liable to the other parties hereto for any error of judgment, action taken or omitted in good faith or mistake of fact or law, or anything which it may do or refrain from doing in connection therewith, except in the case of its own gross negligence, willful misconduct or bad faith.

     6.5 The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith and in accordance with the advice of such counsel.



     6.6 The Escrow Agent shall be entitled to be indemnified and held harmless by Acquiror and the Shareholders, jointly and severally, for any and all claims, liabilities, costs, payments and expenses, including reasonable fees of counsel (who may be selected by the Escrow Agent), incurred by the Escrow Agent which arise out of or in connection with any act or omission by it in the performance of its obligations under this Agreement, except in the case of the Escrow Agent's own gross negligence, willful misconduct or bad faith.


     7. TIME OF PERFORMANCE. Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day of the Escrow Agent shall be deemed to be in full compliance.

     8. DEATH, DISABILITY, ETC. The death, disability, bankruptcy or insolvency of any of the Shareholders shall not affect or prevent the performance by the Escrow Agent of its obligations and instructions received hereunder. Without limiting the foregoing sentence, the Shareholder Agent shall notify the Escrow Agent in writing of any person who or that, as a result of a Shareholder's death, disability, bankruptcy or insolvency, should receive distributions, if any, that would otherwise be made hereunder to such Shareholder.


     9. RESOLUTION OF CONTROVERSIES. In the event any dispute or controversy arises respecting the administration or disposition of the Escrow Shares, or any part thereof, and such dispute or controversy has not been submitted to arbitration as provided in Section 4.3 hereof, the Escrow Agent shall refuse to comply with the conflicting claims and demands of the parties, and the Escrow Agent shall not be or become liable in any way to any person for so refusing to comply. The Escrow Agent shall be entitled to continue to so refrain from acting until it receives authorization in any of the forms stated in clauses (i), (ii) and (iii) of the first sentence of Section 4.1. In the event of any such dispute or controversy, the Escrow Agent shall have the right but not the obligation to interplead the parties to such dispute or controversy in any court of competent jurisdiction, including but not limited to the courts of the State of Indiana and the United States District Court for the Southern District of Indiana which shall be deemed to be courts of competent jurisdiction, and to deposit with such court the Escrow Shares remaining in the Escrow Account, or any portion thereof. Thereafter the Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to the Escrow Shares held in the Escrow Account or the portion thereof deposited with the court in such proceedings, except in the case of its own gross negligence, willful misconduct, or bad faith. Acquiror and the Shareholders, jointly and severally, shall reimburse the Escrow Agent for all expenses, fees and charges (including reasonable attorneys' fees and expenses) reasonably incurred by the Escrow Agent in any such interpleader action.



     10. RESIGNATION OR REMOVAL OF ESCROW AGENT. If the Escrow Agent resigns or is removed, then Acquiror and the Shareholder Agent shall promptly mutually agree upon and name a substitute for the Escrow Agent ("Successor Escrow Agent"), which shall be a bank or trust company and which shall perform the same duties and responsibilities, and which shall be entitled to the same protection and substantially equivalent fees, as the original Escrow Agent named herein. The Escrow Agent shall have the unequivocal right to resign as Escrow Agent upon at least thirty (30) days' prior written notice delivered to Acquiror and the Shareholder Agent (who shall promptly deliver such notice to the Shareholders); provided, that, in any event, such resignation shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Escrow Shares. Upon mutual agreement by Acquiror and the Shareholder Agent, the Escrow Agent may be removed upon at least thirty (30) days' prior written notice; provided, that, in any event, such removal shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Escrow Shares. In either of said events, if a Successor Escrow Agent is not appointed within said thirty-day period, the Escrow Agent, Acquiror or the Shareholder Agent may petition a court of competent jurisdiction to name a Successor Escrow Agent, whether by interpleader or other appropriate action, and the decision of such court shall be binding upon all parties to this Agreement. In any event, the Successor Escrow Agent shall have capital and surplus equal to or greater than the capital and surplus of the Escrow Agent.

     11. ACCEPTANCE OF ESCROW: COMPENSATION OF ESCROW AGENT. The Escrow Agent hereby agrees to serve as Escrow Agent pursuant to this Agreement and to perform the duties and responsibilities conferred upon it hereunder. The Escrow Agent has agreed to serve hereunder for such fees as are set forth in Exhibit C, which fees are to be paid as described in Exhibit C. Such fees shall be borne by Acquiror. Acquiror shall pay the Escrow Agent periodically, and no less often than annually, a reasonable fee for its services under this Escrow Agreement, which fee shall be determined in accordance with the fee schedule for escrow accounts then adopted by Escrow Agent at the time the Escrow Agent's services are rendered hereunder.


     12. TERMINATION. This Agreement shall terminate without further action of any party when all of the terms hereof shall have been fully performed.

     13. NOTICES. Any notice, request, instruction or other document to be given under this Agreement by any party shall be in writing and shall be delivered personally, by registered or certified mail, postage prepaid, return receipt requested, by overnight courier or by facsimile transmission, as follows:

           (a) If to Acquiror, at:

               The Hillhaven Corporation
               1148 Broadway Plaza
               Tacoma, WA 98402
               Attention: General Counsel
               Facsimile: (206) 756-4845

             With a copy to:

               Edmund O. Belsheim, Jr.
               Bogle & Gates
               Two Union Square
               601 Union Street
               Seattle, WA 98101-2346
               Facsimile: (206) 621-2660

           (b) If to the Shareholders, at:

               c/o Thomas E. Phillippe, Jr.

               ---------------------------------------------

               ---------------------------------------------
               Attention:
               Facsimile:

             With a copy to:

               Marcus B. Chandler, Esq.
               ICE MILLER DONADIO & RYAN
               One American Square
               Box 82001
               Indianapolis, IN 46282-0002
               Facsimile: (317) 236-2219

or to such other address or person as any party may designate by a notice to the other parties which is given in the manner required above. Any such notice, request, instruction or other document shall be deemed to have been delivered and received as of the date personally delivered, or if mailed, three days after the date so mailed, or if telecopied, the date on which such telecopy is sent (as confirmed by return facsimile transmission) or if by overnight courier the day following the day on which such notice is properly placed with the courier.


     14. COOPERATION WITH ESCROW AGENT. The parties to this Agreement shall cooperate with the Escrow Agent, as the Escrow Agent reasonably deems necessary or desirable to perform its duties and obligations under this Agreement. Without limiting the foregoing, upon reasonable request from the Escrow Agent, the parties shall provide the Escrow Agent with all information necessary to make any distribution, including names, addresses, social security numbers and tax identification numbers. The Escrow Agent shall be entitled to rely upon the most recent information received from any party without further inquiry and each party shall be responsible for notifying the Escrow Agent of any new or changed information pertaining to such party.

     15. TAXES: REPORTS TO GOVERNMENTAL AUTHORITIES. The Shareholders severally agree to assume any obligations imposed now or hereafter by any applicable tax law with respect to any payment from the Escrow Account to the Shareholders under this Agreement and undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding taxes and any other taxes, assessments or other governmental charges and any certifications and governmental reporting required in connection therewith.

     16. MISCELLANEOUS.

     16.1 This Agreement may not be amended or modified in any way except by an instrument in writing signed by all of the parties hereto.

     16.2 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana without reference to its conflicts of law provisions.

     16.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     16.4 The headings contained in this Agreement are for convenience only, shall not affect this Agreement in any way, and shall not be used to construe or interpret the scope or intent of this Agreement.

     16.5 This Agreement shall inure to the benefit of and shall bind the parties hereto and their respective heirs, devisees, personal representatives, successors, transferees and assigns; provided, that, except as otherwise expressly set forth in this Agreement, including without limitation Section 10, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties.

     IN WITNESS WHEREOF, the parties have duly executed and have caused to be duly executed this Agreement as of the date first written above.

                                          THE HILLHAVEN CORPORATION

                                          By
                                             --------------------------------
                                             Name:
                                             Title:

                                          -----------------------------------

                                          -----------------------------------

                                          -----------------------------------

                                          -----------------------------------

                                          -----------------------------------

                                          -----------------------------------

                                          BANK ONE, INDIANAPOLIS, N.A.

                                          By
                                             --------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT A

                                  SHAREHOLDERS

INDIVIDUAL

- ----------------------------------------

- ----------------------------------------

- ----------------------------------------

- ----------------------------------------

- ----------------------------------------

- ----------------------------------------

                                   EXHIBIT B

                           ESCROW DISPOSITION NOTICE

To:    Bank One, Indianapolis, N.A.

From:  The Hillhaven Corporation
       Thomas E. Phillippe, Jr.

Date:
       ---------------------------


     This Escrow Disposition Notice is delivered to you pursuant to Section 4.1
of the Escrow Agreement, dated             , 1995 (the "Escrow Agreement"), by
and among The Hillhaven Corporation, a Nevada corporation, the Shareholders and Bank One, Indianapolis, N.A. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Escrow Agreement.

     Please be advised that you are hereby directed to distribute from the Escrow Account the property now held in your possession and described herein in the following manner, to wit:

     [STATE THE NUMBER OF ESCROW SHARES/AMOUNT OF CASH TO BE DISTRIBUTED AND THE RECIPIENT(S) OF SUCH SHARES/CASH]

     Signed this      day of             , 1995.

                                                THE HILLHAVEN CORPORATION

                                          By
                                             ----------------------------------
                                             Name:
                                             Title:


                                          -------------------------------------
                                          Thomas E. Phillippe, Jr.

                                   EXHIBIT C

                               ESCROW AGENT FEES
                                        DOLLARS ($          ) PER YEAR

                                 EXHIBIT 6.6(A)

                      , 1995

The Hillhaven Corporation
1148 Broadway Plaza
Tacoma, Washington 98402

Gentlemen:


     Reference is made to the Restated and Amended Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests dated as of February 27, 1995 (the "Agreement"), by and among The Hillhaven Corporation ("Acquiror"), Nationwide Care, Inc. ("Nationwide"), Phillippe Enterprises, Inc. ("PEI"), Meadowvale Skilled Care Center, Inc. ("Meadowvale") and specified Partners of Camelot Care Centers ("Camelot"), Evergreen Woods, Ltd. ("Evergreen") and Shangri-La Partnership (Nationwide, PEI and Meadowvale are collectively referred to herein as the "Corporate Targets"; Camelot and Evergreen are collectively referred to herein as the "Partnership Targets"; the Corporate Targets and Partnership Targets are collectively referred to herein as the "Targets"), providing for the exchange of all of the outstanding common stock of each of the Corporate Targets for common stock of the Acquiror and the assignment of all interests in the Partnership Targets to Nationwide (collectively, the "Acquisitions"). Pursuant to the Agreement, I may receive a certain number of shares of Common Stock, par value $0.75 per share, of Acquiror in exchange for the shares of Common Stock of the Corporate Targets (the "Target Common Shares") or interests in the Partnership Targets (the "Target Interests") owned by me (all shares of Acquiror Common Stock to be acquired by me pursuant to the Agreement being hereinafter referred to as "Acquiror Common Shares").


     I have been advised that I may be deemed to be an "affiliate" of at least one of the Targets within the meaning of Rule 144 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and as that term is used in paragraphs (c) and (d) of Rule 145 under the Act. For all purposes of this letter, the term "affiliate" shall have the foregoing meaning. I understand that the Targets are obligated, pursuant to Section 6.6 of the Agreement, to use their best efforts to cause me, and each person identified as a possible affiliate, to deliver this letter (hereinafter referred to as an "Affiliate Letter") to Acquiror.

     A. In connection with, and in consideration of, the matters set forth above:

          1. I confirm that I have no agreement (oral or written) with any other affiliate of the Targets pursuant to which I am subject to restrictions on sales similar to the restrictions in this Affiliate Letter. I represent and warrant that as of the date hereof I beneficially own such Target Common Shares and Target Interests as are listed on Schedule A attached hereto.

          2. I understand that the Acquiror Common Shares will, upon the effectiveness of the Acquisitions, be registered with the SEC under the Act. However, I also understand that, since I may be an affiliate of one of the Targets at the time the Agreement is submitted to the stockholders and partners of the Targets for approval and the distribution by me as a former affiliate of a Target of Acquiror Common Shares has not been registered under the Act, any sale or disposition by me of any of the Acquiror Common Shares may, under current law, be made only in conformity with the provisions of Rule 145(d) under the Act, pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration thereunder. I understand that the provisions of Rule 145(d) restrict my sales, during the two-year period after the effective date of the Acquisitions, and permit sales, in general, while Acquiror is subject to the requirements to file, and is filing, periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, only in brokers' transactions or transactions directly with a market maker where the aggregate number of shares sold at any time together with all sales of restricted Acquiror securities sold for my account during the preceding three-month period, does not exceed, generally, the greater of (i) one percent of the outstanding shares of Common Stock of Acquiror, or (ii) the average weekly volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four-week period preceding any such sale, all as set forth in more detail in Rules 144 and 145 under the Act.

          3. In view of the foregoing paragraph 2, unless the Agreement is terminated, I agree that after the effective date of the Acquisitions, I will not offer to sell, sell or otherwise dispose of Acquiror Common Shares except (i) pursuant to an effective registration statement; (ii) pursuant to the provisions of Rule 145 under the Act; or (iii) pursuant to another exemption from registration under the Act.

          4. I have carefully read this letter and understand the limitations stated herein upon the sale, transfer or other disposition of (i) Target Common Shares and Target Interests beneficially owned by me or hereafter acquired by me and (ii) Acquiror Common Shares that I may acquire pursuant to the Agreement.

     B. In connection herewith, Acquiror represents, warrants, acknowledges and agrees as follows:

          1. Acquiror shall not give, or cause to be given, stop transfer instructions to the transfer agent of Acquiror with respect to any of the Acquiror Common Shares issued in connection with the Acquisitions except for such instructions as shall be in conformity with the provisions hereof, and shall place, or cause to be placed, on any certificate representing such Acquiror Common Shares only the following legend:

           The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement
           dated                    , 1995 between the registered holder and The
           Hillhaven Corporation, a copy of which is on file at the principal offices of The Hillhaven Corporation.

          2. Acquiror shall use its best efforts to file, in a timely manner, all reports with the SEC necessary for the current public information requirement of Rule 144 under the Act to be satisfied.

                                          Very truly yours,

                                          --------------------------------------

Agreed this      day of
                 , 1995:
The Hillhaven Corporation

- ---------------------------------------------------------
Name:
Title:

                                 EXHIBIT 6.6(B)

               , 1995

The Hillhaven Corporation
1148 Broadway Plaza
Tacoma, Washington 98402

Gentlemen:


     Reference is made to the Restated and Amended Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests dated as of February 27, 1995 (the "Agreement"), by and among The Hillhaven Corporation ("Acquiror"), Nationwide Care, Inc. ("Nationwide"), Phillippe Enterprises, Inc. ("PEI"), Meadowvale Skilled Care Center, Inc. ("Meadowvale") and specified Partners of Camelot Care Centers ("Camelot"), Evergreen Woods, Ltd. ("Evergreen") and Shangri-La Partnership (Nationwide, PEI and Meadowvale are collectively referred to herein as the "Corporate Targets"; Camelot and Evergreen are collectively referred to herein as the "Partnership Targets"; the Corporate Targets and Partnership Targets are collectively referred to herein as the "Targets"), providing for the exchange of all of the outstanding common stock of each of the Corporate Targets for common stock of the Acquiror and the assignment of all interests in the Partnership Targets to Nationwide (collectively, the "Acquisitions"). Pursuant to the Agreement, I may receive a certain number of shares of Common Stock, par value $0.75 per share, of Acquiror in exchange for the shares of Common Stock of the Corporate Targets (the "Target Common Shares") or interests in the Partnership Targets (the "Target Interests") owned by me (all shares of Acquiror Common Stock to be acquired by me pursuant to the Agreement being hereinafter referred to as "Acquiror Common Shares").


     I understand that the Targets are obligated, pursuant to Section 6.6 of the Agreement, to use their best efforts to cause each shareholder of the Corporate Targets and each partner of the Partnership Targets to deliver this letter (hereinafter referred to as the a "Pooling Letter") to Acquiror.

     In connection with, and in consideration of, the matters set forth above:

          1. I confirm that I have no agreement (oral or written) with any other shareholder or partner of the Targets pursuant to which I am subject to restrictions on sales similar to the restrictions in this Pooling Letter. I represent and warrant that as of the date hereof I beneficially own such Target Common Shares and Target Interests as are listed on Schedule A attached hereto.

          2. I understand that, for accounting purposes, it is anticipated that the Acquisitions will qualify for pooling-of-interests accounting treatment under generally accepted accounting principles and that, in order for the Acquisitions to so qualify, shareholders or partners of any Target can sell Target Common Shares, Target Interests and Acquiror Common Shares only in accordance with certain restrictions. In this connection, I will not make any sales of Target Common Shares or Target Interests prior to the effective date of the Acquisitions, or sales of Acquiror Common Shares after the effective date of the Acquisitions, that would cause the criteria for pooling-of-interests accounting treatment to be violated, it being understood that sales of shares in accordance with paragraph 3 below shall be deemed not to violate my obligations under this Pooling Letter.

          3. In view of the foregoing paragraph 2, unless the Agreement is terminated, I agree that with respect to the period beginning on the effective date of the Acquisitions and ending at such time as financial results covering at least 30 days of post-Acquisition combined operations have been published, I will not sell, transfer or otherwise dispose of, or reduce my interest in, or risk relating to, any Acquiror Common Shares received by me pursuant to the Agreement, unless prior to any such transaction I have obtained a letter from an independent public accounting firm satisfactory to Acquiror to the effect that such transactions will not cause the criteria for pooling-of-interests accounting to be violated.

          4. I have carefully read this letter and understand the limitations stated herein upon the sale, transfer or other disposition of (i) Target Common Shares and Target Interests beneficially owned by me or hereafter acquired by me and (ii) Acquiror Common Shares that I may acquire pursuant to the Agreement.

                                          Very truly yours,


                                          ------------------------------------

                                EXHIBIT 6.15(A)


                                  CERTIFICATE

                       EXECUTED BY NATIONWIDE CARE, INC.


     This Certificate is executed and delivered in connection with the Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests, by and among The Hillhaven Corporation, a Nevada corporation ("Acquiror"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership, and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot and Evergreen are collectively referred to as the "Partnerships"), dated as of February 27, 1995 ("Reorganization Agreement"); and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Transaction Documents"). Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Transaction Documents shall have the meanings assigned to such terms in the Transaction Documents.



     In accordance with Section 9.10 of the Reorganization Agreement, the undersigned has requested the opinions of Ice Miller Donadio & Ryan as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. In accordance with Section 8.12 of the Reorganization Agreement, Acquiror has requested the opinions of KPMG Peat Marwick LLP as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. In rendering their opinions, Ice Miller Donadio & Ryan and KPMG Peat Marwick LLP may assume that, and the undersigned hereby certifies, represents, and warrants to Ice Miller Donadio & Ryan and to KPMG Peat Marwick LLP that: (1) the Share Exchange will be consummated in accordance with the terms, conditions, and other provisions of the Transaction Documents; and (2) all of the factual information, descriptions, representations, and assumptions set forth in the Transaction Documents, in the Form S-4 Registration Statement filed with the Securities and Exchange Commission on April 14, 1995 in connection with the Share Exchange, as amended (the "Registration Statement"), and in this Certificate are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time of the Share Exchange (the "Effective Time").



     Pursuant to the foregoing, the undersigned hereby certifies, represents, and warrants to Ice Miller Donadio & Ryan and to KPMG Peat Marwick LLP as follows:


THE SHARE EXCHANGE


     Nationwide operates long-term health care centers primarily located in Indiana, Ohio and Florida. Dr. Thomas E. Phillippe, Sr. and Thomas E. Phillippe, Jr. are the majority owners of Nationwide. The capital structure of Nationwide consists of: 48,000,000 authorized shares of Common Stock, without par value, of which approximately 7,431,458 shares are issued and outstanding (the "Nationwide Voting Common"); 2,000,000 authorized shares of Nonvoting Common Stock, without par value, of which 76,592 shares are issued and outstanding (the "Nationwide Nonvoting Common") (the Nationwide Voting Common and the Nationwide Nonvoting Common are collectively referred to herein as the "Nationwide Common Shares"); and 2,000,000 authorized shares of Preferred Stock, without par value, of which 300,000 shares of Redeemable Preferred Stock are issued and outstanding (the "Nationwide Preferred Stock"). Nationwide also has outstanding warrants to purchase 987,188 shares of Nationwide Nonvoting Common (the "Nationwide Warrants"). Nationwide files a consolidated return with its one subsidiary, and Nationwide does not have an excess loss account with respect to the stock of, or gains deferred under Treasury Regulation sec. 1.1502-13 with respect to, any such subsidiary. The Share Exchange is totally unrelated to the Nationwide 1993 reorganization.

     The Transaction Documents provide that all of the outstanding Nationwide Common Shares will be exchanged solely for shares of Acquiror Voting Common Stock ("Acquiror Common Shares"). The Share Exchange will be consummated in accordance with the Indiana Business Corporation Law, as amended ("BCL"), and the Nevada General Corporation Law, as amended ("NCL"). The Share Exchange was approved by the Board of Directors of Nationwide on April 12, 1995 and is subject to the approval of the holders of a majority of the outstanding shares of Nationwide stock at a duly called and held meeting of the Nationwide shareholders on or about June 23, 1995.



     At the Effective Time, each Nationwide Common Share then outstanding will be exchanged for that number of Acquiror Common Shares determined in accordance with the Reorganization Agreement, rounded to the nearest whole share. Other than Acquiror Common Shares, there will be no cash or other property exchanged in the Share Exchange.



     Prior to the Effective Time, the Nationwide Preferred Stock will be redeemed by Nationwide with its own funds and without reimbursement directly or indirectly from Acquiror. Prior to the Effective Time, the Nationwide Warrants shall be exercised into the corresponding number of Nationwide Nonvoting Common pursuant to the terms of the Warrants, and the resulting Nationwide Nonvoting Common will be exchanged for that number of Acquiror Common Shares determined in accordance with the Reorganization Agreement, rounded to the nearest whole share.


     At the Closing, the Nationwide Subordinated Notes will be prepaid directly by Acquiror. The Nationwide Subordinated Notes are debt (not stock or equity) under general principles of federal taxation law, and Acquiror will not pay any amounts in excess of such indebtedness. The Nationwide Common Shares held by the holders of the Nationwide Subordinated Notes shall be valued in the Share Exchange in the same manner as other Nationwide Common Shares.

     Except for the redemption of the Nationwide Preferred Stock, there have been and will be no distributions to any of the Nationwide shareholders with respect to their Nationwide stock in contemplation of the Share Exchange, and no Nationwide stock has been or will be sold, redeemed or otherwise disposed of in contemplation of the Share Exchange. Nationwide shareholders are entitled to dissenters' rights in connection with the proposed Share Exchange. Any payments to dissenters in connection with the Share Exchange shall be made by Nationwide out of its own funds without reimbursement directly or indirectly from Acquiror.

     Except for the Nationwide Warrants, there are no outstanding options or warrants to purchase any Nationwide stock or outstanding securities or other instruments or rights convertible into any Nationwide stock or which constitute equity under general principles of federal tax law, and no such options, warrants, securities, instruments, or rights have been or will be issued or cancelled in contemplation of the Share Exchange.


     At the Effective Time, the Partnership Interests shall be assigned to Nationwide. The Partnership Interests have no value and they do not represent liabilities. None of the Acquiror Common Shares are being transferred pursuant to the Reorganization Agreement in exchange for such Partnership Interests. The shareholders of the Targets and Partners of the Partnerships were not the primary obligors with respect to the obligations which they personally guaranteed and which will be released prior to the Share Exchange. The Target Common Shares held by the Partners and by the guarantors shall be valued in the Share Exchange in the same manner as the other Target Common Shares. Any debts owed by any Partnership to any of the Target shareholders shall be paid by Nationwide out of its own funds without reimbursement directly or indirectly from Acquiror. Acquiror is making no payment of cash or Acquiror Common Shares or other property or assuming any liabilities in connection with or pursuant to the assumption of the Partnership Interests, releases of guarantees or the Noncompetition Agreements, and will not directly or indirectly reimburse Nationwide for any such payments.



     The Acquiror, Vencor, Inc., a Delaware corporation ("Vencor"), and Veritas Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Vencor ("Veritas"), entered into an Agreement and Plan of Merger dated as of April 23, 1995, pursuant to which Acquiror will be merged with and into Veritas (the "Merger") in a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal

Revenue Code of 1986, as amended (the "Code"). In the Merger, Acquiror shareholders will receive only Vencor voting Common Shares and cash in lieu of fractional shares. The Merger is not a condition to, integrated with, nor interdependent upon, the Share Exchange.


ADDITIONAL REPRESENTATIONS


          1. The fair market value of the Acquiror Common Shares received by each Nationwide shareholder will be approximately equal to the fair market value of the Nationwide Common Shares surrendered in exchange therefor.



          2. Except for the possibility of the Merger, there is no plan or intention by the shareholders of Nationwide who own one percent or more of the shares of Nationwide stock, and to the best of the knowledge of the management of Nationwide, except for the Merger, there is no plan or intention on the part of the remaining shareholders of Nationwide to sell, exchange, pledge, or otherwise dispose of a number of Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger) that would reduce the Nationwide shareholders' ownership of such Acquiror Common Shares (i.e., the Acquiror Common Shares received in the Share Exchange)(or Vencor voting Common Shares) to a number of shares having an aggregate value, as of the Effective Time (and as of the effective time of the Merger), of less than 50 percent of the value of all of the formerly outstanding shares of Nationwide stock as of the same dates. For purposes of this representation, shares of Nationwide stock surrendered by dissenters will be treated as outstanding shares of Nationwide stock at the Effective Time. Moreover, shares of Nationwide stock and Acquiror Common Shares (or Vencor voting Common Shares) held by Nationwide shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Share Exchange (including the Nationwide Preferred Stock) will be considered in making this representation. Except for the redemption of the Nationwide Preferred Stock, there have been and will be no distributions to the Nationwide shareholders with respect to their Nationwide stock (or Vencor Voting Common Shares) made in contemplation of the Share Exchange (or the Merger), and no Nationwide stock (or Vencor voting Common Shares) has been or will be sold, redeemed or otherwise disposed of in contemplation of the Share Exchange (or the Merger).



          3. Nationwide has no plan or intention to issue additional shares of its stock that would result in Acquiror losing control of Nationwide within the meaning of Code Section 368(c).



          4. Acquiror will acquire Nationwide stock solely in exchange for Acquiror voting stock (Acquiror Common Shares). For purposes of this representation, Nationwide stock redeemed for cash or other property furnished by Acquiror will be considered as acquired by Acquiror. Further, no liabilities of Nationwide or the Nationwide shareholders will be assumed by Acquiror, nor will any of the Nationwide stock be subject to any liabilities. Specifically,



             (a) the Nationwide Subordinated Notes are bona fide debt (and not stock or equity) for federal income tax purposes;



             (b) the Nationwide Common Shares held by persons who are also holders of Nationwide Subordinated Notes will be exchanged for the same per share number of Acquiror Common Shares as will Nationwide Common Shares held by persons who are not holders of Nationwide Subordinated Notes;



             (c) no holder of Nationwide Common Shares or Nationwide Preferred Stock is or has been a guarantor of the Nationwide Subordinated Notes;



             (d) the amount of the option termination payment is equal to the fair market value of the amount the Optionees are entitled to receive solely as consideration for the termination of the Option to Purchase dated January 25, 1993. The option termination payment will be made by Nationwide out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Acquiror, nor will Acquiror directly or indirectly reimburse Nationwide for any amount of such payment. The Nationwide Common Shares held by persons who are also Optionees will be exchanged for the same per share number of Acquiror Common Shares as will Nationwide Common Shares held by persons who are not Optionees; and



             (e) no shareholder of Nationwide is a primary obligor on indebtedness which they personally guarantee and from which personal guarantee the shareholder will be released pursuant to the Reorganization Agreement. No debtor with respect to any indebtedness subject to a guarantee that will be released is so thinly capitalized that a guarantor is considered the true debtor of such indebtedness for federal tax purposes. The Nationwide Common Shares held by persons who are guarantors will be exchanged for the same per share number of Hillhaven Common Shares as will Nationwide Common Shares held by persons who are not guarantors.



          5. At the Effective Time, Nationwide will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Nationwide that, if exercised or converted, would affect Acquiror's acquisition or retention of control of Nationwide, as defined in Code Section 368(c).


          6. Nationwide will pay its dissenting shareholders the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Acquiror, nor will Acquiror directly or indirectly reimburse Nationwide for any payments to dissenters.

          7. The liabilities of Nationwide were incurred by Nationwide in the ordinary course of its business.

          8. Acquiror does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Nationwide stock, including ownership by any Acquiror subsidiary.

          9. Nationwide will pay its expenses incurred in connection with the Share Exchange. Nationwide will not pay the expenses of Acquiror or the Nationwide shareholders incurred in connection with the Share Exchange; provided, however, that Nationwide may pay certain expenses it was previously obligated to pay by contract in connection with the issuance of the Nationwide Warrants, Nationwide Subordinated Notes and Nationwide Preferred Stock out of its own funds and without reimbursement directly or indirectly from Acquiror.

          10. There is no intercorporate indebtedness existing between Acquiror and Nationwide or between Acquiror and any Nationwide subsidiary that was issued, acquired, or will be settled at a discount.

          11. Neither Nationwide nor any Nationwide subsidiary is an investment company as defined in Code Sections 368 (a)(2)(F)(iii) and 368(a)(2)(F)(iv).

          12. Neither Nationwide nor any Nationwide subsidiary is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

          13. At the Effective Time, the fair market value of the assets of Nationwide will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.


          14. None of the compensation received by any shareholder who is an employee of Nationwide or any other Target will be separate consideration for, or allocable to, any of their shares of Nationwide stock. None of the Acquiror Common Shares received by any shareholder who is an employee of Nationwide or any other Target will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any shareholder who is an employee of Nationwide or any other Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.



          15. At the time of the Nationwide Reorganization in July 1993, there was no plan or intention on the part of Nationwide or the Nationwide shareholders to engage in the Share Exchange, the Merger, or any other sale, exchange or other disposition of the stock or substantial amount of the assets of Nationwide.



          16. Following the Share Exchange, Nationwide will continue its historic business or use a significant portion of its historic business assets in a business.

          17. The Share Exchange is being effected for bona fide business reasons, including without limitation the reasons set forth in the Registration Statement. Nationwide has looked for opportunities to expand its nursing care operations and increase its operating efficiencies. Nationwide also recognizes that some of its senior management executives, who are both officers and directors, are approaching retirement age, and others have expressed a desire to reduce or discontinue their role in the management of Nationwide. Consequently, Nationwide, in considering business expansion opportunities, has looked for businesses with strong senior management with experience in the nursing care industry. Nationwide determined that Acquiror offers an opportunity for it to meet these objectives. Nationwide believes that a combination of its operations with Acquiror will provide increased opportunity and flexibility for profitable expansion and diversification, will enhance its ability to provide more efficient and dependable service, and will result in operating efficiencies and cost savings.



          18. To the extent that a portion of the Acquiror Common Shares issued by Acquiror in exchange for Nationwide Common Shares will be placed in escrow by the Nationwide shareholders and will be made subject to a condition pursuant to the Reorganization Agreement and the Escrow Agreement and Supplemental Escrow Agreement, for possible return to Acquiror under specified conditions: (a) there is a valid business reason for establishing the arrangement in that the escrow is a mechanism to accomplish an exchange price adjustment, bargained for at arm's-length, in the event of a breach by Nationwide; (b) the Acquiror Common Shares subject to such arrangement will appear as issued and outstanding on the balance sheet of Acquiror and such Acquiror Common Shares will be legally outstanding under applicable state law; (c) all dividends paid on such Acquiror Common Shares will be distributed currently to the Nationwide shareholders; (d) all voting rights of such Acquiror Common Shares will be exercisable by or on behalf of the Nationwide shareholders or their authorized agent; (e) no such Acquiror Common Shares will be subject to restrictions requiring their return to Acquiror because of death, failure to continue employment, or similar restrictions; (f) all such Acquiror Common Shares will be released from the arrangement within five years from the date of consummation of the Share Exchange (except where there is a bona fide dispute as to whom the Acquiror Common Shares should be released); (g) at least 50 percent of the number of each class of Acquiror Common Shares issued initially to the Nationwide shareholders will not be subject to the arrangement; (h) the return of the Acquiror Common Shares will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the Nationwide shareholders; (i) the return of Acquiror Common Shares will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the Nationwide shareholders or the corporations either (i) with respect to the Share Exchange, or (ii) when the Share Exchange involves persons related within the meaning of Code
     Section 267(c)(4); and (j) the mechanism for the calculation of the number of Acquiror Common Shares to be returned is objective and readily ascertainable.



     The foregoing is provided to Ice Miller Donadio & Ryan and to KPMG Peat Marwick LLP in connection with the preparation of their opinions. We understand that the opinions will be premised on the basis that all of the facts, representations, and assumptions on which they are relying, whether contained herein or elsewhere, are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time. Ice Miller Donadio & Ryan and KPMG Peat Marwick LLP reserve the right to request additional representations prior to the issuance of their opinions.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 19th day of May, 1995.


                                          NATIONWIDE CARE, INC.

                                          By:
                                              -----------------------------
                                              Dr. Thomas E. Phillippe, Sr.,
                                              Chairman of the Board

                                EXHIBIT 6.15(B)


                                  CERTIFICATE


                    EXECUTED BY PHILLIPPE ENTERPRISES, INC.



     This Certificate is executed and delivered in connection with the Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests, by and among The Hillhaven Corporation, a Nevada corporation ("Acquiror"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership, and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot and Evergreen are collectively referred to as the "Partnerships"), dated as of February 27, 1995 ("Reorganization Agreement"); and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Transaction Documents"). Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Transaction Documents shall have the meanings assigned to such terms in the Transaction Documents.



     In accordance with Section 9.10 of the Reorganization Agreement, the undersigned has requested the opinions of Ice Miller Donadio & Ryan as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. In accordance with Section 8.12 of the Reorganization Agreement, the Acquiror has requested the opinions of KPMG Peat Marwick LLP as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. In rendering their opinions, Ice Miller Donadio & Ryan and KPMG Peat Marwick LLP may assume that, and the undersigned hereby certifies, represents, and warrants to Ice Miller Donadio & Ryan and to KPMG Peat Marwick, LLP that: (1) the Share Exchange will be consummated in accordance with the terms, conditions, and other provisions of the Transaction Documents; and (2) all of the factual information, descriptions, representations, and assumptions set forth in the Transaction Documents, in the Form S-4 Registration Statement filed with the Securities and Exchange Commission on April 14, 1995 in connection with the Share Exchange, as amended (the "Registration Statement"), and in this Certificate are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time of the Share Exchange (the "Effective Time").



     Pursuant to the foregoing, the undersigned hereby certifies, represents, and warrants to Ice Miller Donadio & Ryan and to KPMG Peat Marwick, LLP as follows:


THE SHARE EXCHANGE


     PEI owns the Heritage at Hernando Assisted Living Center in Brooksville, Florida, which is currently managed by Nationwide. Dr. Thomas E. Phillippe, Sr. and Thomas E. Phillippe, Jr. each own 50% of the issued and outstanding PEI Common Shares.



     The capital structure of PEI consists of 10,000 authorized shares of Common Stock, without par value, of which 2,000 are issued and outstanding (the "PEI Common Shares"). PEI has no subsidiaries. There are no outstanding options to purchase PEI Common Shares or outstanding securities or other instruments convertible into PEI Common Shares or which constitute equity under general principles of federal tax law, and no such options, warrants, securities, instruments, or rights have been or will be issued or cancelled in contemplation of the Share Exchange.



     The Transaction Documents provide that all of the outstanding PEI Common Shares will be exchanged solely for Acquiror voting Common Stock ("Acquiror Common Shares"). The Share Exchange will be consummated in accordance with the Indiana Business Corporation Law, as amended ("BCL"), and the Nevada General Corporation Law, as amended ("NCL"). The Share Exchange was approved by the Board of Directors of PEI on April 12, 1995 and will be approved by unanimous written consent of the holders of all of the outstanding PEI Common Shares prior to Closing.

     At the Effective Time, each PEI Common Share then outstanding will be exchanged for that number of Acquiror Common Shares determined in accordance with the Reorganization Agreement, rounded to the nearest whole share. Other than Acquiror Common Shares, there will be no cash or other property exchanged in the Share Exchange.



     At the Effective Time, the Partnership Interests shall be assigned to Nationwide. The Partnership Interests have no value, nor do they represent liabilities. None of the Acquiror Common Shares are being transferred pursuant to the Reorganization Agreement in exchange for such Partnership Interests. The shareholders of the Targets and the Partners of the Partnerships were not the primary obligors with respect to the obligations which they personally guaranteed and which will be released prior to the Share Exchange. The Target Common Shares held by the Partners and by the guarantors shall be valued in the Share Exchange in the same manner as the other Target Common Shares. Any debts owed by any Partnership to any of the Target shareholders shall be paid by Nationwide out of its own funds without reimbursement directly or indirectly from Acquiror. Acquiror is making no payment of cash or Acquiror Common Shares or other property or assuming any liabilities in connection with or pursuant to the assumption of the Partnership Interests, releases of guarantees or the Noncompetition Agreements, and will not directly or indirectly reimburse Nationwide for any such payments.



     The Acquiror, Vencor, Inc., a Delaware corporation ("Vencor"), and Veritas Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Vencor ("Veritas"), entered into an Agreement and Plan of Merger dated as of April 23, 1995, pursuant to which Acquiror will be merged with and into Veritas (the "Merger") in a reorganization described in Section 368(a)(1)(A) and 368(A)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). In the Merger, Acquiror shareholders will receive only Vencor voting Common Shares and cash in lieu of fractional shares.The Merger is not a condition to, integrated with, nor interdependent upon, the Share Exchange.


ADDITIONAL REPRESENTATIONS


          1. The fair market value of the Acquiror Common Shares received by each PEI shareholder will be approximately equal to the fair market value of the PEI Common Shares surrendered in exchange therefor.



          2. Except for the possibility of the Merger, there is no plan or intention by the shareholders of PEI who own one percent or more of the PEI Common Shares, and to the best of the knowledge of the management of PEI, except for the Merger, there is no plan or intention on the part of the remaining shareholders of PEI to sell, exchange, pledge or otherwise dispose of a number of Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger) that would reduce the PEI shareholders' ownership of such Acquiror Common Shares (i.e., the Acquiror Common Shares received in the Share Exchange) (or Vencor voting Common Shares received in the Merger) to a number of shares having an aggregate value, as of the Effective Time (and as of the effective time of the Merger), of less than 50 percent of the value of all of the formerly outstanding PEI Common Shares as of the same dates. For purposes of this representation, PEI Common Shares surrendered by dissenters will be treated as outstanding PEI Common Shares at the Effective Time. Moreover, PEI Common Shares and Acquiror Common Shares (or Vencor voting Common Shares) held by PEI shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Share Exchange will be considered in making this representation. There have been and will be no distributions to the PEI shareholders with respect to their PEI Common Shares (or Vencor voting Common Shares) made in contemplation of the Share Exchange (or the Merger), and no PEI Common Shares (or Vencor voting Common Shares) have been or will be sold, redeemed or otherwise disposed of in contemplation of the Share Exchange (or the Merger).



          3. PEI has no plan or intention to issue additional shares of its stock that would result in Acquiror losing control of PEI within the meaning of Code Section 368(c).



          4. Acquiror will acquire PEI Common Shares solely in exchange for Acquiror voting stock (Acquiror Common Shares). For purposes of this representation, PEI Common Shares redeemed for cash or other property furnished by Acquiror will be considered as acquired by Acquiror. Further, no liabilities of PEI or the PEI shareholders will be assumed by Acquiror, nor will any of the PEI Common Shares be subject to any liabilities. Specifically,



             (a) no holders of PEI Common Shares are also holders of Nationwide Subordinated Notes;



             (b) no holder of PEI Common Shares is or has been a guarantor of the Nationwide Subordinated Notes; and



             (c) no shareholder of PEI is a primary obligor on indebtedness which they personally guaranteed and from which personal guarantee the shareholder will be released pursuant to the Reorganization Agreement. No debtor with respect to any indebtedness subject to a guarantee that will be released is so thinly capitalized that a guarantor is considered the true debtor of such indebtedness for federal tax purposes. No amount of consideration for PEI Common Shares surrendered in the Share Exchange is represented by the release of the personal guarantees of the guarantors.



          5. At the Effective Time, PEI will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in PEI that, if exercised or converted, would affect Acquiror's acquisition or retention of control of PEI, as defined in Code Section 368(c).



          6. PEI will pay its dissenting shareholders the value of their stock out of its own funds (there will be no dissenters). No funds will be supplied for that purpose, directly or indirectly, by Acquiror, nor will Acquiror directly or indirectly reimburse PEI for any payments to dissenters.



          7. The liabilities of PEI were incurred by PEI in the ordinary course of its business.



          8. Acquiror does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any PEI stock, including ownership by any Acquiror subsidiary.



          9. PEI will pay its expenses incurred in connection with the Share Exchange. PEI will not pay the expenses of Acquiror or the PEI shareholders incurred in connection with the Share Exchange.



          10. There is no intercorporate indebtedness existing between Acquiror and PEI that was issued, acquired, or will be settled at a discount.



          11. PEI is not an investment company as defined in Code Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).



          12. PEI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).



          13. At the Effective Time, the fair market value of the assets of PEI will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.



          14. None of the compensation received by any shareholder who is an employee of PEI or any other Target will be separate consideration for, or allocable to, any of their PEI Common Shares. None of the Acquiror Common Shares received by any shareholder who is an employee of PEI or any other Target will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any shareholder who is an employee of PEI or any other Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.



          15. The Share Exchange is being effected for bona fide business reasons, including without limitation the reasons set forth in the Registration Statement. PEI has looked for opportunities to expand its nursing care operations and increase operating efficiencies. PEI also recognizes that some of its senior management executives, who are both officers and directors, are approaching retirement age, and others have expressed a desire to reduce or discontinue their role in the management of PEI. Consequently, PEI in considering business expansion opportunities, has looked for businesses with strong senior management with experience in the nursing care industry. PEI determined that Acquiror offers an opportunity for it to meet these objectives. PEI believes that a combination of its operations with Acquiror will provide increased opportunity and flexibility for profitable expansion and diversification, will enhance its ability to provide more efficient and dependable service, and will result in operating efficiencies and cost savings.

          16. To the extent that a portion of the Acquiror Common Shares issued by Acquiror in exchange for PEI Common Shares will be placed in escrow by the PEI shareholders and will be made subject to a condition pursuant to the Reorganization Agreement and the Escrow Agreement and Supplemental Escrow Agreement, for possible return to Acquiror under specified conditions: (a) there is a valid business reason for establishing the arrangement in that the escrow is a mechanism to accomplish an exchange price adjustment, bargained for at arm's-length, in the event of a breach by PEI; (b) the Acquiror Common Shares subject to such arrangement will appear as issued and outstanding on the balance sheet of Acquiror and such Acquiror Common Shares will be legally outstanding under applicable state law; (c) all dividends paid on such Acquiror Common Shares will be distributed currently to the PEI shareholders; (d) all voting rights of such Acquiror Common Shares will be exercisable by or on behalf of the PEI shareholders or their authorized agent; (e) no such Acquiror Common Shares will be subject to restrictions requiring their return to Acquiror because of death, failure to continue employment, or similar restrictions; (f) all such Acquiror Common Shares will be released from the arrangement within five years from the date of consummation of the Share Exchange (except where there is a bona fide dispute as to whom the Acquiror Common Shares should be released); (g) at least 50 percent of each class of Acquiror Common Shares issued initially to the PEI shareholders will not be subject to the arrangement; (h) the return of the Acquiror Common Shares will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the PEI shareholders; (i) the return of Acquiror Common Shares will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the PEI shareholders or the corporations either (i) with respect to the Share Exchange, or (ii) when the Share Exchange involves persons related within the meaning of Code Section 267(c)(4); and (j) the mechanism for the calculation of the number of Acquiror Common Shares to be returned is objective and readily ascertainable.



     The foregoing is provided to Ice Miller Donadio & Ryan and to KPMG Peat Marwick LLP in connection with the preparation of their opinions. We understand that the opinions will be premised on the basis that all of the facts, representations, and assumptions on which they are relying, whether contained herein or elsewhere, are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time. Ice Miller Donadio & Ryan and KPMG Peat Marwick LLP reserve the right to request additional representations prior to the issuance of their opinions.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 19th day of May, 1995.



                                      PHILLIPPE ENTERPRISES, INC.


                                      By:
                                          --------------------------------------

                                          Dr. Thomas E. Phillippe, Sr., Chairman
                                          of the Board

                                EXHIBIT 6.15(C)


                                  CERTIFICATE


                EXECUTED BY MEADOWVALE SKILLED CARE CENTER, INC.



     This Certificate is executed and delivered in connection with the Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests, by and among The Hillhaven Corporation, a Nevada corporation ("Acquiror"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership, and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot and Evergreen are collectively referred to as the "Partnerships"), dated as of February 27, 1995 ("Reorganization Agreement"); and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Transaction Documents"). Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Transaction Documents shall have the meanings assigned to such terms in the Transaction Documents.



     In accordance with Section 9.10 of the Reorganization Agreement, the undersigned has requested the opinions of Ice Miller Donadio & Ryan as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. In accordance with Section 8.12 of the Reorganization Agreement, Acquiror has requested the opinions of KPMG Peat Marwick LLP as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. In rendering their opinions, Ice Miller Donadio & Ryan and to KPMG Peat Marwick LLP may assume that, and the undersigned hereby certifies, represents, and warrants to Ice Miller Donadio & Ryan and to KPMG Peat Marwick LLP that: (1) the Share Exchange will be consummated in accordance with the terms, conditions, and other provisions of the Transaction Documents; and (2) all of the factual information, descriptions, representations, and assumptions set forth in the Transaction Documents, in the Form S-4 Registration Statement filed with the Securities and Exchange Commission on April 14, 1995 in connection with the Share Exchange, as amended (the "Registration Statement"), and in this Certificate are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time of the Share Exchange (the "Effective Time").



     Pursuant to the foregoing, the undersigned hereby certifies, represents, and warrants to Ice Miller Donadio & Ryan and to KPMG Peat Marwick LLP as follows:


THE SHARE EXCHANGE


     Meadowvale is owned by seven shareholders. Meadowvale owns the Meadowvale Care Center in Bluffton, Indiana, which is currently leased to Nationwide.



     The capital structure of Meadowvale consists of 3,000 authorized shares of Common Stock, without par value, all of which are issued and outstanding (the "Meadowvale Common Shares"). Joan Phillippe, Dr. Thomas E. Phillippe, Sr.'s wife, and certain members of her family own 100% of the Meadowvale Common Shares. Meadowvale has no subsidiaries. There are no outstanding options to purchase Meadowvale stock or outstanding securities or other instruments convertible into Meadowvale stock or which constitute equity under general principles of federal tax law, and no such options, warrants, securities, instruments, or rights have been or will be issued or cancelled in contemplation of the Share Exchange.



     Prior to the Effective Time, Meadowvale will transfer the Residence to Cheesman, and repay to Cheesman the debt owed by Meadowvale to Cheesman. These payments shall be made directly by Meadowvale out of its own funds and without reimbursement directly or indirectly from Acquiror. Except for the foregoing, there have been and will be no distributions to any of the Meadowvale shareholders with respect to their Meadowvale Common Shares in contemplation of the Share Exchange, and no Meadowvale Common

Shares have been or will be sold, redeemed or otherwise disposed of in contemplation of the Share Exchange. Meadowvale shareholders are entitled to dissenters' rights in connection with the proposed Share Exchange. Any payments to dissenters in connection with the Share Exchange shall be made by Meadowvale out of its own funds without reimbursement directly or indirectly from Acquiror.



     The Transaction Documents provide that all of the outstanding Meadowvale Common Shares will be exchanged solely for shares of Acquiror voting Common Stock ("Acquiror Common Shares"). The Share Exchange will be consummated in accordance with the Indiana Business Corporation Law, as amended ("BCL"), and the Nevada General Corporation Law, as amended ("NCL"). The Share Exchange was approved by the Board of Directors of Meadowvale on April 12, 1995 and is subject to the approval of the holders of a majority of the outstanding shares of Meadowvale stock at a duly called and held meeting of the Meadowvale
shareholders on or about June   , 1995.



     At the Effective Time, each Meadowvale Common Share then outstanding will be exchanged for that number of Acquiror Common Shares determined in accordance with the Reorganization Agreement, rounded to the nearest whole share. Other than Acquiror Common Shares, there will be no cash or other property exchanged in the Share Exchange.



     At the Effective Time, the Partnership Interests shall be assigned to Nationwide. The Partnership Interests have no value, and they do not represent liabilities. None of the Acquiror Common Shares are being transferred pursuant to the Reorganization Agreement in exchange for such Partnership Interests. The shareholders of the Targets and the Partners of the Partnerships were not the primary obligors with respect to the obligations which they personally guaranteed and which will be released prior to the Share Exchange. The Target Common Shares held by the Partners and by the guarantors shall be valued in the Share Exchange in the same manner as the other Target Common Shares. Any debts owed by any Partnership to any of the Target shareholders shall be paid by Nationwide out of its own funds without reimbursement directly or indirectly from Acquiror. Acquiror is making no payment of cash or Acquiror Common Shares or other property or assuming any liabilities in connection with or pursuant to the assumption of the Partnership Interests, releases of guarantees or the Noncompetition Agreements, and will not directly or indirectly reimburse Nationwide for any such payments.



     The Acquiror, Vencor, Inc., a Delaware corporation ("Vencor"), and Veritas Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Vencor ("Veritas"), entered into an Agreement and Plan of Merger dated as of April 23, 1995, pursuant to which Acquiror will be merged with and into Veritas (the "Merger") in a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). In the Merger, Acquiror shareholders will receive only Vencor voting Common Shares and cash in lieu of fractional shares. The Merger is not a condition to, integrated with, nor interdependent upon, the Share Exchange.


ADDITIONAL REPRESENTATIONS


          1. The fair market value of the shares of Acquiror Common Stock received by each Meadowvale shareholder will be approximately equal to the fair market value of the Meadowvale Common Shares surrendered in exchange therefor.



          2. Except for the possibility of the Merger, there is no plan or intention by the shareholders of Meadowvale who own one percent or more of the Meadowvale Common Shares, and to the best of the knowledge of the management of Meadowvale, there is no plan or intention on the part of the remaining shareholders of Meadowvale to sell, exchange, pledge, or otherwise dispose of a number of Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger) that would reduce the Meadowvale shareholders' ownership of such Acquiror Common Shares (i.e., the Acquiror Common Shares received in the Share Exchange) (or Vencor voting Common Shares) to a number of shares having an aggregate value, as of the Effective Time (and as of the effective time of the Merger), of less than 50 percent of the value of all of the formerly outstanding Meadowvale Common Shares as of the same dates. For purposes of this representation, Meadowvale Common Shares surrendered by dissenters will be treated as outstanding Meadowvale Common Shares at the Effective

     Time. Moreover, Meadowvale Common Shares and Acquiror Common Shares (or Vencor Voting Common Shares) held by Meadowvale shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Share Exchange will be considered in making this representation. Other than the distribution of the residence to Chessman, there have been and will be no distributions to the Meadowvale shareholders with respect to their Meadowvale Common Shares (or Vencor Voting Common Shares) made in contemplation of the Share Exchange (or the Merger), and no Meadowvale Common Shares (or Vencor Voting Common Shares) have been or will be sold, redeemed or otherwise disposed of in contemplation of the Share Exchange (or the Merger). Moreover, for purposes of this representation, the value of all of the formerly outstanding Meadowvale Common Shares as of the Effective Time (and as of the effective time of the Merger) will be determined as if the transfer of the Residence to Cheesman did not occur.



          3. Meadowvale has no plan or intention to issue additional shares of its stock that would result in Acquiror losing control of Meadowvale within the meaning of Code Section 368(c).



          4. Acquiror will acquire Meadowvale stock solely in exchange for Acquiror voting stock (Acquiror Common Shares). For purposes of this representation, Meadowvale stock redeemed for cash or other property furnished by Acquiror will be considered as acquired by Acquiror. Further, no liabilities of Meadowvale or the Meadowvale shareholders will be assumed by Acquiror, nor will any of the Meadowvale stock be subject to any liabilities. Specifically,



             (a) no holders of Meadowvale Common Shares are also holders of Nationwide Subordinated Notes;



             (b) no holder of Meadowvale Common Shares is or has been a guarantor of the Nationwide Subordinated Notes;



             (c) Meadowvale will repay the Cheesman Promissory Note pursuant to section 11.3 of the Reorganization Agreement out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Acquiror, nor will Acquiror directly or indirectly reimburse Meadowvale for any amount of the repayment of the Cheesman Promissory Note;



             (d) no shareholder of Meadowvale is a primary obligor on indebtedness which they personally guaranteed and from which personal guarantee the shareholder will be released pursuant to the Reorganization Agreement;



             (e) no debtor with respect to any indebtedness subject to a guarantee that will be released is so thinly capitalized that a guarantor is considered the true debtor of such indebtedness for federal tax purposes; and



             (f) the Meadowvale Common Shares held by persons who are guarantors will be exchanged for the same per share number of Acquiror Common Shares as will Meadowvale Common Shares held by persons who are not guarantors.



          5. At the Effective Time, Meadowvale will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Meadowvale that, if exercised or converted, would affect Acquiror's acquisition or retention of control of Meadowvale, as defined in Code Section 368(c).



          6. Meadowvale will pay its dissenting shareholders the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Acquiror, nor will Acquiror directly or indirectly reimburse Meadowvale for any payments to dissenters.



          7. The liabilities of Meadowvale were incurred by Meadowvale in the ordinary course of its business.



          8. Acquiror does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Meadowvale stock, including ownership by any Acquiror subsidiary.

          9. Meadowvale will pay its expenses incurred in connection with the Share Exchange. Nationwide will not pay the expenses of Acquiror or the Meadowvale shareholders incurred in connection with the Share Exchange.



          10. There is no intercorporate indebtedness existing between Acquiror and Meadowvale that was issued, acquired, or will be settled at a discount.



          11. Meadowvale is not an investment company as defined in Code Sections 368 (a)(2)(F)(iii) and 368(a)(2)(F)(iv).



          12. Meadowvale is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).



          13. At the Effective Time, the fair market value of the assets of Meadowvale will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.



          14. None of the compensation received by any shareholder who is an employee of Meadowvale or any other Target will be separate consideration for, or allocable to, any of their Meadowvale Common Shares. None of the Acquiror Common Shares received by any shareholder who is an employee of Meadowvale or any other Target will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any shareholder who is an employee of Meadowvale or any other Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.



          15. The Share Exchange is being effected for bona fide business reasons, including without limitation the reasons set forth in the Registration Statement. Meadowvale has looked for opportunities to expand its nursing care operations and increase operating efficiencies. Meadowvale also recognizes that some of its senior management executives, who are both officers and directors, are approaching retirement age, and others have expressed a desire to reduce or discontinue their role in the management of Meadowvale. Consequently, Meadowvale, in considering business expansion opportunities, has looked for businesses with strong senior management with experience in the nursing care industry. Meadowvale determined that Acquiror offers an opportunity for it to meet these objectives. Meadowvale believes that a combination of its operations with Acquiror will provide increased opportunity and flexibility for profitable expansion and diversification, will enhance its ability to provide more efficient and dependable service, and will result in operating efficiencies and cost savings.



          16. To the extent that a portion of the Acquiror Common Shares issued by Acquiror in exchange for Meadowvale Common Shares will be placed in escrow by the Meadowvale shareholders and will be made subject to a condition pursuant to the Reorganization Agreement and the Escrow Agreement and Supplemental Escrow Agreement, for possible return to Acquiror under specified conditions: (a) there is a valid business reason for establishing the arrangement in that the escrow is a mechanism to accomplish an exchange price adjustment, bargained for at arm's-length, in the event of a breach by Meadowvale; (b) the Acquiror Common Shares subject to such arrangement will appear as issued and outstanding on the balance sheet of Acquiror and such Acquiror Common Shares will be legally outstanding under applicable state law; (c) all dividends paid on such Acquiror Common Shares will be distributed currently to the Meadowvale shareholders; (d) all voting rights of such Acquiror Common Shares will be exercisable by or on behalf of the Meadowvale shareholders or their authorized agent; (e) no such Acquiror Common Shares will be subject to restrictions requiring their return to Acquiror because of death, failure to continue employment, or similar restrictions; (f) all such Acquiror Common Shares will be released from the arrangement within five years from the date of consummation of the Share Exchange (except where there is a bona fide dispute as to whom the Acquiror Common Shares should be released); (g) at least 50 percent of each class of Acquiror Common Shares issued initially to the Meadowvale shareholders will not be subject to the arrangement; (h) the return of the Acquiror Common Shares will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the Meadowvale shareholders; (i) the return of Acquiror Common Shares will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the Meadowvale shareholders or the corporations either (i) with respect to the Share Exchange, or (ii) when the Share Exchange involves persons related within the meaning of Code Section 267(c)(4); and (j) the mechanism for the calculation of the number of Acquiror Common Shares to be returned is objective and readily ascertainable.



     The foregoing is provided to Ice Miller Donadio & Ryan and to KPMG Peat Marwick LLP in connection with the preparation of their opinions. We understand that the opinions will be premised on the basis that all of the facts, representations, and assumptions on which they are relying, whether contained herein or elsewhere, are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time. Ice Miller Donadio & Ryan and KPMG Peat Marwick LLP reserve the right to request additional representations prior to the issuance of their opinions.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 19th day of May, 1995.



                                    MEADOWVALE SKILLED CARE CENTER, INC.

                                    By:
                                       --------------------------------------
                                        Dr. Donald Cheesman, President

                                 EXHIBIT 7.7(A)


                                  CERTIFICATE


        EXECUTED FOR NATIONWIDE CARE, INC. BY THE HILLHAVEN CORPORATION



     This Certificate is executed and delivered in connection with the Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests, by and among The Hillhaven Corporation, a Nevada corporation ("Acquiror"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership, and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot and Evergreen are collectively referred to as the "Partnerships"), dated as of February 27, 1995 ("Reorganization Agreement"); and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Transaction Documents"). Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Transaction Documents shall have the meanings assigned to such terms in the Transaction Documents.



     In accordance with Section 8.12 of the Reorganization Agreement, the undersigned has requested the opinions of KPMG Peat Marwick LLP as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. In accordance with Section 9.10 of the Reorganization Agreement, Nationwide has requested the opinions of Ice Miller Donadio & Ryan as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. This Certificate is issued by Acquiror in accordance with Section
7.7 of the Reorganization Agreement. In rendering their opinions, KPMG Peat Marwick LLP and Ice Miller Donadio & Ryan may assume that, and the undersigned hereby certifies, represents, and warrants to KPMG Peat Marwick LLP and to Ice Miller Donadio & Ryan that: (1) the Share Exchange will be consummated in accordance with the terms, conditions, and other provisions of the Transaction Documents; and (2) all of the factual information, descriptions, representations, and assumptions set forth in the Transaction Documents, in the Form S-4 Registration Statement filed with the Securities and Exchange Commission on April 14, 1995 in connection with the Share Exchange, as amended (the "Registration Statement"), and in this Certificate are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time of the Share Exchange (the "Effective Time").



     Pursuant to the foregoing, the undersigned hereby certifies, represents, and warrants to KPMG Peat Marwick LLP and to Ice Miller Donadio & Ryan as follows:


THE SHARE EXCHANGE


     Acquiror and its subsidiaries operate nursing centers, pharmacies and retirement housing communities. The capital structure of Acquiror consists of 60 million authorized shares of voting Common Stock, par value $.75 per share (the "Acquiror Common Shares"), of which approximately 32,824,863 are outstanding; 25 million authorized shares of preferred stock, par value $0.15 per share, of which the following series have been designated: 3 million authorized shares of Series A Preferred Stock, of which no shares are outstanding; 950 authorized shares of Series B Convertible Preferred Stock, of which 618 shares have been designated as Subseries 1, of which no shares are outstanding; 35,000 authorized shares of Series C Preferred Stock, all of which are outstanding; and 300,000 authorized shares of Series D Preferred Stock, of which approximately 63,403 are outstanding.



     The Transaction Documents provide that all of the outstanding Nationwide Common Shares will be exchanged solely for Acquiror Common Shares. The Share Exchange will be consummated in accordance with the Indiana Business Corporation Law, as amended ("BCL"), and the Nevada General Corporation Law, as amended ("NCL"). The Share Exchange was approved by the Board of Directors of Acquiror on April 12, 1995, and does not require the approval of the Acquiror shareholders.

     At the Effective Time, each Nationwide Common Share then outstanding will be exchanged for that number of Acquiror Common Shares determined in accordance with the Reorganization Agreement, rounded to the nearest whole share. Other than Acquiror Common Shares, there will be no cash or other property exchanged in the Share Exchange.



     Prior to the Effective Time, the Nationwide Preferred Stock will be redeemed by Nationwide with its own funds and without reimbursement directly or indirectly from Acquiror. Immediately prior to the Effective Time, the Nationwide Warrants shall be exercised into the corresponding number of Nationwide Nonvoting Common pursuant to the terms of the Warrants, and the resulting Nationwide Nonvoting Common will be exchanged for that number of Acquiror Common Shares determined in accordance with the Reorganization Agreement, rounded to the nearest whole share.



     At the Closing, the Nationwide Subordinated Notes will be prepaid directly by Acquiror. The Nationwide Subordinated Notes are bona fide debt (not stock or equity) under general principles of federal tax law, and Acquiror will pay only the fair market value of such indebtedness, and will not pay any amounts in excess of such indebtedness. The Nationwide Common Shares held by the holders of the Nationwide Subordinated Notes shall be valued in the Share Exchange in the same manner as the other Nationwide Common Shares.



     At the Effective Time, the Partnership Interests shall be assigned to Nationwide. None of the Acquiror Common Shares are being transferred pursuant to the Reorganization Agreement in exchange for such Partnership Interests. Any debts owed by any Partnership to any of the Target shareholders shall be paid by Nationwide out of its own funds without reimbursement directly or indirectly from Acquiror. Acquiror is making no payment of cash or Acquiror Common Shares or other property or assuming any liabilities in connection with or pursuant to the assumption of the Partnership Interests, releases of guarantees or the Noncompetition Agreements, and will not directly or indirectly reimburse Nationwide for any such payments.



     Acquiror will not make, directly or indirectly, any payments to dissenters or any other distributions to the Nationwide shareholders with respect to their Nationwide Common Shares in contemplation of or in connection with the Share Exchange.



     Except for the Nationwide Warrants, Acquiror is not aware of any outstanding options or warrants to purchase Nationwide shares or outstanding securities or other instruments or rights, convertible into Nationwide shares or which constitute equity under general principles of federal tax law, and no such options, warrants, securities, instruments or rights have been or will be issued or cancelled in contemplation of the Share Exchange.



     The Acquiror, Vencor, Inc., a Delaware corporation ("Vencor"), and Veritas Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Vencor ("Veritas"), entered into an Agreement and Plan of Merger dated as of April 23, 1995, pursuant to which Acquiror will be merged with and into Veritas (the "Merger") in a reorganization described in Code Sections 368(a)(1)(A) and 368(a)(2)(D). In the Merger, Acquiror shareholders will receive only Vencor voting Common Shares and cash in lieu of fractional shares. The Merger is not a condition to, integrated with, nor interdependent upon, the Share Exchange, and if it occurs, it will have independent, meaningful economic significance and will be undertaken for valid business purposes apart from federal income taxes.


ADDITIONAL REPRESENTATIONS


          1. The fair market value of the Acquiror Common Shares received by each Nationwide shareholder will be approximately equal to the fair market value of the Nationwide Common Shares surrendered in exchange therefor.



          2. Following the Share Exchange, Acquiror will not permit Nationwide to issue additional shares of stock that would result in Acquiror losing control of Nationwide within the meaning of Code Section 368(c).


          3. Acquiror has no plan or intention to reacquire any of its stock issued in the Share Exchange.

          4. Acquiror has no plan or intention to liquidate Nationwide or any Nationwide subsidiary; to merge Nationwide or any Nationwide subsidiary with and into another corporation; to cause or permit Nationwide to sell or otherwise dispose of any of its assets, or the assets of any Nationwide subsidiary, except for dispositions made in the ordinary course of business or to sell or otherwise dispose of the stock of Nationwide or any Nationwide subsidiary except for transfers described in Code Section 368
     (a)(2)(C).



          5. Following the Share Exchange, Nationwide will continue its historic businesses or use a significant portion of its historic business assets in a business.



          6. Acquiror will pay its expenses incurred in connection with the Share Exchange. Acquiror will not pay the expenses of Nationwide or the Nationwide shareholders, if any, incurred in connection with the Share Exchange.



          7. Acquiror will acquire Nationwide Common Shares solely in exchange for Acquiror voting stock (Acquiror Common Shares). For purposes of this representation, Nationwide Common Shares redeemed for cash or other property furnished by Acquiror will be considered as acquired by Acquiror. Further, no liabilities of Nationwide or the Nationwide shareholders will be assumed by Acquiror, nor will any of the Nationwide Common Shares be subject to any liabilities.



          8. Nationwide will pay dissenting shareholders the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Acquiror, nor will Acquiror directly or indirectly reimburse Nationwide for any payments to dissenters.



          9. There is no intercorporate indebtedness existing between Acquiror and Nationwide or between Acquiror and any Nationwide subsidiaries that was issued, acquired, or will be settled at a discount.


          10. Acquiror is not an investment company as defined in Code Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

          11. Acquiror is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).


          12. Acquiror does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Nationwide Common Shares or other Nationwide stock, including any ownership by any Acquiror subsidiary. Acquiror will not acquire, directly or indirectly, any Nationwide Common Shares or other Nationwide stock prior to the Effective Time.



          13. The Share Exchange is being effected for bona fide business reasons, including without limitation the reasons set forth in the Registration Statement and for the reasons that Acquiror and its subsidiaries have looked for growth opportunities which would increase their percentage share of the nursing care market while increasing their operating efficiencies by achieving economies of scale as a larger service provider. Due in part to the proximity of the service areas, Acquiror determined that Nationwide represented such an opportunity and expressed an interest in combining the resources of the companies. Acquiror believes that a combination of its operations with Nationwide will provide increased opportunity and flexibility for profitable expansion and diversification, will enhance their ability to provide more efficient and dependable service, and will result in operating efficiencies and cost savings.



          14. To the knowledge of Acquiror, none of the compensation received by any shareholder who is an employee of Nationwide or any other Target will be separate consideration for, or allocable to, any of such shareholder's Nationwide Common Shares. To the knowledge of Acquiror, none of the Acquiror Common Shares received by any shareholder who is an employee of Nationwide or any other Target will be separate consideration for, or allocable to, any employment agreement. To the knowledge of Acquiror, the compensation paid to any shareholder who is an employee of Nationwide or any other Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          15. The payment of cash in lieu of fractional Vencor Common Shares in the Merger is solely for the purpose of avoiding the expense and inconvenience to Vencor of issuing fractional Vencor Common Shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the shareholders of Acquiror instead of issuing fractional Vencor Common Shares will not exceed one percent of the total consideration that will be issued in the Merger for their Acquiror Common Shares. The fractional share interest of each of the shareholders of Acquiror will be aggregated, and no shareholders of Acquiror will receive cash in an amount equal to or greater than the value of one full Vencor Common Share.



          16. To the extent that a portion of the Acquiror Common Shares issued in exchange for the Nationwide Common Shares will be placed in escrow by the Nationwide shareholders and will be made subject to a condition pursuant to the Reorganization Agreement and the Escrow Agreement and Supplemental Escrow Agreement, for possible return to Acquiror under specified conditions: (a) there is a valid business reason for establishing the arrangement in that the escrow is a mechanism to accomplish an exchange price adjustment, bargained for at arm's-length, in the event of a breach by Nationwide; (b) the Acquiror Common Shares subject to such arrangement will appear as issued and outstanding on the balance sheet of Acquiror and such Acquiror Common Shares will be legally outstanding under applicable state law; (c) all dividends paid on such Acquiror Common Shares will be distributed currently to the Nationwide shareholders; (d) all voting rights of such Acquiror Common Shares will be exercisable by or on behalf of the Nationwide shareholders or their authorized agent; (e) no such Acquiror Common Shares will be subject to restrictions requiring their return to Acquiror because of death, failure to continue employment, or similar restrictions; (f) all such Acquiror Common Shares will be released from the arrangement within five years from the date of consummation of the Share Exchange (except where there is a bona fide dispute as to whom the Acquiror Common Shares should be released); (g) at least 50 percent of each class of Acquiror Common Shares issued initially to the Nationwide shareholders will not be subject to the arrangement; (h) the return of the Acquiror Common Shares will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the Nationwide shareholders; (i) the return of Acquiror Common Shares will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the Nationwide shareholders or the corporations either (i) with respect to the Share Exchange, or (ii) when the Share Exchange involves persons related within the meaning of Code Section 267(c)(4); and
     (j) the mechanism for the calculation of the number of Acquiror Common Shares to be returned is objective and readily ascertainable.



          17. The purpose of the Acquiror rights plan is to provide a mechanism by which Acquiror, a publicly traded corporation, can, in the future, provide shareholders with rights to purchase Acquiror stock at substantially less than fair market value as a means of responding to unsolicited offers to acquire Acquiror. The plan provides that in the event of an unsolicited offer in the future to acquire Acquiror under certain circumstances (a "triggering event"), the Acquiror shareholders will have the right to purchase Acquiror stock. The rights may be redeemed at any time by Acquiror without shareholder approval until they become exercisable for one cent per right. Until a triggering event, the rights are not exercisable or separately tradeable, transferrable, or detachable, nor are they represented by any certificate other than the Acquiror Common Share certificate. Until a triggering event and then a "flip-in" or "flip-over" event occur, the exercise price is anticipated to substantially exceed the value of the Acquiror stock at all times during the life of the right. The likelihood that the rights would, at any time, be exercised is both remote and speculative. No event has occurred, or is anticipated to occur, that would make the rights exercisable.



     The foregoing is provided to KPMG Peat Marwick LLP and to Ice Miller Donadio & Ryan in connection with the preparation of their opinions. We understand that the opinions will be premised on the basis that all of the facts, representations, and assumptions on which they are relying, whether contained herein or elsewhere, are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time. Ice Miller Donadio & Ryan and KPMG Peat Marwick LLP reserve the right to request additional representations prior to the issuance of their opinions.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 19th day of May, 1995.


                                          THE HILLHAVEN CORPORATION


                                          By:
                                             --------------------------------

                                          Printed:
                                                  ---------------------------

                                          Title:
                                                -----------------------------

                                 EXHIBIT 7.7(B)

                                  CERTIFICATE

                     EXECUTED BY THE HILLHAVEN CORPORATION
                        FOR PHILLIPPE ENTERPRISES, INC.


     This Certificate is executed and delivered in connection with the Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests, by and among The Hillhaven Corporation, a Nevada corporation ("Acquiror"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership, and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot and Evergreen are collectively referred to as the "Partnerships"), dated as of February 27, 1995 ("Reorganization Agreement"); and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Transaction Documents"). Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Transaction Documents shall have the meanings assigned to such terms in the Transaction Documents.



     In accordance with Section 8.12 of the Reorganization Agreement, the undersigned has requested the opinions of KPMG Peat Marwick LLP as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. In accordance with Section 9.10 of the Reorganization Agreement, PEI has requested the opinions of Ice Miller Donadio & Ryan as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. This Certificate is issued by Acquiror in accordance with Section 7.7 of the Reorganization Agreement. In rendering their opinions, KPMG Peat Marwick LLP and Ice Miller Donadio & Ryan may assume that, and the undersigned hereby certifies, represents, and warrants to KPMG Peat Marwick LLP and to Ice Miller Donadio & Ryan that: (1) the Share Exchange will be consummated in accordance with the terms, conditions, and other provisions of the Transaction Documents; and (2) all of the factual information, descriptions, representations, and assumptions set forth in the Transaction Documents, in the Form S-4 Registration Statement filed with the Securities and Exchange Commission on April 14, 1995 in connection with the Share Exchange, as amended (the "Registration Statement"), and in this Certificate are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time of the Share Exchange (the "Effective Time").


     Pursuant to the foregoing, the undersigned hereby certifies, represents, and warrants to KPMG Peat Marwick LLP and to Ice Miller Donadio & Ryan as follows:

THE SHARE EXCHANGE


     Acquiror and its subsidiaries operate nursing centers, pharmacies and retirement housing communities. The capital structure of Acquiror consists of 60 million authorized shares of voting Common Stock, par value $.75 per share (the "Aquiror Common Shares") of which approximately 32,824,863 are outstanding; 25 million authorized shares of preferred stock, par value $0.15 per share, of which the following series have been designated: 3 million authorized shares of Series A Preferred Stock, of which no shares are outstanding; 950 authorized shares of Series B Convertible Preferred Stock, of which 618 shares have been designated as Subseries 1, of which no shares are outstanding; 35,000 authorized shares of Series C Preferred Stock, all of which are outstanding; and 300,000 authorized shares of Series D Preferred Stock, of which approximately 63,403 are outstanding.


     The Transaction Documents provide that all of the outstanding PEI Common Shares will be exchanged solely for Acquiror Common Shares. The Share Exchange will be consummated in accordance with the Indiana Business Corporation Law, as amended ("BCL"), and the Nevada General Corporation Law, as amended ("NCL"). The Share Exchange was approved by the Board of Directors of Acquiror on April 12, 1995, and does not require the approval of the Acquiror shareholders.

     At the Effective Time, each PEI Common Share then outstanding will be exchanged for that number of Acquiror Common Shares determined in accordance with the Reorganization Agreement, rounded to the nearest whole share. Other than Acquiror Common Shares, there will be no cash or other property exchanged in the Share Exchange.


     At the Closing, certain commercial indebtedness of PEI may be prepaid directly by Acquiror (the "PEI Indebtedness"). The PEI Indebtedness is bona fide debt (not stock or equity) under general principles of federal tax law, and Acquiror will pay only the fair market value of such indebtedness, and will not pay any amounts in excess of such indebtedness. The holders of the PEI Indebtedness are not shareholders of PEI.



     At the Effective Time, the Partnership Interests shall be assigned to Nationwide. None of the Acquiror Common Shares is being transferred pursuant to the Reorganization Agreement in exchange for such Partnership Interests. Any debts owed by any Partnership to any of the Target shareholders shall be paid by Nationwide out of its own funds without reimbursement directly or indirectly from Acquiror. Acquiror is making no payment of cash or Acquiror Common Shares or other property or assuming any liabilities in connection with or pursuant to the assumption of the Partnership Interests, releases of guarantees or the Noncompetition Agreements, and will not directly or indirectly reimburse Nationwide for any such payments.


     Acquiror will not make, directly or indirectly, any distributions to the PEI shareholders with respect to their PEI Common Shares in contemplation of the Share Exchange or any payments to dissenters in connection with the Share Exchange.

     Acquiror is not aware of any outstanding options or warrants to purchase PEI shares or outstanding securities or other instruments or rights, convertible into PEI shares or which constitute equity under general principles of federal tax law, and no such options, warrants, securities, instruments or rights have been or will be issued or cancelled in contemplation of the Share Exchange.


     The Acquiror, Vencor, Inc., a Delaware corporation ("Vencor"), and Veritas Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Vencor ("Veritas"), entered into an Agreement and Plan of Merger dated as of April 23, 1995, pursuant to which Acquiror will be merged with and into Veritas (the "Merger") in a reorganization described in Code Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). In the Merger, Acquiror shareholders will receive only Vencor voting Common Shares and cash in lieu of fractional shares. The Merger is not a condition to, integrated with, nor interdependent upon, the Share Exchange, and if it occurs, it will have independent, meaningful economic significance and will be undertaken for valid business purposes apart from federal income taxes.


ADDITIONAL REPRESENTATIONS

      1. The fair market value of the Acquiror Common Shares received by each PEI shareholder will be approximately equal to the fair market value of the PEI Common Shares surrendered in exchange therefor.

      2. Following the Share Exchange, Acquiror will not permit PEI to issue additional shares of its stock that would result in Acquiror losing control of PEI within the meaning of Code Section 368(c).

      3. Acquiror has no plan or intention to reacquire any of its stock issued in the Share Exchange.

      4. Acquiror has no plan or intention to liquidate PEI or any PEI subsidiary; to merge PEI or any PEI subsidiary with and into another corporation; to cause or permit PEI to sell or otherwise dispose of any of its assets, or the assets of any PEI subsidiary, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of the stock of PEI or any PEI subsidiary except for transfers described in Code Section 368(a)(2)(C).

      5. Following the Share Exchange, PEI will continue its historic business or use a significant portion of its historic business assets in a business.

      6. Acquiror will pay its expenses incurred in connection with the Share Exchange. Acquiror will not pay the expenses of PEI or the PEI shareholders, if any, incurred in connection with the Share Exchange.

      7. Acquiror will acquire PEI Common Shares solely in exchange for Acquiror voting stock (Acquiror Common Shares). For purposes of this representation, PEI Common Shares redeemed for cash or other property furnished by Acquiror will be considered as acquired by Acquiror. Further, no liabilities of PEI or the PEI shareholders will be assumed by Acquiror, nor will any of the PEI Common Shares be subject to any liabilities.

      8. There is no intercorporate indebtedness existing between Acquiror and PEI or between Acquiror and any PEI subsidiaries that was issued, acquired, or will be settled at a discount.

      9. Acquiror is not an investment company as defined in Code Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

     10. Acquiror is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).


     11. Acquiror does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any PEI Common Shares, including any ownership by any Acquiror subsidiary. Acquiror will not acquire, directly or indirectly, any PEI Common Shares prior to the Effective Time.


     12. The Share Exchange is being effected for bona fide business reasons, including without limitation the reasons set forth in the Registration Statement and for the reasons that Acquiror and its subsidiaries have looked for growth opportunities which would increase their percentage share of the nursing care market while increasing their operating efficiencies by achieving economies of scale as a larger service provider. Due in part to the proximity of the service areas, Acquiror determined that PEI represented such an opportunity and expressed an interest in combining the resources of the companies. Acquiror believes that a combination of its operations with PEI will provide increased opportunity and flexibility for profitable expansion and diversification, will enhance their ability to provide more efficient and dependable service, and will result in operating efficiencies and cost savings.


     13. To the knowledge of Acquiror, none of the compensation received by any shareholder who is an employee of PEI or any other Target will be separate consideration for, or allocable to, any of such shareholder's PEI Common Shares. To the knowledge of Acquiror, none of the Acquiror Common Shares received by any shareholder who is an employee of PEI or any other Target will be separate consideration for, or allocable to, any employment agreement. To the knowledge of Acquiror, the compensation paid to any shareholder who is an employee of PEI or any other Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.



     14. To the extent that a portion of the Acquiror Common Shares issued in exchange for the PEI Common Shares will be placed in escrow by the PEI shareholders and will be made subject to a condition pursuant to the Reorganization Agreement and the Escrow Agreement and Supplemental Escrow Agreement, for possible return to Acquiror under specified conditions: (a) there is a valid business reason for establishing the arrangement in that the escrow is a mechanism to accomplish an exchange price adjustment, bargained for at arm's-length, in the event of a breach by PEI; (b) the Acquiror Common Shares subject to such arrangement will appear as issued and outstanding on the balance sheet of Acquiror and such Acquiror Common Shares will be legally outstanding under applicable state law; (c) all dividends paid on such Acquiror Common Shares will be distributed currently to the PEI shareholders;
         (d) all voting rights of such Acquiror Common Shares will be exercisable by or on behalf of the PEI shareholders or their authorized agent; (e) no such Acquiror Common Shares will be subject to restrictions requiring their return to Acquiror because of death, failure to continue employment, or similar restrictions; (f) all such Acquiror Common Shares will be released from the arrangement within five years from the date of consummation of the Share

         Exchange (except where there is a bona fide dispute as to whom the Acquiror Common Shares should be released); (g) at least 50 percent of the number of each class of Acquiror Common Shares issued initially to the PEI shareholders will not be subject to the arrangement; (h) the return of the Acquiror Common Shares will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the PEI shareholders; (i) the return of Acquiror Common Shares will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the PEI shareholders or the corporations either (i) with respect to the Share Exchange, or
         (ii) when the Share Exchange involves persons related within the meaning of Code Section 267(c)(4); and (j) the mechanism for the calculation of the number of Acquiror Common Shares to be returned is objective and readily ascertainable.



     15. The payment of cash in lieu of fractional Vencor Common Shares is solely for the purpose of avoiding the expense and inconvenience to Vencor of issuing fractional Vencor Common Shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the shareholders of Acquiror instead of issuing fractional shares of Vencor Common Shares will not exceed one percent of the total consideration that will be issued in the Merger for their Acquiror Common Shares. The fractional share interests of each of the shareholders of Acquiror will be aggregated and no shareholders of Acquiror will receive cash in an amount equal to or greater than the value of one full Vencor Common Share.



     16. The purpose of the Acquiror rights plan is to provide a mechanism by which Acquiror, a publicly traded corporation, can, in the future, provide shareholders with rights to purchase Acquiror stock at substantially less than fair market value as a means of responding to unsolicited offers to acquire Acquiror. The plan provides that in the event of an unsolicited offer in the future to acquire Acquiror under certain circumstances (a "triggering event"), the Acquiror shareholders will have the right to purchase Acquiror stock. The rights may be redeemed at any time by Acquiror without shareholder approval until they become exercisable for one cent per right. Until a triggering event, the rights are not exercisable or separately tradeable, transferrable, or detachable, nor are they represented by any certificate other than the Acquiror Common Share certificate. Until a triggering event and then a "flip-in" or "flip-over" event occur, the exercise price is anticipated to substantially exceed the value of the Acquiror stock at all times during the life of the right. The likelihood that the rights would, at any time, be exercised is both remote and speculative. No event has occurred, or is anticipated to occur, that would make the rights exercisable.



     The foregoing is provided to KPMG Peat Marwick LLP and to Ice Miller Donadio & Ryan in connection with the preparation of their opinions. We understand that the opinions will be premised on the basis that all of the facts, representations, and assumptions on which they are relying, whether contained herein or elsewhere, are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time. Ice Miller Donadio & Ryan and KPMG Peat Marwick LLP reserve the right to request additional representations prior to the issuance of their opinions.



     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 19th day of May, 1995.


                                          THE HILLHAVEN CORPORATION

                                          By:
                                              --------------------------------

                                          Printed:
                                                   ---------------------------

                                          Title:
                                                 -----------------------------

                                 EXHIBIT 7.7(C)

                                  CERTIFICATE

                     EXECUTED BY THE HILLHAVEN CORPORATION
                    FOR MEADOWVALE SKILLED CARE CENTER, INC.


     This Certificate is executed and delivered in connection with the Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests, by and among The Hillhaven Corporation, a Nevada corporation ("Acquiror"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership, and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot and Evergreen are collectively referred to as the "Partnerships"), dated as of February 27, 1995 ("Reorganization Agreement"); and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Transaction Documents"). Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Transaction Documents shall have the meanings assigned to such terms in the Transaction Documents.



     In accordance with Section 8.12 of the Reorganization Agreement, the undersigned has requested the opinions of KPMG Peat Marwick LLP as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. In accordance with Section 9.10 of the Reorganization Agreement, Meadowvale has requested the opinions of Ice Miller Donadio & Ryan as to certain federal income tax consequences of the Share Exchange as a condition precedent to Closing. This Certificate is issued by Acquiror in accordance with Section
7.7 of the Reorganization Agreement. In rendering their opinions, KPMG Peat Marwick LLP and Ice Miller Donadio & Ryan may assume that, and the undersigned hereby certifies, represents, and warrants to KPMG Peat Marwick LLP and to Ice Miller Donadio & Ryan that: (1) the Share Exchange will be consummated in accordance with the terms, conditions, and other provisions of the Transaction Documents; and (2) all of the factual information, descriptions, representations, and assumptions set forth in the Transaction Documents, in the Form S-4 Registration Statement filed with the Securities and Exchange Commission on April 14, 1995 in connection with the Share Exchange, as amended (the "Registration Statement"), and in this Certificate are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time of the Share Exchange (the "Effective Time").


     Pursuant to the foregoing, the undersigned hereby certifies, represents, and warrants to KPMG Peat Marwick LLP and to Ice Miller Donadio & Ryan as follows:

THE SHARE EXCHANGE


     Acquiror and its subsidiaries operate nursing centers, pharmacies and retirement housing communities. The capital structure of Acquiror consists of 60 million authorized shares of voting Common Stock, par value $.75 per share (the "Acquiror Common Shares") of which approximately 32,824,863 are outstanding; 25 million authorized shares of preferred stock, par value $0.15 per share, of which the following series have been designated: 3 million authorized shares of Series A Preferred Stock, of which no shares are outstanding; 950 authorized shares of Series B Convertible Preferred Stock, of which 618 shares have been designated as Subseries 1, of which no shares are outstanding; 35,000 authorized shares of Series C Preferred Stock, all of which are outstanding; and 300,000 authorized shares of Series D Preferred Stock, of which approximately 63,403 are outstanding.



     Prior to the Effective Time, Meadowvale will transfer the Residence to Cheesman, and repay to Cheesman the debt owed by Meadowvale to Cheesman. Those payments shall be made directly by Meadowvale out of its own funds and without reimbursement directly or indirectly from Acquiror.

     The Transaction Documents provide that all of the outstanding Meadowvale Common Shares will be exchanged solely for Acquiror Common Shares. The Share Exchange will be consummated in accordance with the Indiana Business Corporation Law, as amended ("BCL"), and the Nevada General Corporation Law, as amended ("NCL"). The Share Exchange was approved by the Board of Directors of Acquiror on April 12, 1995, and does not require the approval of the Acquiror shareholders.

     At the Effective Time, each Meadowvale Common Share then outstanding will be exchanged for that number of Acquiror Common Shares determined in accordance with the Reorganization Agreement, rounded to the nearest whole share. Other than Acquiror Common Shares, there will be no cash or other property exchanged in the Share Exchange.


     At the Effective Time, the Partnership Interests shall be assigned to Nationwide. None of the Acquiror Common Shares is being transferred pursuant to the Reorganization Agreement in exchange for such Partnership Interests. Any debts owned by any Partnership to any of the Target shareholders shall be paid by Nationwide out of its own funds without reimbursement directly or indirectly from Acquiror. Acquiror is making no payment of cash or Acquiror Common Shares or other property or assuming any liabilities in connection with or pursuant to the assumption of the Partnership Interests, releases of guarantees or the Noncompetition Agreements, and will not directly or indirectly reimburse Nationwide for any such payments.


     Acquiror will not make, directly or indirectly, any distributions to the Meadowvale shareholders with respect to their Meadowvale Common Shares in contemplation of the Share Exchange or any payments to dissenters in connection with the Share Exchange.

     Acquiror is not aware of any outstanding options or warrants to purchase Meadowvale shares or outstanding securities or other instruments or rights, convertible into Meadowvale shares or which constitute equity under general principles of federal tax law, and no such options, warrants, securities, instruments or rights have been or will be issued or cancelled in contemplation of the Share Exchange.


     The Acquiror, Vencor, Inc., a Delaware corporation ("Vencor"), and Veritas Holdings Corp., a Delaware Corporation and wholly-owned subsidiary of Vencor ("Veritas"), entered into an Agreement and Plan of Merger dated as of April 23, 1995, pursuant to which Acquiror will be merged with and into Veritas (the "Merger") in a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). In the Merger, Acquiror shareholders will receive only Vencor voting Common Shares and cash in lieu of fractional shares. The Merger is not a condition to, integrated with, nor interdependent upon, the Share Exchange, and if it occurs, it will have independent, meaningful economic significance and will be undertaken for valid business reasons apart from federal income taxes.


ADDITIONAL REPRESENTATIONS


      1. The fair market value of the Acquiror Common Shares received by each Meadowvale shareholder will be approximately equal to the fair market value of the Meadowvale Common Shares surrendered in exchange therefor.


      2. Following the Share Exchange, Acquiror will not permit Meadowvale to issue additional shares of its stock that would result in Acquiror losing control of Meadowvale within the meaning of Code Section 368(c).

      3. Acquiror has no plan or intention to reacquire any of its stock issued in the Share Exchange.


      4. Acquiror has no plan or intention to liquidate Meadowvale or any Meadowvale subsidiary; to merge Meadowvale or any Meadowvale subsidiary with and into another corporation; to cause or permit Meadowvale to sell or otherwise dispose of any of its assets, or the assets of any Meadowvale subsidiary, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of the stock of Meadowvale or any Meadowvale subsidiary except for transfers described in Code Section 368 (a)(2)(C).

      5. Following the Share Exchange, Meadowvale will continue its historic business or use a significant portion of its historic business assets in a business.

      6. Acquiror will pay its expenses incurred in connection with the Share Exchange. Acquiror will not pay the expenses of Meadowvale or the Meadowvale shareholders, if any, incurred in connection with the Share Exchange.

      7. Acquiror will acquire Meadowvale Common Shares solely in exchange for Acquiror voting stock (Acquiror Common Shares). For purposes of this representation, Meadowvale Common Shares redeemed for cash or other property furnished by Acquiror will be considered as acquired by Acquiror. Further, no liabilities of Meadowvale or the Meadowvale shareholders will be assumed by Acquiror, nor will any of the Meadowvale Common Shares be subject to any liabilities.

      8. Meadowvale will pay its dissenting shareholders the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Acquiror, nor will Acquiror directly or indirectly reimburse Meadowvale for any payments to dissenters.


      9. There is no intercorporate indebtedness existing between Acquiror and Meadowvale that was issued, acquired, or will be settled at a discount.


     10. Acquiror is not an investment company as defined in Code Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

     11. Acquiror is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).


     12. Acquiror does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Meadowvale Common Shares, including any ownership by any Acquiror subsidiary. Acquiror will not acquire, directly or indirectly, any Meadowvale Common Shares prior to the Effective Time.


     13. The Share Exchange is being effected for bona fide business reasons, including without limitation the reasons set forth in the Registration Statement and for the reasons that Acquiror and its subsidiaries have looked for growth opportunities which would increase their percentage share of the nursing care market while increasing their operating efficiencies by achieving economies of scale as a larger service provider. Due in part to the proximity of the service areas, Acquiror determined that Meadowvale represented such an opportunity and expressed an interest in combining the resources of the companies. Acquiror believes that a combination of its operations with Meadowvale will provide increased opportunity and flexibility for profitable expansion and diversification, will enhance their ability to provide more efficient and dependable service, and will result in operating efficiencies and cost savings.


     14. To the knowledge of Acquiror, none of the compensation received by any shareholder who is an employee of Meadowvale or any other Target will be separate consideration for, or allocable to, any of such shareholder's Meadowvale Common Shares. To the knowledge of Acquiror, none of the Acquiror Common Shares received by any shareholder who is an employee of Meadowvale or any other Target will be separate consideration for, or allocable to, any employment agreement. To the knowledge of Acquiror, the compensation paid to any shareholder who is an employee of Meadowvale or any other Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.



     15. The payment of cash in lieu of fractional Vencor Common Shares is solely for the purpose of avoiding the expense and inconvenience to Vencor of issuing fractional Vencor Common Shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the shareholders of Acquiror instead of issuing fractional shares of Vencor Common Shares will not exceed one percent of the total consideration that will be issued in the Merger for their Acquiror Common Shares. The fractional share interest of each of the shareholders of Acquiror will be aggregated and no shareholders of Acquiror will receive cash in an amount equal to or greater than the value of one full Vencor Common Share.



     16. To the extent that a portion of the shares of Acquiror Common Shares issued in exchange for the Meadowvale Common Shares will be placed in escrow by the Meadowvale shareholders and will be made subject to a condition pursuant to the Reorganization Agreement and the Escrow Agreement and Supplemental Escrow Agreement, for possible return to Acquiror under specified conditions: (a) there is a valid business reason for establishing the arrangement in that the escrow is a mechanism to accomplish an exchange price adjustment, bargained for at arm's-length, in the event of a breach by Meadowvale; (b) the Acquiror Common Shares subject to such arrangement will appear as issued and outstanding on the balance sheet of Acquiror and such Acquiror Common Shares will be legally outstanding under applicable state law; (c) all dividends paid on such Acquiror Common Shares will be distributed currently to the Meadowvale shareholders; (d) all voting rights of such Acquiror Common Shares will be exercisable by or on behalf of the Meadowvale shareholders or their authorized agent; (e) no such Acquiror Common Shares will be subject to restrictions requiring their return to Acquiror because of death, failure to continue employment, or similar restrictions; (f) all such Acquiror Common Shares will be released from the arrangement within five years from the date of consummation of the Share Exchange (except where there is a bona fide dispute as to whom the Acquiror Common Shares should be released); (g) at least 50 percent of the number of each class of Acquiror Common Shares issued initially to the Meadowvale shareholders will not be subject to the arrangement; (h) the return of the Acquiror Common Shares will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the Meadowvale shareholders; (i) the return of Acquiror Common Shares will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the Meadowvale shareholders or the corporations either (i) with respect to the Share Exchange, or (ii) when the Share Exchange involves persons related within the meaning of Code Section 267(c)(4); and (j) the mechanism for the calculation of the number of Acquiror Common Shares to be returned is objective and readily ascertainable.



     17. The purpose of the Acquiror rights plan is to provide a mechanism by which Acquiror, a publicly traded corporation, can, in the future, provide shareholders with rights to purchase Acquiror stock at substantially less than fair market value as a means of responding to unsolicited offers to acquire Acquiror. The plan provides that in the event of an unsolicited offer in the future to acquire Acquiror under certain circumstances (a "triggering event"), the Acquiror shareholders will have the right to purchase Acquiror stock. The rights may be redeemed at any time by Acquiror without shareholder approval until they become exercisable for one cent per right. Until a triggering event, the rights are not exercisable or separately tradeable, transferrable, or detachable, nor are they represented by any certificate other than the Acquiror Common Share certificate. Until a triggering event and then a "flip-in" or "flip-over" event occur, the exercise price is anticipated to substantially exceed the value of the Acquiror stock at all times during the life of the right. The likelihood that the rights would, at any time, be exercised is both remote and speculative. No event has occurred, or is anticipated to occur, that would make the rights exercisable.

     The foregoing is provided to KPMG Peat Marwick LLP and to Ice Miller Donadio & Ryan in connection with the preparation of their opinions. We understand that the opinions will be premised on the basis that all of the facts, representations, and assumptions on which they are relying, whether contained herein or elsewhere, are accurate and complete in all respects and will be accurate and complete in all respects at the time the Registration Statement becomes effective and at the Effective Time. Ice Miller Donadio & Ryan and KPMG Peat Marwick LLP reserve the right to request additional representations prior to the issuance of their opinions.



     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 19th day of May, 1995.


                                          THE HILLHAVEN CORPORATION

                                          By:
                                              --------------------------------

                                          Printed:
                                                   ---------------------------

                                          Title:
                                                  ----------------------------

                                EXHIBIT 12.2(H)

                                     PART 1

                            NONCOMPETITION AGREEMENT

     This NONCOMPETITION AGREEMENT (this "Agreement"), dated [          ], 1995,
is made among The Hillhaven Corporation, a Nevada corporation ("Acquiror"), and Dr. Thomas E. Phillippe, Sr. ("Phillippe"), an individual.


     WHEREAS, Phillippe and certain other persons have, on this date, as part of a single transaction, delivered to Acquiror all the issued and outstanding shares of the capital stock of Nationwide Care, Inc. ("Nationwide"), Phillippe Enterprises, Inc., and Meadowvale Skilled Care Center, Inc., each an Indiana corporation (collectively, the "Corporate Targets"), and delivered to Nationwide all the outstanding interests in Camelot Care Centers, a general partnership governed by the laws of Indiana, Shangri-La Partnership, a general partnership governed by the laws of Indiana, and Evergreen Woods, Ltd., a Florida limited partnership (together, the "Partnership Targets") (the Corporate Targets and the Partnership Targets being referred to herein collectively as the "Targets"), pursuant to that certain Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests among Acquiror and the Targets, dated as of February 27, 1995 (the "Share Exchange Agreement"; such transaction contemplated therein hereinafter referred to as the "Transaction");

     WHEREAS, Acquiror and the Targets are engaged in various locations in the following businesses (i) owning, operating and managing nursing homes and assisted living centers and (ii) providing home health care and rehabilitation therapy care (the foregoing businesses being referred to herein collectively as the "Business Activities");


     WHEREAS, Phillippe has acquired knowledge relating to the Business Activities as a result of Phillippe's relationship with the Targets; and

     WHEREAS, as part of, and a condition precedent to, the Transaction, Phillippe has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and agreements herein set forth, the parties hereto, intending to be legally bound, agree as follows:

          1. Definitions. All capitalized terms used and not defined herein shall have the meanings given such terms in the Share Exchange Agreement. References to "Phillippe" herein shall mean Phillippe and any of his Affiliates.

          2. Rights of Acquiror. Covenants herein contained are cumulative to the rights of Acquiror under the laws of the United States, the states of Washington, Indiana, Ohio and Florida and other states, as applicable, respecting Acquiror's rights to protect itself from the competition of Phillippe.

          3. Non-Competition. Phillippe agrees that, for a period of five (5) years from the date of the Effective Time, Phillippe shall not, directly or indirectly:

             (a) have an interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than 5% of the issued and outstanding stock of a publicly held corporation), joint venturer, partner, limited liability company member or manager, or consultant, or otherwise engage or invest or participate in, or enjoy a financially beneficial relationship with, any business which conducts any of the Business Activities within a five (5) mile radius of any facility or other location at or from which Acquiror, a Target or any of their respective Affiliates conducts any of the Business Activities as of the date hereof.

             (b) (i) solicit, recruit or hire any employee of Acquiror, a Target or any of their respective Affiliates or any person who has worked for Acquiror, a Target or any of their respective Affiliates within the six months preceding such solicitation, recruitment or hire; or (ii) solicit or encourage any employee of Acquiror, a Target or any of their respective Affiliates to leave such employment.

          4. Specific Performance. Phillippe acknowledges that his failure to comply with the provisions of this Agreement will result in irreparable and continuing damage to Acquiror for which there will be no adequate remedy at law and that, in the event of a failure of Phillippe so to comply, Acquiror and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of this Agreement.

          5. Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

          6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each other party.

          7. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          8. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or other applications of such provision.

          9. Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Indiana, without regard to the conflicts of law principles of such state.

          10. Arbitration. Any claim or controversy relating to the breach, interpretation or enforcement of this Agreement shall be submitted to final and binding arbitration in Marion County, Indiana, in an arbitration proceeding that, except as may otherwise be provided herein, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen in accordance with such rules. All evidentiary and discovery matters shall be conducted in accordance with and governed by the applicable Federal Rules of Civil Procedure. No later than 10 calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. All discovery shall be completed no later than the commencement of the arbitration hearing or 90 calendar days after the date that a proper demand for arbitration is served, whichever occurs first, unless, upon a showing of good cause, the arbitrator extends such period. The hearing shall commence no later than 90 calendar days after the arbitrator is appointed and shall continue until completed. The arbitrator shall issue his or her award in writing no later than 20 calendar days after the conclusion of the hearing. The arbitrator shall not have the power to amend this Agreement in any respect. The arbitrator's decision shall be binding and conclusive upon the parties.

     IN WITNESS WHEREOF, the parties have duly executed and have caused to be duly executed this Agreement as of the date first above written.

                                          THE HILLHAVEN CORPORATION

                                          By:
                                              --------------------------------
                                              Robert F. Pacquer
                                              Senior Vice President and
                                              Chief Financial Officer


                                          ------------------------------------
                                          Dr. Thomas E. Phillippe, Sr.

                                EXHIBIT 12.2(H)



                                     PART 2



                            NONCOMPETITION AGREEMENT



     This NONCOMPETITION AGREEMENT (this "Agreement"), dated [            ],
1995, is made among The Hillhaven Corporation, a Nevada corporation ("Acquiror"), and Thomas E. Phillippe, Jr. ("Phillippe"), an individual.



     WHEREAS, Phillippe and certain other persons have, on this date, as part of a single transaction, delivered to Acquiror all the issued and outstanding shares of the capital stock of Nationwide Care, Inc. ("Nationwide"), Phillippe Enterprises, Inc., and Meadowvale Skilled Care Center, Inc., each an Indiana corporation (collectively, the "Corporate Targets"), and delivered to Nationwide all the outstanding interests in Camelot Care Centers, a general partnership governed by the laws of Indiana, and Evergreen Woods, Ltd., a Florida limited partnership (together, the "Partnership Targets") (the Corporate Targets and the Partnership Targets being referred to herein collectively as the "Targets"), pursuant to that certain Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests among Acquiror and the Targets, dated as of February 27, 1995 (the "Share Exchange Agreement"; such transaction contemplated therein hereinafter referred to as the "Transaction");



     WHEREAS, Acquiror and the Targets are engaged in various locations in the following businesses (i) owning, operating and managing nursing homes and assisted living centers and (ii) providing home health care and rehabilitation therapy care (the foregoing businesses being referred to herein collectively as the "Business Activities");



     WHEREAS, Phillippe has acquired knowledge relating to the Business Activities as a result of Phillippe's relationship with the Targets; and



     WHEREAS, as part of, and a condition precedent to, the Transaction, Phillippe has agreed to enter into this Agreement.



     NOW, THEREFORE, in consideration of the mutual premises and agreements herein set forth, the parties hereto, intending to be legally bound, agree as follows:



          1. Definitions. All capitalized terms used and not defined herein shall have the meanings given such terms in the Share Exchange Agreement. References to "Phillippe" herein shall mean Phillippe and any of his Affiliates.



          2. Rights of Acquiror. Covenants herein contained are cumulative to the rights of Acquiror under the laws of the United States, the states of Washington, Indiana, Ohio and Florida and other states, as applicable, respecting Acquiror's rights to protect itself from the competition of Phillippe.



          3. Non-Competition. Phillippe agrees that, for a period of five (5) years from the date of the Effective Time, Phillippe shall not, directly or indirectly:



             (a) have an interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than 5% of the issued and outstanding stock of a publicly held corporation), joint venturer, partner, limited liability company member or manager, or consultant, or otherwise engage or invest or participate in, or enjoy a financially beneficial relationship with, any business which conducts any of the Business Activities within a five (5) mile radius of any facility or other location at or from which Acquiror, a Target or any of their respective Affiliates conducts any of the Business Activities as of the date hereof.



             (b) (i) solicit, recruit or hire any employee of Acquiror, a Target or any of their respective Affiliates or any person who has worked for Acquiror, a Target or any of their respective Affiliates within the six months preceding such solicitation, recruitment or hire; or (ii) solicit or encourage any employee of Acquiror, a Target or any of their respective Affiliates to leave such employment.

          4. Specific Performance. Phillippe acknowledges that his failure to comply with the provisions of this Agreement will result in irreparable and continuing damage to Acquiror for which there will be no adequate remedy at law and that, in the event of a failure of Phillippe so to comply, Acquiror and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of this Agreement.

          5. Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

          6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each other party.

          7. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          8. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or other applications of such provision.

          9. Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Indiana, without regard to the conflicts of law principles of such state.

          10. Arbitration. Any claim or controversy relating to the breach, interpretation or enforcement of this Agreement shall be submitted to final and binding arbitration in Marion County, Indiana, in an arbitration proceeding that, except as may otherwise be provided herein, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen in accordance with such rules. All evidentiary and discovery matters shall be conducted in accordance with and governed by the applicable Federal Rules of Civil Procedure. No later than 10 calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. All discovery shall be completed no later than the commencement of the arbitration hearing or 90 calendar days after the date that a proper demand for arbitration is served, whichever occurs first, unless, upon a showing of good cause, the arbitrator extends such period. The hearing shall commence no later than 90 calendar days after the arbitrator is appointed and shall continue until completed. The arbitrator shall issue his or her award in writing no later than 20 calendar days after the conclusion of the hearing. The arbitrator shall not have the power to amend this Agreement in any respect. The arbitrator's decision shall be binding and conclusive upon the parties.

     IN WITNESS WHEREOF, the parties have duly executed and have caused to be duly executed this Agreement as of the date first above written.

                                          THE HILLHAVEN CORPORATION

                                          By:
                                              ------------------------------
                                              Robert F. Pacquer
                                              Senior Vice President and
                                              Chief Financial Officer


                                          ----------------------------------
                                          Thomas E. Phillippe, Jr.

                                                              EXHIBIT 12.2(I)(A)


                          AGREEMENT AMONG SHAREHOLDERS

     THIS AGREEMENT AMONG SHAREHOLDERS ("Agreement") is entered into as of
            , 1995, by and among all of the shareholders (the "Shareholders") of Nationwide Care, Inc., an Indiana corporation ("Nationwide").

                             PRELIMINARY STATEMENTS


     Nationwide, The Hillhaven Corporation, a Nevada corporation ("Acquiror"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Corporate Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership, and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot and Evergreen are collectively referred to as the "Partnerships"), have entered into that certain Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests, dated as of February 27, 1995, as amended (the "Reorganization Agreement"), and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Transaction Documents"), pursuant to which all of the shares of common stock of Nationwide will be exchanged solely for Acquiror Voting Common Stock (the "Share Exchange") in a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). Voting Acquiror Common Shares will be the only consideration issued to the Shareholders in the Share Exchange.


     Section 9.10 of the Reorganization Agreement provides that, as a condition precedent to the consummation of the Share Exchange, Nationwide shall receive opinions of counsel that the Share Exchange will qualify as a reorganization within the meaning of Code Section 368(a)(1)(B). The Shareholders desire to set forth their agreement concerning ownership of the Acquiror Common Shares received in the Share Exchange in order to facilitate the issuance of the opinions referred to in Section 9.10 of the Reorganization Agreement and to otherwise ensure that the continuity of shareholder interest requirement set forth in Treasury Regulation sec. 1.368-1(b) will be satisfied with respect to the Share Exchange.

     Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Transaction Documents shall have the meanings assigned to such terms in the Transaction Documents.

     NOW, THEREFORE, in consideration of the mutual covenants, undertakings and promises set forth in this Agreement, the Shareholders agree as follows:

                              TERMS AND CONDITIONS


     SECTION 1. Representations, Warranties, and Covenants of the
Shareholders. Each Shareholder represents, warrants, covenants and agrees that such Shareholder will not dissent in or to the transactions contemplated by the Agreement and Plan of Merger by and among Acquiror, Vencor, Inc., a Delaware corporation ("Vencor"), and Veritas Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Vencor ("Veritas"), dated as of April 23, 1995 (the "Merger"), or otherwise accept any consideration other than Vencor voting Common Shares or cash in lieu of fractional shares of Vencor Common Shares from Vencor in exchange for Acquiror Common Shares. Each Shareholder severally represents, warrants, and covenants to the other Shareholders that, except for the possibility of the Merger, the Shareholder has no plan, intention, or arrangement to sell, exchange, pledge or otherwise dispose of a number of the Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger) that would reduce that Shareholder's ownership of the Acquiror Common Shares to a number of Acquiror Common Shares (or Vencor voting Common Shares) having a value, determined as of the Effective Time of the Share Exchange (the "Effective Time"), of less than 50 percent of the value of the Nationwide stock held by that Shareholder immediately before the Share Exchange. For purposes of this representation, warranty, and covenant, Nationwide stock (including voting and nonvoting common stock and preferred stock) and

Acquiror Common Shares (or Vencor voting Common Shares) held by the Shareholder and otherwise sold, redeemed, or disposed of prior or subsequent to the Share Exchange have been considered in making this representation, warranty, and covenant. Each Shareholder further represents, warrants, and covenants that such Shareholder has no plan, intention, or arrangement to sell, exchange, pledge or otherwise dispose of any Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger) except as set forth on Exhibit A.



     SECTION 2. Prohibition on Disposition within Two Years. No Shareholder shall, within two years of the Effective Time, or within two years of the effective time of the Merger, whichever is later, sell, exchange, pledge, or otherwise dispose of any of the Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger), except as set forth on Exhibit A, unless and until (a) such sale, exchange, pledge, or disposition would not reduce the fair market value of the Acquiror Common Shares (or Vencor voting Common Shares) (determined as of the Effective Time) retained by that Shareholder to an amount less than fifty percent (50%) of the fair market value of the Nationwide stock held by that Shareholder immediately before the Share Exchange (determined in the same manner as set forth in Section 1 of this Agreement); or (b) in the event such sale, exchange, pledge, or disposition would reduce the fair market value of the Acquiror Common Shares (or Vencor voting Common Shares) (determined as of the Effective Time) retained by that Shareholder to an amount less than fifty percent (50%) of the fair market value of the Nationwide stock held by that Shareholder immediately before the Share Exchange, (i) such Shareholder obtains and delivers to Thomas E. Phillippe, Jr., acting as representative of all the Shareholders (the "Representative"), an unqualified opinion of counsel (from counsel reasonably acceptable to the Representative, and in a form acceptable to the Representative) to the effect that such sale, exchange, pledge, or disposition would not adversely affect the tax-free status of the Share Exchange; and (ii) the Representative and Thomas E. Phillippe, Sr. (the "Phillippes") jointly consent in writing to such sale, exchange, pledge, or disposition. The Phillippes shall use reasonable efforts to reply to a request for a disposition of shares pursuant to clause (b) above within 30 days of receipt of a written notice of a Shareholder's request to sell shares pursuant to such clause.


     SECTION 3. Nonwaiver. The failure of any Shareholder or of the Representative to insist in any one or more instances upon performance of any provisions of this Agreement or to pursue rights under this Agreement shall not be construed as a waiver of any such provisions or the relinquishment of any such rights.

     SECTION 4. Governing Law. The laws of the State of Indiana shall govern the validity, performance, enforcement, interpretation and any other aspect of this Agreement.

     SECTION 5. Modification. This Agreement may not be modified or altered except by written instrument duly executed by all of the Shareholders.

     SECTION 6. Entire Agreement. The Transaction Documents and this Agreement contain the entire agreement of the Shareholders with respect to the subject matter of this Agreement and shall be deemed to supersede all prior agreements, whether written or oral, and the terms and provisions of any such prior agreements shall be deemed to have been merged into this Agreement.

     SECTION 7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

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                                   EXHIBIT A

                                                                           NUMBER OF SHARES
                                                                              WHICH THE
                                                                           SHAREHOLDER HAS
                                                                               A PLAN,
                                                                            INTENTION, OR
                                                                            ARRANGEMENT TO
                                                                           SELL, EXCHANGE,
                                                                              PLEDGE, OR
                                                            NUMBER OF         OTHERWISE
                           SHAREHOLDER                     SHARES HELD        DISPOSE OF
                           -----------                     -----------     ----------------
        VOTING COMMON SHARES
        Lorene Burns.....................................      35,418
        Rod Benson.......................................     159,694
        Kathy Benson.....................................      60,000
        Joe Edwards......................................      66,570
        Don Polston......................................      30,000
        Kaylynn Cheesman.................................       7,500
        Mark Benson......................................       7,500
        Dan Benson.......................................       7,500
        David Benson.....................................       7,500
        Lorayn Hoop......................................     113,172
        Phil Caldwell....................................       3,750
        Chuck Cooper.....................................       3,750
        William Phillippe................................      79,206
        Joe Phillippe....................................      22,540
        Mike Goodspeed...................................      24,624
        Tom Phillippe, Jr................................   1,475,812
        Tom Phillippe, Sr................................   1,982,967
        Tom Phillippe, Sr., as Trustee under Annuity
          Trust for the benefit of Tom Phillippe, Jr.....     850,000
        Tom Phillippe, Sr., as Trustee under Annuity
          Trust for the benefit of Towana Moore..........     850,000
        Tom Phillippe, Sr., as Trustee under Annuity
          Trust for the benefit of Stacey Mervine........     850,000
        Indiana Wesleyan.................................      50,000
        Towana Moore.....................................     264,865
        Craig Moore......................................     110,736
        Greg & Stacy Mervine.............................     368,354
        Warrants to be exercised.........................     987,188
          TOTAL FOR VOTING COMMON SHARES:................   8,418,646
        NONVOTING COMMON SHARES
        Ford S. Bartholomew..............................       3,192
        Matthew W. Clary.................................       1,596
        Jeffrey M. Mann..................................       2,394
        M. Ann O'Brien...................................      16,754
        Robert F. Perille................................      18,350
        Christopher J. Perry.............................      32,710
        Thomas E. Van Pelt...............................       1,596
          TOTAL FOR NONVOTING COMMON SHARES:.............      76,592

                                                              EXHIBIT 12.2(I)(B)


                          AGREEMENT AMONG SHAREHOLDERS


     THIS AGREEMENT AMONG SHAREHOLDERS ("Agreement") is entered into as of
            , 1995, by and among all of the shareholders (the "Shareholders") of Phillippe Enterprises, Inc., an Indiana corporation ("PEI").


                             PRELIMINARY STATEMENTS


     PEI, The Hillhaven Corporation, a Nevada corporation ("Acquiror"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership, and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot and Evergreen are collectively referred to as the "Partnerships"), have entered into that certain Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests, dated as of February 27, 1995 (the "Reorganization Agreement"), and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Transaction Documents"), pursuant to which all of the shares of common stock of Nationwide will be exchanged solely for Acquiror Voting Common Stock (the "Share Exchange") in a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). Voting Acquiror Common Shares will be the only consideration issued to the Shareholders in the Share Exchange.


     Section 9.10 of the Reorganization Agreement provides that, as a condition precedent to the consummation of the Share Exchange, Nationwide shall receive opinions of counsel that the Share Exchange will qualify as a reorganization within the meaning of Code Section 368(a)(1)(B). The Shareholders desire to set forth their agreement concerning ownership of the Acquiror Common Shares received in the Share Exchange in order to facilitate the issuance of the opinions referred to in Section 9.10 of the Reorganization Agreement and to otherwise ensure that the continuity of shareholder interest requirement set forth in Treasury Regulation sec. 1.368-1(b) will be satisfied with respect to the Share Exchange.

     Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Transaction Documents shall have the meanings assigned to such terms in the Transaction Documents.

     NOW, THEREFORE, in consideration of the mutual covenants, undertakings and promises set forth in this Agreement, the Shareholders agree as follows:

                              TERMS AND CONDITIONS


     SECTION 1. Representations, Warranties, and Covenants of the
Shareholders. Each Shareholder represents, warrants, covenants and agrees that such Shareholder will not dissent in or to the transactions contemplated by the Agreement and Plan of Merger by and among Acquiror, Vencor, Inc., a Delaware corporation ("Vencor"), and Veritas Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Vencor ("Veritas"), dated as of April 23, 1995 (the "Merger"), or otherwise accept any consideration other than Vencor voting Common Shares or cash in lieu of fractional shares of Vencor Common Shares from Vencor in exchange for Acquiror Common Shares. Each Shareholder severally represents, warrants, and covenants to the other Shareholders that, except for the possibility of the Merger, the Shareholder has no plan, intention, or arrangement to sell, exchange, pledge, or otherwise dispose of a number of the Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger) that would reduce that Shareholder's ownership of the Acquiror Common Shares to a number of Acquiror Common Shares (or Vencor voting Common Shares) having a value, determined as of the Effective Time of the Share Exchange (the "Effective Time"), of less than 50 percent of the value of the PEI stock held by that Shareholder immediately before the Share Exchange. For purposes of this representation, warranty, and covenant, PEI stock (including voting and nonvoting common stock and preferred stock) and Acquiror Common Shares (or Vencor voting Common Shares) held by the Shareholder and otherwise sold, redeemed, or disposed of prior or subsequent to the Share Exchange have been considered in making this representation, warranty, and covenant. Each Shareholder further represents, warrants, and covenants that such Shareholder has no plan, intention, or arrangement to sell, exchange, pledge, or otherwise dispose of any Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger) except as set forth on Exhibit A.



     SECTION 2. Prohibition on Disposition within Two Years. No Shareholder shall, within two years of the Effective Time, or within two years of the effective time of the Merger, whichever is later, sell, exchange, pledge, or otherwise dispose of any of the Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger), except as set forth on Exhibit A, unless and until (a) such sale, exchange, pledge, or disposition would not reduce the fair market value of the Acquiror Common Shares (or Vencor voting Common Shares) (determined as of the Effective Time) retained by that Shareholder to an amount less than fifty percent (50%) of the fair market value of the PEI stock held by that Shareholder immediately before the Share Exchange (determined in the same manner as set forth in Section 1 of this Agreement); or (b) in the event such sale, exchange, pledge, or disposition would reduce the fair market value of the Acquiror Common Shares (or Vencor voting Common Shares) (determined as of the Effective Time) retained by that Shareholder to an amount less than fifty percent (50%) of the fair market value of the PEI stock held by that Shareholder immediately before the Share Exchange,
(i) such Shareholder obtains and delivers to Thomas E. Phillippe, Jr., acting as representative of all the Shareholders (the "Representative"), an unqualified opinion of counsel (from counsel reasonably acceptable to the Representative, and in a form acceptable to the Representative) to the effect that such sale, exchange, pledge, or disposition would not adversely affect the tax-free status of the Share Exchange; and (ii) the Representative and Thomas E. Phillippe, Sr. (the "Phillippes") jointly consent in writing to such sale, exchange, pledge, or disposition. The Phillippes shall use reasonable efforts to reply to a request for a disposition of shares pursuant to clause (b) above within 30 days of receipt of a written notice of a Shareholder's request to sell shares pursuant to such clause.


     SECTION 3. Nonwaiver. The failure of any Shareholder or of the Representative to insist in any one or more instances upon performance of any provisions of this Agreement or to pursue rights under this Agreement shall not be construed as a waiver of any such provisions or the relinquishment of any such rights.

     SECTION 4. Governing Law. The laws of the State of Indiana shall govern the validity, performance, enforcement, interpretation and any other aspect of this Agreement.

     SECTION 5. Modification. This Agreement may not be modified or altered except by written instrument duly executed by all of the Shareholders.

     SECTION 6. Entire Agreement. The Transaction Documents and this Agreement contain the entire agreement of the Shareholders with respect to the subject matter of this Agreement and shall be deemed to supersede all prior agreements, whether written or oral, and the terms and provisions of any such prior agreements shall be deemed to have been merged into this Agreement.

     SECTION 7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

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                                   EXHIBIT A


                                                                           NUMBER OF SHARES
                                                                              WHICH THE
                                                                           SHAREHOLDER HAS
                                                                               A PLAN,
                                                                            INTENTION, OR
                                                                            ARRANGEMENT TO
                                                                           SELL, EXCHANGE,
                                                                              PLEDGE, OR
                                                            NUMBER OF         OTHERWISE
                           SHAREHOLDER                     SHARES HELD        DISPOSE OF
                           -----------                     -----------     ----------------
        VOTING COMMON SHARES
        Dr. Thomas E. Phillippe, Sr......................     1,000
        Thomas E. Phillippe, Jr..........................     1,000
                                                              -----
          Total Voting Common Shares.....................     2,000
                                                              =====

                                                              EXHIBIT 12.2(I)(C)


                          AGREEMENT AMONG SHAREHOLDERS


     THIS AGREEMENT AMONG SHAREHOLDERS ("Agreement") is entered into as of
            , 1995, by and among all of the shareholders (the "Shareholders") of Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale").


                             PRELIMINARY STATEMENTS


     Meadowvale, The Hillhaven Corporation, a Nevada corporation ("Acquiror"), Nationwide Care, Inc., an Indiana Corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI") (Meadowvale Nationwide, PEI are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership, and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot and Evergreen are collectively referred to as the "Partnerships"), have entered into that certain Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests, dated as of February 27, 1995 (the "Reorganization Agreement"), and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Transaction Documents"), pursuant to which all of the shares of common stock of Nationwide will be exchanged solely for Acquiror Voting Common Stock (the "Share Exchange") in a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). Voting Acquiror Common Shares will be the only consideration issued to the Shareholders in the Share Exchange.


     Section 9.10 of the Reorganization Agreement provides that, as a condition precedent to the consummation of the Share Exchange, Nationwide shall receive opinions of counsel that the Share Exchange will qualify as a reorganization within the meaning of Code Section 368(a)(1)(B). The Shareholders desire to set forth their agreement concerning ownership of the Acquiror Common Shares received in the Share Exchange in order to facilitate the issuance of the opinions referred to in Section 9.10 of the Reorganization Agreement and to otherwise ensure that the continuity of shareholder interest requirement set forth in Treasury Regulation sec. 1.368-1(b) will be satisfied with respect to the Share Exchange.

     Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Transaction Documents shall have the meanings assigned to such terms in the Transaction Documents.

     NOW, THEREFORE, in consideration of the mutual covenants, undertakings and promises set forth in this Agreement, the Shareholders agree as follows:

                              TERMS AND CONDITIONS


     SECTION 1. Representations, Warranties, and Covenants of the
Shareholders. Each Shareholder represents, warrants, covenants and agrees that such Shareholder will not dissent in or to the transactions contemplated by the Agreement and Plan of Merger by and among Acquiror, Vencor, Inc., a Delaware corporation ("Vencor"), and Veritas Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Vencor ("Veritas"), dated as of April 23, 1995 (the "Merger"), or otherwise accept any consideration other than Vencor voting Common Shares or cash in lieu of fractional shares of Vencor Common Shares from Vencor in exchange for Acquiror Common Shares. Each Shareholder severally represents, warrants, and covenants to the other Shareholders that, except for the possibility of the Merger, the Shareholder has no plan, intention, or arrangement to sell, exchange, pledge, or otherwise dispose of a number of the Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger) that would reduce that Shareholder's ownership of the Acquiror Common Shares to a number of Acquiror Common Shares (or Vencor voting Common Shares) having a value, determined as of the Effective Time of the Share Exchange (the "Effective Time"), of less than 50 percent of the value of the Meadowvale stock held by that Shareholder immediately before the Share Exchange. For purposes of this representation, warranty, and covenant, Meadowvale stock (including voting and nonvoting common stock and preferred stock) and Acquiror Common Shares (or Vencor voting Common Shares) held by the Shareholder and otherwise sold, redeemed, or disposed of prior or subsequent to the Share Exchange have been considered in making this representation, warranty, and covenant. Moreover, for purposes of this representation, the value of all of the formerly outstanding Meadowvale Common Shares as of the Effective Time (and as of the effective time of the Merger) will be determined as if the transfer of the Residence to Cheesman did not occur. Each Shareholder further represents, warrants, and covenants that such Shareholder has no plan, intention, or arrangement to sell, exchange, pledge, or otherwise dispose of any Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger) except as set forth on Exhibit A.



     SECTION 2. Prohibition on Disposition within Two Years. No Shareholder shall, within two years of the Effective Time, or within two years of the effective time of the Merger, whichever is later, sell, exchange, pledge or otherwise dispose of any of the Acquiror Common Shares received in the Share Exchange (or Vencor voting Common Shares received in the Merger) except as set forth on Exhibit A, unless and until (a) such sale, exchange, pledge, or disposition would not reduce the fair market value of the Acquiror Common Shares (or Vencor voting Common Shares) (determined as of the Effective Time) retained by that Shareholder to an amount less than fifty percent (50%) of the fair market value of the Meadowvale stock held by that Shareholder immediately before Share Exchange (determined in the same manner as set forth in Section 1 of this Agreement); or (b) in the event such sale, exchange, pledge, or disposition would reduce the fair market value of the Acquiror Common Shares (or Vencor voting Common Shares) (determined as of the Effective Time) retained by that Shareholder to an amount less than fifty percent (50%) of the fair market value of the Meadowvale stock held by that Shareholder immediately before the Share Exchange, (i) such Shareholder obtains and delivers to Thomas E. Phillippe, Jr., acting as representative of all the Shareholders (the "Representative"), an unqualified opinion of counsel (from counsel reasonably acceptable to the Representative, and in a form acceptable to the Representative) to the effect that such sale, exchange, pledge, or disposition would not adversely affect the tax-free status of the Share Exchange; and (ii) the Representative and Thomas E. Phillippe, Sr. (the "Phillippes") jointly consent in writing to such sale, exchange, pledge, or disposition. The Phillippes shall use reasonable efforts to reply to a request for a disposition of shares pursuant to clause (b) above within 30 days of receipt of a written notice of a Shareholder's request to sell shares pursuant to such clause.


     SECTION 3. Nonwaiver. The failure of any Shareholder or of the Representative to insist in any one or more instances upon performance of any provisions of this Agreement or to pursue rights under this Agreement shall not be construed as a waiver of any such provisions or the relinquishment of any such rights.

     SECTION 4. Governing Law. The laws of the State of Indiana shall govern the validity, performance, enforcement, interpretation and any other aspect of this Agreement.

     SECTION 5. Modification. This Agreement may not be modified or altered except by written instrument duly executed by all of the Shareholders.

     SECTION 6. Entire Agreement. The Transaction Documents and this Agreement contain the entire agreement of the Shareholders with respect to the subject matter of this Agreement and shall be deemed to supersede all prior agreements, whether written or oral, and the terms and provisions of any such prior agreements shall be deemed to have been merged into this Agreement.

     SECTION 7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

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                                   EXHIBIT A


                                                                           NUMBER OF SHARES
                                                                              WHICH THE
                                                                           SHAREHOLDER HAS
                                                                               A PLAN,
                                                                            INTENTION, OR
                                                                            ARRANGEMENT TO
                                                                           SELL, EXCHANGE,
                                                                              PLEDGE, OR
                                                            NUMBER OF         OTHERWISE
                           SHAREHOLDER                     SHARES HELD        DISPOSE OF
                           -----------                     -----------     ----------------
        VOTING COMMON SHARES
          Joan Phillippe.................................       778
          Joyce Greeno...................................       778
          Donald Cheesman................................       666
          David Cheesman.................................       182
          Darla Mitchener................................       182
          Debbie Showalter...............................       182
          Dawn Robertson.................................       182
                                                              -----
                  Total voting Common Shares.............     3,000
                                                              =====